As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-231844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

Amendment No. 2
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7371	81-4046024
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10200 E. Girard Avenue, Suite B420

Denver, CO 80231

(720) 328-5372

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

__________________

Zachary L. Venegas

Chief Executive Officer and Director

10200 E. Girard Avenue, Suite B420

Denver, CO 80231

(720) 328-5372

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Copies to:

W. David Mannheim Andrew C. Nielsen Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP GlenLake One 4140 Parklake Avenue, Suite 200 Raleigh, NC 27612 (919) 329-3800	Lawrence G. Nusbaum Howard Mulligan Gusrae Kaplan Nusbaum PLLC 120 Wall Street, 25th Floor New York, NY 10005 (212) 269-1400

__________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☒
Accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Units(4)	$5,000,000	$606.00
Common stock, par value $0.001 per share(5)	$—	$—
Warrants to purchase shares of Common Stock(6)	$—	$—
Shares of Common Stock issuable upon exercise of the Warrants(7)	$6,250,000	$757.50
Placement Agent Units(8)	$400,000	$48.48
Placement Agent common stock, par value $0.001 per share(9)	$—	$—
Placement Agent Warrants(6)	$—	$—
Shares of Common Stock issuable upon exercise of Placement Agent Warrants(10)	$500,000	$60.60
Total	$12,150,000	$1,472.58	(11)

____________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)      Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder.

(4)      Each unit consists of one share of common stock and one warrant to purchase one share of common stock.

(5)      Included in the price of the units. No registration fee required pursuant to Rule 457(g) under the Securities Act.

(6)      No registration fee required pursuant to Rule 457(g) under the Securities Act.

(7)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per-share exercise price equal to 125% of the public offering price per share of common stock. The proposed maximum aggregate offering price of the warrants is $6,250,000.

(8)      Each placement agent unit consists of one share of common stock and one placement agent warrant to purchase one share of common stock.

(9)      Included in the price of the placement agent units. No registration fee required pursuant to Rule 457(g) under the Securities Act.

(10)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The placement agent warrants are exercisable at a per-share exercise price equal to 125% of the public offering price per share of common stock. The proposed maximum aggregate offering price of the placement agent warrants is $500,000.

(11)    The Registrant previously paid $1,308.96 of this amount in connection with the prior filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 2, 2019

Helix TCS, Inc.

                  Units Each Consisting of:

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering an aggregate of units, with each unit consisting of one (1) share of common stock, $0.001 par value per share, and one (1) warrant to purchase one (1) share of common stock, which equates to 100% warrant coverage on the shares of our common stock purchased in this offering. Each unit is being sold for the purchase price of $      . The units will not be certificated. The warrants are exercisable for two years from the date of issuance at an exercise price of $        per share. The shares of common stock and warrants are immediately separable and will be issued separately in this offering. This prospectus registers the                shares of common stock sold to investors,                shares of common stock issuable to investors upon the exercise of the warrants being offered                  shares of common stock issuable to The Benchmark Company, LLC, the placement agent, pursuant to the placement agent’s option to purchase placement agent units, and                      shares of common stock issuable to the placement agent upon the exercise of warrants issuable to the placement agent pursuant to the placement agent’s option to purchase placement agent units.

Our common stock is quoted on the OTCQB of the OTC Markets under the symbol “HLIX.” On July 26, 2019, the closing price of our common stock was $0.85 per share. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4.

We have engaged The Benchmark Company, LLC as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us pursuant to this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering. There is no minimum number of securities that must be sold as a condition to completion of the offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below, assuming the sale of 25%, 50%, 75% and 100%, respectively, of the units offered for sale by us.

	Per Unit	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Public offering price	$	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Placement agent commissions to be paid by us(1)	$	$100,000	$200,000	$300,000	$400,000
Proceeds, before expenses, to us(2)	$	$1,150,000	$2,300,000	$3,450,000	$4,600,000

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(1)      We have also agreed to (i) issue to the placement agent an option to purchase units, consisting of shares of common stock and warrants to purchase shares of common stock, and (ii) reimburse the placement agent for its expenses in connection with this offering, up to $120,000, which includes up to $5,000 for background checks, up to $100,000 of legal counsel fees, and up to $15,000 for road show expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

(2)      The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of common stock and warrants being offered pursuant to this prospectus will be made on or about          , 2019.

Benchmark Company

The date of this prospectus is          , 2019

You should rely only on the information contained in this prospectus and in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor the placement agent has authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the placement agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we, nor any of our officers, directors, agents or representatives or the placement agent, makes any representation to you about the legality of an investment in our common stock or warrants. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock or warrants.

i

PROSPECTUS SUMMARY

This summary highlights information about this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements incorporated by reference herein, including the notes thereto, before making an investment decision. References in this prospectus to “we,” “us,” “our,” “the company” and the “Company” refer to Helix TCS, Inc. and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires.

Business Overview

We provide critical infrastructure solutions to the legal cannabis industry. Our mission is to provide clients with the best-in-class critical infrastructure services through a single integrated platform enabling clients to operate their businesses more safely, efficiently, and profitably. As we increase our platform’s scale and scope, we believe clients will be able to realize greater cost savings and operating advantages.

Our technology platform is comprised of BioTrackTHC and Cannabase.

BioTrackTHC has been rated as the largest retail seed-to-sale compliance software provider by market share, with 28% of dispensaries surveyed by Cannabiz Media in October 2018 using the software. The business has tracked over $18 billion of retail and wholesale legal cannabis transactions, and has expanded its client base into Europe and Latin America, in addition to its over 2,200 client locations, and nine government contracts in the United States and other countries. BioTrackTHC’s transactional and technological capabilities form the backbone of an integrated services platform that we have built over the last 36 months, and intend to continue to expand and deploy in 2019. We believe that in any scenario of full legalization of cannabis in the United States, seed-to-sale tracking in commercial locations will be the key compliance tool used by government agencies to regulate the legal cannabis market.

Cannabase is an online community for registered legal cannabis license holders to be able to buy and sell wholesale cannabis legally and transparently. As of December 31, 2018, a majority of the users of Cannabase are in the state of Colorado. We continue to develop the wholesale market by integrating it with other operations in order to provide a single, compliant, and transparent real-time wholesale market that can operate on a similar model to traditional commodity marketplaces. We expect 2019 to be a year of significant activity for this business line, driven by the agreement we signed in February 2019 to acquire Green Tree International, Inc. (“GTI”), the owner of the Amercanex electronic marketplace. Under the terms of the agreement, we will acquire 100% of the equity of GTI. The purchase price will be paid through the issuance of $15 million of our common stock at closing, subject to a 30% clawback by us if revenues generated from Amercanex for the 12 months post-closing are $1.5 million or less. We agreed to issue an additional $5 million of our common stock if revenues for the second 12-month period post-closing are $10 million or greater (with fewer shares issued if revenues are between $5 million and $10 million and no shares issued if revenues are less than $5 million), and additional consideration to the GTI shareholders in an amount equal to 37.5% of the consideration actually received by us for the sale of seats on the ACExchange, a product of Amercanex, in excess of $5,000 per seat for up to 2,500 seats sold. While we expect to close such acquisition in the quarter ending September 30, 2019, no assurances can be given when, if ever, such transaction will close or the final terms thereof.

Security is a primary concern for licensed cannabis businesses and state regulators who oversee such programs. Businesses with cannabis permits must adopt strong security systems to protect their facilities and comply with regulations. These businesses maintain valuable inventories onsite and typically also have significant cash holdings since transactions are often conducted in cash. Such facilities are exposed to theft both from outsiders and employees. In addition, business operators in most legal cannabis states must show regulatory agencies that security systems carefully protect and track inventories and transactions. Failure to do so could not only result in large losses, but would also threaten businesses’ operating permits and force closure. In Colorado, for example, adult cannabis use laws stress the need for on premises security to control and enforce the age restrictions and act as a general deterrent to unlawful activity.

We provide effective security solutions to cannabis businesses, including assessments and planning, security system design and implementation, asset protection, transport, and assurance of security for the state licensing process. All systems and services are guaranteed to meet individual state regulatory requirements and to achieve compliance.

Risk Factors

An investment in our shares of common stock and warrants to purchase shares of our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

•        Cannabis remains illegal under federal law;

•        Our business is heavily dependent on state laws pertaining to the cannabis industry;

•        Laws and regulations affecting the cannabis industry are constantly changing, which could potentially have a detrimental effect on our business. We cannot predict the impact that future regulation may have on us;

•        Expansion by well-established security companies into the cannabis industry could prevent us from realizing anticipated growth in customers and revenues;

•        We may have a difficult time obtaining the insurance coverage that is desired to operate our business, which may expose us to additional risk and financial liabilities;

•        We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations;

•        We will need additional capital to fund our operations;

•        We may be unable to successfully complete acquisitions or effectively integrate acquisitions into our services;

•        Our officers and directors own or control approximately 69% of our voting stock, and therefore collectively may control all matters requiring stockholder approval, which limits minority stockholders’ ability to influence corporate affairs;

•        Trading in our common stock has been limited, and there is no significant trading market or price discovery available for our common stock. Purchasers of our common stock may be unable to sell their shares;

•        We have outstanding shares of preferred stock with rights and preferences superior to those of our common stock;

•        Certain of our outstanding preferred stock, warrants and convertible notes have anti-dilution provisions that could substantially increase our outstanding shares of common stock; and

•        The other factors described in “Risk Factors.”

The Offering

Issuer	Helix TCS, Inc.
Securities offered by us

          units, each unit consists of one (1) share of common stock and one (1) warrant to purchase one (1) share of our common stock. Each unit is being sold at a price of $       . The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus also registers the shares of common stock issuable upon the exercise of the warrants being offered.

Common stock outstanding immediately prior to this offering(1)	75,747,718 shares.
Common stock outstanding immediately after this offering(2)	If 100% of the units are sold: shares If 75% of the units are sold: shares If 50% of the units are sold: shares If 25% of the units are sold: shares
Warrants

Each warrant issued as part of a unit will be exercisable for two years from the date of issuance at an exercise price of $         per share, subject to adjustment. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is presently no public market for the warrants we are offering by means of this prospectus. It is not anticipated that a public market for the warrants will develop in the future.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $       million after deducting estimated placement agent fees and estimated offering expenses payable by us if all               units are sold. We intend to use the net proceeds from this offering for working capital and general corporate purposes. If at least               units are sold, we intend to repay a portion of our outstanding convertible notes. See “Use of Proceeds.”

Risk factors

Investing in our common stock and warrants involves a high degree of risk, and the purchasers of our common stock and warrants may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors,” and the accompanying prospectus.

OTCQB trading symbol

Our common stock is quoted on the OTCQB under the symbol “HLIX.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any securities exchange or other trading market.

____________

(1)      This number is based on 75,747,718 shares outstanding as of July 26, 2019, which excludes as of such date (i) 4,925,558 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $0.55 per share, (ii) 1,000,000 shares that may be issued upon the conversion of Series A Preferred Stock, (iii) 13,784,201 shares that may be issued upon the conversion of Series B Preferred Stock, (iv) 2,574,417 shares that may be issued upon the conversion of convertible notes, and (v) 9,787,381 shares that may be issued upon the exercise of outstanding options.

(2)      This number is based on 75,747,718 shares outstanding as of July 26, 2019, which excludes as of such date (i) 4,925,558 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $0.55 per share, (ii) 1,000,000 shares that may be issued upon the conversion of Series A Preferred Stock (assuming an offering price of $        per unit), (iii) 13,784,201 shares that may be issued upon the conversion of Series B Preferred Stock (assuming an offering price of $        per unit), (iv) 2,574,417 shares that may be issued upon the conversion of convertible notes (assuming an offering price of $        per unit), and (v) 9,787,381 shares that may be issued upon the exercise of outstanding options, (vi)              shares of common stock issuable upon exercise of warrants sold in this offering, and (vii)            shares of common stock issuable upon exercise of warrants that may be issued to the placement agent as described in the “Plan of Distribution” section.

Corporate Information

Our principal executive offices are located at 10200 E. Girard Avenue, Suite B420, Denver, CO 80231, and our telephone number is (720) 328-5372.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock and/or warrants. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. In assessing the risks below, you should also refer to the other information contained in this prospectus, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risks Related to Our Business and Industry

Cannabis remains illegal under federal law.

Despite the emergence of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the federal Controlled Substances Act, which classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal under federal law. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize cannabis, even for medicinal purposes, and thus, federal law criminalizing the use of cannabis preempts state laws that legalize its use. The Obama administration effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical marijuana. However, the Trump administration has made statements implying that it could change this policy and decide to enforce the federal laws strongly, though no specific measures have yet been implemented other than revocation of the Cole Memorandum and other guidance. Any negative material change in the federal government’s policy on enforcement of these laws could potentially cause significant financial damage to us and our stockholders.

Our business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to state laws in the United States.

Because some of our customers operate in the legal state cannabis industry, our business depends partly on federal, state, and local laws, regulations, guidelines and enforcement pertaining to cannabis. In the United States, those factors are in flux.

Currently, in the United States, 33 states and the District of Columbia permit some form of whole-plant cannabis cultivation, sales, and use for certain medical purposes (“medical states”). Ten of those states and the District of Columbia have also legalized cannabis for adults for non-medical purposes (sometime referred to as recreational use). Thirteen additional states have legalized low-tetrahydrocannabinol (“THC”)/high-cannabidiol (“CBD”) extracts for select medical conditions (“CBD states”). Several CBD states are considering legalizing medical cannabis, and several medical states may extend legalization to adult use.

The states’ cannabis programs have proliferated and grown even though the cultivation, sale and possession of cannabis is considered illegal under U.S. federal law. Under the Controlled Substances Act, cannabis is a Schedule I drug, meaning that the Drug Enforcement Administration recognizes no accepted medical use for cannabis, and the substance is considered illegal under federal law.

In an effort to provide guidance to U.S. Attorneys’ offices regarding the enforcement priorities associated with cannabis in the United States, the U.S. Department of Justice (the “DOJ”) has issued a series of memoranda detailing its suggested enforcement approach. During the administration of former President Obama, each memorandum acknowledged the DOJ’s authority to enforce the Controlled Substances Act in the face of state laws, but noted that the DOJ was more committed to using its limited investigative and prosecutorial resources to address the most significant threats associated with cannabis in the most effective, consistent, and rational way.

On August 29, 2013, the DOJ issued what came to be called the “Cole Memorandum,” which gave U.S. Attorneys the discretion not to prosecute federal cannabis cases that were otherwise compliant with applicable state law that had legalized medical or adult-use cannabis and that have implemented strong regulatory systems to control the cultivation, production, and distribution of cannabis. The eight federal priorities were preventing:

•        The distribution of cannabis to minors;

•        Revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

•        The diversion of cannabis from states where it is legal under state law in some form to other states;

•        State-authorized cannabis activities from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•        Violence and the use of firearms in the cultivation and distribution of cannabis;

•        Drugged driving and exacerbation of other adverse public health consequences associated with cannabis use;

•        Growing cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

•        Cannabis possession or use on federal property.

Accordingly, the Cole Memorandum provided lawful cannabis-related enterprises a tacit federal go-ahead in states with legal cannabis programs, provided that the state had adopted and was enforcing strict regulations and oversight of the medical or adult-use cannabis program in accordance with the specific directives of the Cole Memorandum.

On January 4, 2018, Attorney General Jeff Sessions issued a memorandum that rescinded previous DOJ guidance on the state-legal cannabis industry, including the Cole Memorandum. Attorney General Sessions wrote that the previous guidance on cannabis law enforcement was unnecessary, given the well-established principles governing federal prosecution that are already in place. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide whether to prosecute even state-legal adult-use cannabis activities.

Since the Cole Memorandum was rescinded, however, U.S. Attorneys have taken no direct legal action against state law compliant entities. In addition, Attorney General Sessions resigned and left the DOJ. As a nominee, Attorney General William Barr testified before the U.S. Senate and wrote to Congress that, as Attorney General, he would not seek to prosecute cannabis companies that relied on the Cole Memorandum and are complying with state law.

Since December 2014, companies that are strictly complying with state medical cannabis laws have been protected against enforcement for that activity by an amendment (originally called the Rohrabacher-Blumenauer Amendment, now called the Joyce Amendment) to the Omnibus Spending Bill, which prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level. Federal courts have interpreted the provision to bar the DOJ from prosecuting any person or entity in strict compliance with state medical cannabis laws.

While the protection of the Joyce Amendment prevents prosecutions, it does not make cannabis legal. Accordingly, if the protection expires, prosecutors could prosecute federally illegal activity that occurred within the statute of limitations even if the Rohrabacher/Joyce protection was in place when the illegal activity occurred. The protection of the Joyce Amendment depends on its continued inclusion in the federal omnibus spending bill, or in some other legislation, and entities’ strict compliance with the state medical cannabis laws. That protection has been extended into 2019 through recent budget negotiations. While industry observers expect Congress to extend the protection in future Omnibus Spending Bills, there can be no assurance that it will do so.

Although several cannabis law reform bills are pending in the U.S. Congress, passage of any of them and ultimately the President’s support and approval remain uncertain. President Trump has stated that he would support federal legislation that would defer to states that have legalized cannabis (in other words, if a state legalized cannabis, cannabis in that state would not be federally illegal after the point at which the state legalized it).

Significantly, however, the U.S. government recently changed the legal status of hemp and all of its derivatives, including hemp-based CBD. The Farm Bill, which was signed into law by President Trump on December 20, 2018 (Pub.L. 115-334), established a new framework for the regulation of hemp production (defined in the Farm Bill as

Cannabis sativa L. with a THC concentration of not more than 0.3 percent on a dry weight basis) and extracts of hemp, including CBD. The law also removed hemp and extracts of hemp from the federal controlled substances schedules. The section of the Farm Bill establishing a framework for hemp production, however, makes clear explicitly that it does not affect or modify the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”), section 351 of the Public Health Service Act (addressing the regulation of biological products), the authority of the Commissioner of the FDA under those laws, or the Commissioner’s authority to regulate hemp production and sale under those laws.

Within hours of President Trump signing the Farm Bill, FDA Commissioner Scott Gottlieb issued a statement that any cannabis product, whether derived from hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. The Commissioner reiterated the FDA’s position that introducing food or dietary supplements with added CBD (or THC), regardless of source, into interstate commerce is illegal under the FDCA. Although enforcement under the FDCA may be civil or criminal in nature, the FDA has thus far limited its recent enforcement against companies selling CBD products to warning letters alleging various violations of the FDCA, including that the products bear claims that render the products unapproved and misbranded new drugs, that CBD is excluded from the FDCA’s definition of “dietary supplement,” and that the FDCA prohibits the addition of CBD to food. The FDA also tested some of the products, and found that many did not contain the levels of CBD they claimed to contain, which could be the basis for a separate violation of the FDCA. In addition, some states have taken actions to restrict or prohibit the sale of CBD products under state law. Notably, the FDA could take similar action on products with THC if the federal government ever similarly legalized cannabis.

Until the U.S. Government changes the law with respect to cannabis, and particularly if Congress does not extend the protection of state medical cannabis programs, there is a risk that federal authorities could enforce current federal cannabis law. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state cannabis industries and, in turn, our revenues, profits, financial condition, and business model.

Laws and regulations affecting the cannabis industry are constantly changing, which could potentially have a detrimental effect on our business. We cannot predict the impact that future regulation may have on us.

Local, state, and federal cannabis laws and regulations are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

We cannot predict the nature of any future laws, rules, regulations, interpretations, or applications, nor can we predict or determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Changes in laws or interpretation of laws could potentially have a material adverse effect on our business, financial condition, and results of operations. It is possible that we could be forced to alter our service offerings for various reasons.

As possession and use of cannabis are illegal under the federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under federal law, and more specifically the federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited to, a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to service providers to participants in the cannabis industry, which could adversely impact us. If the federal government were to change its practices, or were to expand its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products and services.

It is possible that additional federal or state legislation could be enacted in the future that would prohibit our customers from selling cannabis. If such legislation were enacted, our customers may discontinue the use of our services and our potential source of customers would be reduced, causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Expansion by well-established security companies into the cannabis industry could prevent us from realizing anticipated growth in customers and revenues.

Traditional security companies may expand their businesses into cannabis security services. If they decide to expand into cannabis security services, it could hurt the growth of our business and cause our revenues to be lower than we expect.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the insurance coverage that is desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as worker’s compensation, general liability, and directors’ and officers’ insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Participants in the cannabis industry may have difficulty accessing the services of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks that do business with cannabis companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain wary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under federal law, there remains a compelling argument that banks may be in violation of federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our customers, to do business.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited operating history. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We have not generated positive earnings and there can be no assurance that we will achieve profitable operations. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We will need additional capital to fund our operations.

We will require additional capital to fund our current operations and anticipated expansion of our business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raises would be, and whether they will be on terms acceptable to us. In addition, any future sale of our equity securities would dilute the ownership and control of our current stockholders and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations.

Our failure to manage growth effectively could impair our business.

Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources and funding requirements. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage, and retain qualified personnel. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

Our plans are dependent upon key individuals and the ability to attract qualified personnel.

In order to execute our business plan, we will be dependent on Zachary Venegas, our Chief Executive Officer and Director. The loss of Mr. Venegas could have a material adverse effect upon our business prospects. Moreover, our success continues to depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel.

Competition for such personnel is intense, and there can be no assurance that we will be successful in identifying, attracting, hiring, training, and retaining such personnel in the future. If we are unable to hire, assimilate and retain qualified personnel in the future, our business, operating results, and financial condition could be materially adversely effected. We may also depend on third party contractors and other partners to assist with the execution of our business plan. There can be no assurance that we will be successful in either attracting and retaining qualified personnel, or creating arrangements with such third parties. The failure to succeed in these endeavors would have a material adverse effect on our ability to consummate our business plans.

Our lack of patent and/or copyright protection and any unauthorized use of our proprietary information and technology, may adversely affect our business. Information technology, network and data security risks could harm our business.

We currently rely on a combination of contractual protections, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property, which includes business processes. However, we cannot assure you that we will be able to adequately protect our intellectual property from misappropriation in the United States. This risk may be increased due to the lack of any patent and/or copyright protection. Despite our efforts to protect our intellectual property rights, others may independently develop similar marks or duplicate our service offerings. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights in the United States in a cost-effective manner. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business and have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party.

Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

Our business faces security risks. Our failure to adequately address these risks could have an adverse effect on our business and reputation. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

As a public company, we are required to incur substantial expenses.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which requires, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. SEC regulations, including regulations enacted as a result of the Sarbanes-Oxley Act of 2002, have also substantially increased the accounting, legal, and other costs related to compliance with SEC reporting obligations. If we do not make current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports and other information with the SEC causes our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

We may grow through mergers or acquisitions, which strategy may not be successful or, if successful, may produce risks in successfully integrating and managing the merged companies or acquisition and may dilute our stockholders.

As part of our growth strategy, we may pursue mergers and acquisitions of entities and/or assets that we believe will have synergistic and/or other value to us. We currently have no agreements or understandings to merge with or acquire any entity and/or assets, and may not find suitable merger or acquisition opportunities. Mergers and acquisitions involve numerous risks, any of which could harm our business, including, without limitation:

•        difficulties in integrating the operations, technologies, existing contracts, accounting processes and personnel of the target and realizing the anticipated synergies of the combined businesses;

•        difficulties in supporting and transitioning customers of the target company;

•        diversion of financial and management resources from existing operations;

•        the price we pay or other resources that we devote may exceed the value we realize, or the value we could have realized if we had allocated the purchase price or other resources to another opportunity;

•        entering new markets or areas in which we have limited or no experience;

•        potential loss of key associates and customers from either our business or the target’s business;

•        assumption of unanticipated problems or latent liabilities of the target; and

•        the inability to generate sufficient revenue to offset acquisition costs.

Mergers and acquisitions also frequently result in the recording of goodwill and other intangible assets, which are subject to potential impairments in the future and that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our common shares. As a result, if we fail to properly evaluate mergers, acquisitions or investments, we may not achieve the anticipated benefits of any such merger or acquisition, and we may incur costs in excess of what we anticipate. The failure to successfully evaluate and execute mergers, acquisitions or investments or otherwise adequately address these risks could materially harm our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our Securities

Our officers and directors own or control approximately 69% of our voting stock and as a result, are in a position to collectively control all matters requiring stockholder approval, which limits minority stockholders’ ability to influence corporate affairs.

As of July 26, 2019, our officers and directors directly or indirectly owned or controlled approximately 46,478,576 shares, or 61%, of our common stock, and, including preferred stock, own or control approximately 69% of our voting stock. As of July 26, 2019, we have 75,747,718 outstanding shares of common stock and 14,784,201 outstanding shares of preferred stock. Collectively, these persons are in a position to control all matters requiring stockholder approval, including the election of directors. Such control may also have an adverse impact on the market value of our shares, as the controlling stockholders can institute or undertake transactions, policies or programs that result in losses. In addition, they might not take steps to increase visibility and presence in the financial community and/or may sell sufficient numbers of shares to significantly decrease the market price per share of our common stock.

The interests of our officers, directors and their affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of controlling stockholders.

Stockholders who exercise their registration rights may be entitled to certain remedies if we fail to register their shares when requested.

We have entered into registration rights agreements with holders of approximately 16,171,896 shares of our common stock, 13,784,201 shares of our Series B Preferred Stock and 2,574,417 shares of our common stock issuable upon the conversion of convertible notes, pursuant to which we have agreed, under certain circumstances, to file a registration statement to register the resale of their shares, as well as to cooperate in certain public offerings of such shares. We have not registered the resale of these shares in this registration statement, and only certain holders have waived their registration rights with regard to this registration statement. Holders who have not waived their registration rights are entitled to bring claims against us if we fail to comply with the terms of the registration rights agreements, including our obligation to register the resale of any eligible shares when requested. The results of any future litigation or claims are inherently unpredictable, and such outcomes could have a material adverse effect on our results of operations, cash from operating activities or financial condition.

Trading in our common stock has been limited, and there is no significant trading market or price discovery available for our common stock. Purchasers of our common stock may be unable to sell their shares.

Our common stock is currently quoted on the OTCQB, however trading to date has been limited. If activity in the market for shares of our common stock does not increase, purchasers of our shares may find it difficult to sell their shares. We currently do not meet the initial listing criteria for any registered securities exchange, including the Nasdaq Stock Market. The OTCQB is a less-recognized market than the foregoing exchanges and is often characterized by low trading volume and significant price fluctuations. These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders may find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Exchange Act, and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded. Penny stocks generally are equity securities with a per share price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, of our common stock and reducing the liquidity of an investment in our common stock.

We have outstanding shares of preferred stock with rights and preferences superior to those of our common stock.

The issued and outstanding shares of our Class A and Class B preferred stock grant the holders of such preferred stock anti-dilution, voting, dividend and liquidation rights that are superior to those held by the holders of our common stock. The issuance of shares of common stock in the future, issuances or deemed issuances of additional shares of common stock for a price below the applicable preferred stock conversion price, will have the effect of diluting current stockholders.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also may make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our operating results may fluctuate causing volatility in our stock price.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results, causing volatility in our stock price:

•        Our ability to execute our business plan;

•        Our ability to compete effectively;

•        Our ability to continue to attract customers;

•        The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations, and infrastructure;

•        General economic conditions and those economic conditions specific to the cannabis industry; and

•        Our ability to attract, motivate and retain high quality employees.

Our stock price may be volatile.

The market price of our common stock is highly volatile and subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•        Changes in our industry;

•        Competitive pricing pressure;

•        Our ability to obtain working capital financing;

•        Quarterly variations in our results of operations;

•        Changes in estimates of our financial results;

•        Investors’ general perception of the Company;

•        Disruption to our operations;

•        The emergence of new sales channels in which we are unable to compete effectively;

•        Commencement of, or our involvement in, litigation;

•        Any major change in our board of directors or management; and

•        Changes in governmental regulations or in the status of our regulatory approvals.

Our shares of common stock are thinly traded, and therefore the price may not accurately reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to affect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low-priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. In addition, due to various anti-dilution provisions in our convertible notes, preferred stock and certain warrants, we may be required to issue a substantial number of additional shares to the holders thereof if such anti-dilution provisions are triggered. The provisions would generally be triggered through sales and/or issuances of our common stock at prices below trigger prices ranging from $0.3253815 to $0.90 per share.

We do not pay dividends on our common stock.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

If you purchase securities in this offering, you will suffer immediate dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

Because the effective price per share of our common stock included in our units or issuable upon exercise of the warrants included as part of our units being offered hereby will be higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Investors purchasing units in this offering will incur immediate dilution of approximately $        per share of common stock, assuming the sale of          units at a public offering price of $        per unit. The discussion above assumes no exercise of the warrants being offered in this offering, no value is attributed to such warrants and such warrants are classified and accounted for as equity. In addition, we have a significant number of stock options and warrants outstanding, as well as outstanding preferred stock and senior secured notes that are convertible into shares of our common stock. To the extent that such outstanding securities are exercised or converted into shares of our common stock, investors purchasing our securities in this offering may experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our securityholders.

Since our common stock is currently quoted on the OTCQB, our stockholders may face significant restrictions on the resale of our securities due to state “blue sky” laws and the sale of shares of our securities in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. Since our common stock is currently quoted on the OTCQB, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and the warrants. You should therefore consider the resale market for our common stock and the warrants to be limited, as you may be unable to resell your common stock and the warrants without the significant expense of state registration or qualification. In addition, since our common stock is currently quoted on the OTCQB, neither the shares of our common stock nor the warrants sold in this offering are “covered securities” for purposes of the Securities Act. The term “covered security” applies to securities preempted under federal law from state securities registration requirements due to their oversight by federal authorities and self-regulatory authorities, such as national securities exchanges. Because our common stock and warrants are not “covered securities,” the sale of shares of our common stock and warrants in this offering is subject to compliance with “blue sky” laws in each state or an exemption therefrom.

Our independent registered public accounting firm has indicated that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

As described in their audit report, our auditors have included an explanatory paragraph that states that we have incurred recurring losses and negative cash flows from operations and have an accumulated deficit at December 31, 2018 of $26.2 million. These matters raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we cannot continue as a viable entity, our securityholders may lose some or all of their investment in our company.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value and there is no public market for the accompanying warrants to purchase shares of our common stock being offered in this offering.

In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value. There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus, which include, but are not limited to, the following:

•        federal, state, and local regulatory and law enforcement matters;

•        our ability to effectively execute our growth and expansion strategy;

•        our ability to access the services required for our business;

•        competition;

•        our limited operating history;

•        our reliance on continued access to financing; and

•        the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees and offering expenses, will be approximately $       million assuming all units are sold at a public offering price of $        per unit, and excluding any proceeds from the potential exercise of warrants offered hereby as part of our units.

If we sell less than               units in this offering, we intend to use the net proceeds from this offering for working capital and other general corporate purposes. If we sell at least               units, we intend to use a portion of the net proceeds from this offering to repay a portion of our outstanding secured convertible promissory notes (the “Secured Convertible Notes”), and the balance for working capital and other general corporate purposes. As of March 31, 2019, we had $1.95 million of indebtedness outstanding under the Secured Convertible Notes, which bear interest at a rate of 25% per annum, one half of which is payable by us in cash and one half of which is payable by us in shares of our common stock, payable on a quarterly basis. The Secured Convertible Notes mature on March 1, 2020.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the units offered for sale by us. There is no assurance that we will sell all of the units.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross proceeds from this offering	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Placement agent commissions to be paid by us	$100,000	$200,000	$300,000	$400,000
Proceeds, before expenses, to us	$1,150,000	$2,300,000	$3,450,000	$4,600,000
Estimated offering expenses	$300,000	$300,000	$300,000	$300,000
Net offering proceeds	$850,000	$2,000,000	$3,150,000	$4,300,000
Repayment of Secured Convertible Notes	$—	$—	$500,000	$1,000,000
Working capital and general corporate purposes	$850,000	$2,000,000	$2,650,000	$3,300,000

Other than in respect of the Secured Convertible Notes discussed above, we have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

PRICE RANGE OF THE REGISTRANT’S COMMON EQUITY

Our common stock is quoted on the OTCQB tier of the OTC Markets, Inc. under the symbol “HLIX.” Our stock has been thinly traded on the OTCQB and there can be no assurance that a liquid market for our common stock will ever develop. The tables below reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2017	High	Low
First Quarter	$8.75	$3.25
Second Quarter	$9.25	$3.80
Third Quarter	$4.95	$2.26
Fourth Quarter	$4.60	$0.75
Fiscal Year Ended December 31, 2018	High	Low
First Quarter	$4.50	$1.35
Second Quarter	$2.05	$1.30
Third Quarter	$1.64	$0.98
Fourth Quarter	$1.45	$0.90
Fiscal Year Ended December 31, 2019	High	Low
First Quarter	$3.30	$0.90
Second Quarter	$2.90	$0.99
Third Quarter (through July 26, 2019)	$1.14	$0.85

As of July 26, 2019, the last reported sales price reported on the OTC Markets, Inc. for our common stock was $0.85 per share. As of the date of this prospectus, we had approximately 174 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive South, Denver, Colorado 80209.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

CAPITALIZATION

The following table presents our historical liabilities and equity as of March 31, 2019:

•        on an actual basis; and

•        on a pro forma basis to give effect to the issuance and sale by us in this offering of              units at a public offering price of $        per unit, and the receipt and application of the net proceeds from the sale of these units (assuming no exercise of the warrants or the placement agent warrants), after deducting placement agent fees and commissions and the estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of March 31, 2019
	Actual	Pro Forma
Current liabilities	$15,473,977		$14,473,977
Long-term liabilities	1,104,892		1,104,892
Total liabilities	16,578,869		15,578,869

Shareholders’ equity:
Preferred stock (Class A), par value $0.001 per share, 3,000,000 shares authorized; 1,000,000 issued and outstanding	1,000		1,000
Preferred stock (Class B), par value $0.001 per share, 17,000,000 shares authorized; 13,784,201 issued and outstanding	13,784		13,784
Common stock; par value $0.001 per share; 200,000,000 shares authorized; 74,410,397 shares issued and outstanding (actual) and shares issued and outstanding (pro forma)	74,410
Additional paid-in capital	83,357,391
Accumulated other comprehensive income	22,238		22,238
Accumulated deficit	(37,049,211)		(37,049,211)
Total shareholders’ equity	46,419,612
Total liabilities and shareholders’ equity	$62,998,481	$

DILUTION

The net tangible book value of our common stock on March 31, 2019 was approximately $(10,950,097), or approximately $(0.15) per share, based on 74,410,397 shares of our common stock outstanding as of March 31, 2019. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock. Dilution in net tangible book value per share to the new investors represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately afterwards.

The investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale of                 units in this offering at an offering price of $        per unit, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $        , or approximately $        per share of our common stock.

This represents an immediate increase in net tangible book value of approximately $        per share to existing stockholders and immediate dilution in net tangible book value of $        per share of common stock to the new investors purchasing our units in this offering at the offering price.

The following table illustrates this per share dilution if 25%, 50%, 75% or 100% of the units are sold:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering price per unit	$
Net tangible book value per share as of March 31, 2019
Increase in net tangible book value per share attributable to this offering
Pro forma net tangible book value per share as of March 31, 2019 after giving effect to this offering
Dilution per share to the new investors in this offering	$

The shares used in the table above exclude (i) 4,925,558 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $0.55 per share, (ii) 1,000,000 shares that may be issued upon the conversion of Series A Preferred Stock (assuming an offering price of $        per unit), (iii) 13,784,201 shares that may be issued upon the conversion of Series B Preferred Stock (assuming an offering price of $         per unit), (iv) 2,574,417 shares that may be issued upon the conversion of convertible notes (assuming an offering price of $       per unit), and (v) 9,787,381 shares that may be issued upon the exercise of outstanding options, (vi)               shares of common stock issuable upon exercise of warrants sold in this offering and (vii)        shares of common stock issuable upon exercise of warrants that may be issued to the placement agent as described in the “Plan of Distribution” section.

To the extent that outstanding options or warrants are exercised, the investors purchasing units in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this prospectus.

Overview

Helix’s mission is to provide its clients with the most powerful and cutting-edge integrated operating environments in the market, helping them to better manage and mitigate risk while they focus on their core business. We intend to accomplish this through a unique combination of business, logistics, risk-management, and investment skills delivered through our proprietary software suite and partnership platform. For our government clients, our products provide regulatory agencies with the ability to track every gram of legal cannabis throughout the production life cycle.

Our team is composed of former military, law enforcement, and technology professionals with deep experience in security and law enforcement, intelligence, technology design and development, partner relations, data aggregation, venture capital, private equity, risk-management, banking, and finance.

Technology is a cornerstone of Helix’s service/product offering. Our technology platform allows clients to manage inventory and supply costs through Cannabase, as well as bespoke monitoring and transport solutions. We focus on utilizing technology as an operations multiplier, bringing in and managing unique partnerships across the tech spectrum to tailor and guarantee desired outcomes for our clients.

Within the cannabis industry, no other activity carries as much potential for unforeseen negative impact as a lapse in compliance operations. Helix brings a broad range of compliance services to firms in the cannabis industry, safeguarding their ability to operate while increasing their access to services that offer them a competitive edge.

1. Technology & Compliance Services

Software is a cornerstone of our platform. Our platform allows clients to manage inventory and supply costs as well as bespoke monitoring and transport solutions. We focus on utilizing technology as an operations multiplier, generating and managing unique partnerships across the tech spectrum to tailor and guarantee desired outcomes for our clients.

Within the cannabis industry, no other activity carries as much potential for unforeseen negative implications as a lapse in compliance operations. We bring a broad range of compliance services to firms in the cannabis industry, safeguarding the ability to operate while increasing customer access to services that offer them a competitive edge.

BioTrackTHC

Through our proprietary BioTrackTHC software we are one of the largest software providers in the legal cannabis industry as reported by Cannabiz Media. BioTrackTHC provides seed-to-sale supply chain management software and ensures that licensees stay compliant with state and local regulations.

For government clients, BioTrackTHC has extensive cannabis tracking and reporting capabilities to assist state and local governments with enforcing regulations, collecting taxes and preventing illegal cannabis diversion and inversion. The system allows regulatory agencies to view every gram of legal cannabis throughout the production life cycle.

Today, BioTrackTHC serves over 2,200 commercial customers in 33 states, the District of Columbia and six other countries, in addition to nine state and international government contracts.

Cannabase

Our Cannabase platform is a wholesale and marketing platform which enables licensed businesses to efficiently sell and market their wholesale product, while also providing a compliant pathway to safely market their brands to consumers in compliance with local regulations.

Additionally, our Engeni subsidiary provides a turnkey and comprehensive digital presence solution for small businesses. The Engeni Growth solution includes an optimized web page, a fully-paid Google pay-per-click campaign, lead capture and lead delivery and ubiquitous directory/map listings. Most importantly, Engeni has become our offshore software development platform, and is currently working on the second generation of the BioTrackTHC software with 17 developers focused on the project.

2. Security Services

Through our Security Grade subsidiary, we provide a broad range of services, including security consulting, installation of surveillance technology, and monitoring of our clients’ digital security systems. Consistent with our team of professionals, Security Grade employs specialists with extensive experience and exposure to all areas of security related services:

•        Cannabis Security.    Our cannabis security business is tailored to the unique needs of licensed cannabis businesses. Ensuring businesses remain safe and compliant, our cannabis security offerings provide a comprehensive physical and digital solution for this emerging market.

•        Physical Security.    Our physical security services include armed and unarmed guards trained by our in-house experts, traditional remote monitoring of security systems and response support, alarm systems, investigative services, and more.

•        Digital Security.    Our digital security offerings include comprehensive security camera systems, IT security services and access control equipment.

Results of Operations

Management believes that we will continue to incur losses for the immediate future. Therefore, we may either need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities, if ever. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. For the three months ended March 31, 2019, we have generated revenue and are trying to achieve positive cash flows from operations.

The following tables show our results of operations for the three months ended March 31, 2019 and 2018 and for the years ended December 31, 2018 and 2017. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the Three Months Ended March 31,		Change
	2019	2018	Dollars	Percentage
Revenue	$3,371,107	$1,128,338	$2,242,769	199%
Cost of revenue	1,925,219	790,705	1,134,514	143%
Gross margin	1,445,888	337,633	1,108,225	328%
Operating expenses	4,042,551	2,697,191	1,345,360	50%
Loss from operations	(2,596,663)	(2,359,558)	(237,105)	10%
Other income (expense), net	(8,245,038)	1,920,881	(10,165,919)	-529%
Net loss	$(10,841,701)	$(438,677)	$(10,403,024)	2,371%
Changes in foreign currency translation adjustment	4,247	—	4,247	n/a
Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	—	(14,998,505)	14,998,505	-100%
Net loss attributable to common stockholders	$(10,837,454)	$(15,437,182)	$4,599,728	-30%

	For the Year Ended December 31,		Change
	2018	2017	Dollars	Percentage
Revenue	$9,563,573	$4,029,800	$5,533,773	137%
Cost of revenue	5,969,039	2,885,459	3,083,580	107%
Gross margin	3,594,534	1,144,341	2,450,193	214%
Operating expenses	13,651,855	4,927,623	8,724,232	177%
Loss from operations	(10,057,321)	(3,783,282)	(6,274,039)	166%
Other income (expense), net	2,091,519	(6,882,705)	8,974,224	-130%
Net loss	$(7,965,802)	$(10,665,987)	$2,700,185	-25%
Changes in foreign currency translation adjustment	17,991	—	17,991	n/a
Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	(22,202,194)	(22,210,520)	8,326	-0.04%
Net loss attributable to common stockholders	$(30,150,005)	$(32,876,507)	$2,726,502	-8%

Comparison of the Three Months Ended March 31, 2019 and 2018

Revenue

Total revenue for the three-month period ended March 31, 2019 was $3,371,107, which represented an increase of $2,242,769 compared to total revenue of $1,128,338 for the three months ended March 31, 2018. The increase primarily resulted from additional revenue resulting from the BioTrackTHC acquisition and an increase in the number of clients serviced by our security operations.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2019 and 2018 primarily consisted of hourly compensation for security personnel and employees involved in the creation and development of BioTrackTHC software. Cost of revenues increased by $1,134,514 for the three months ended March 31, 2019, to $1,925,219, as compared to $790,705 for the three months ended March 31, 2018. The increase primarily resulted from the acquisition of BioTrackTHC and a substantial increase in the number of clients serviced by Helix security, which required the hiring of additional employees.

Operating Expenses

Our operating expenses encompass selling, general and administrative expenses, salaries and wages, professional and legal fees and depreciation. Selling, general and administrative expenses consist primarily of rent/moving expenses, advertising and travel expenses. Salaries and wages is composed of non-revenue generating employees. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services as well as the costs related to being a publicly traded company. Our operating expenses during the three months ended March 31, 2019 and 2018 were $4,042,551 and $2,697,191, respectively. The overall $1,345,360 increase in operating expenses was attributable to the following increases in operating expenses of:

•        Selling, general and administrative — $588,998

•        Salaries and wages — $385,257

•        Professional and legal fees — $68,696

•        Depreciation and amortization — $966,738

The $588,998 increase in selling, general and administrative expenses is a result of increases in rent expense, advertising and travel expenses resulting from an expansion in our operations. The $385,257 increase in salaries and wages resulted from a significant increase in headcount, including BioTrackTHC and Engeni personnel. The

$68,696 increase in professional and legal fees primarily resulted from an increase in legal fees and costs associated with fundraising. The $966,738 increase in depreciation and amortization was due to amortization of intangible assets acquired in the BioTrackTHC and Engeni acquisitions.

Other (Expense) Income, net

Other (expense) income, net consisted of a change in the fair value of convertible notes, change in the fair value of convertible notes — related party, change in fair value of warrant liability, change in fair value of contingent consideration, loss on issuance of warrants and interest expense. Other (expense) income, net during the three months ended March 31, 2019 and 2018 was $(8,245,038) and $1,920,881, respectively. The $10,165,919 decrease in other (expense) income, net was primarily attributable to a loss on the change in fair value of convertible notes of $987,963, loss on the change in fair value of convertible notes — fair value of $3,524,009, loss on the change in fair value of warrant liability of $1,632,956, loss on the change in fair value of contingent consideration of $1,136,700, loss on issuance of warrants of $787,209 and interest expense of $176,201 in the three months ended March 31, 2019.

Net loss

For the foregoing reasons, we had a net loss of $10,841,701 for the three months ended March 31, 2019, or $0.15 net loss per common share — basic and diluted, compared to a net loss of $438,677 for the three months ended March 31, 2018, or $0.02 net loss per common share — basic and diluted.

Convertible preferred stock beneficial conversion feature accreted as a deemed dividend

The convertible preferred stock beneficial conversion feature accreted as a deemed dividend resulted from the effective conversion price of the Series B preferred shares at issuance being less than the fair value of the common stock into which the preferred shares are convertible. The result was a non-cash charge in the amount of $0 for the three months ended March 31, 2019 compared to $14,998,505 for the three months ended March 31, 2018

Net Loss Attributable to common shareholders

For the foregoing reasons, we had a net loss attributable to common shareholders of $10,837,454 for the three months ended March 31, 2019, or $0.15 net loss per share attributable to common shareholders — basic and diluted, compared to net loss attributable to common shareholders of $15,437,182 for the three months ended March 31, 2018, or $0.53 net loss per share attributable to common shareholders — basic and diluted.

Comparison of the Years Ended December 31, 2018 and 2017

Revenue

Total revenue for the year ended December 31, 2018 was $9,563,573, which represented an increase of $5,533,773, or 137%, compared to total revenue of $4,029,800 for the year ended December 31, 2017. The increase primarily resulted from a substantial increase in the number of clients serviced by us and additional revenue resulting from the Security Grade and BioTrackTHC acquisitions.

Cost of Revenue

Cost of revenue for the years ended December 31, 2018 and 2017 primarily consisted of hourly compensation for security personal and employees involved in the creation and development of BioTrackTHC software. Cost of revenue increased by $3,083,580, or 107%, for the year ended December 31, 2018, to $5,969,039, as compared to $2,885,459 for the year ended December 31, 2017. The increase primarily resulted from the acquisition of BioTrackTHC and a substantial increase in the number of clients serviced by us, which required the hiring of additional employees.

Operating Expenses

Our operating expenses encompass selling, general and administrative expenses, salaries and wages, professional and legal fees and depreciation and amortization. Selling, general and administrative expenses consist primarily of rent/moving expenses, advertising and travel expenses. Salaries and wages is composed of non-revenue generating employees. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services as well as the costs related to being a publicly traded company. Our operating expenses during the year ended December 31, 2018 and 2017 were $13,651,855 and $4,927,623, respectively. The overall $8,724,232 increase in operating expenses was primarily attributable to the following increases (decreases) in operating expenses of:

•        General and administrative expenses — $1,472,427

•        Salaries and wages — $4,789,782

•        Professional and legal fees — ($147,144)

•        Depreciation and amortization — $2,609,167

The $1,472,427 increase in general and administrative expenses is a result of increases in rent expense, advertising and travel expenses resulting from an expansion in our operations. The $4,789,782 increase in salaries and wages resulted from a significant increase in headcount, including BioTrackTHC and Engeni personnel. The $147,144 decrease in professional and legal fees primarily resulted from an increase in costs associated with obtaining capital resources during the year ended December 31, 2017. The $2,609,167 increase in depreciation and amortization was due to the amortization of intangible assets acquired in the BioTrackTHC and Engeni acquisitions.

Other Income (Expense), net

Other income (expense), net consisted of a gain on the change in fair value of obligation to issue warrants, gain on the change in the fair value of convertible notes, gain on the change in fair value of convertible notes — related party, loss on the change in fair value of contingent consideration, loss on impairment of goodwill, gain on reduction of obligation pursuant to acquisition, and interest income. Other income (expense), net during the year ended December 31, 2018 and 2017 was $2,091,519 and ($6,882,705), respectively. The $8,974,224 increase in other income (expense), net was primarily attributable to a gain on the change in fair value of convertible notes of $450,216, gain on change in fair value of obligation to issue warrants of $1,641,398, and no loss on induced conversion of convertible note or loss on extinguishment of debt for the year ended December 31, 2018.

Net Loss

For the foregoing reasons, we had a net loss of $7,965,802 for the year ended December 31, 2018, or $0.15 net loss per common share — basic and diluted, compared to net loss of $10,665,987 for the year ended December 31, 2017, or $0.37 net loss per common share — basic and diluted.

Convertible preferred stock beneficial conversion feature accreted as a deemed dividend

The convertible preferred stock beneficial conversion feature accreted as a deemed dividend resulted from the effective conversion price of the Series B preferred shares at issuance being less than the fair value of the common stock into which the preferred shares are convertible. The result was a non-cash charge in the amount of $22,202,194 for the year ended December 31, 2018 compared to $22,210,520 for the year ended December 31, 2017.

Net Loss Attributable to common stockholders

For the foregoing reasons, we had a net loss attributable to common stockholders of $30,150,005 for the year ended December 31, 2018, or $0.56 net loss per share attributable to common stockholders — basic and diluted, compared to net loss attributable to common stockholders of $32,876,507 for the year ended December 31, 2017, or $1.15 net loss per share attributable to common stockholders — basic and diluted.

Liquidity, Capital Resources and Cash Flows

Going Concern

Management believes that we will continue to incur losses for the immediate future. Therefore, we may either need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities, if ever. These conditions raise substantial doubt about our ability to continue as a going concern. Our condensed consolidated financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. For the three months ended March 31, 2019, we have generated revenue and are trying to achieve positive cash flows from operations.

As of March 31, 2019, we had a cash balance of $2,120,784, accounts receivable, net of $1,186,224 and $15,473,977 in current liabilities. At the current cash consumption rate, we may need to consider additional funding sources toward the end of fiscal year 2019. We are taking proactive measures to reduce operating expenses, drive growth in revenue and expeditiously resolve any remaining legal matters.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

The condensed consolidated financial statements do not include any adjustments related to this uncertainty and as to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Capital Resources

The following table summarizes total current assets, liabilities and working capital for the periods indicated:

	March 31, 2019	December 31, 2018	Change
Current assets	$3,642,318	$1,923,353	$1,718,965
Current liabilities	15,473,977	4,157,005	11,316,972
Working capital	$(11,831,659)	$(2,233,652)	$(9,598,007)

As of March 31, 2019, and December 31, 2018, we had a cash balance of $2,120,784 and $285,761, respectively.

Summary of Cash Flows

	For the Three Months Ended March 31,
	2019	2018
Net cash used in operating activities	$(1,175,875)	$(1,013,372)
Net cash used in investing activities	(35,862)	(115,392)
Net cash provided by financing activities	3,005,640	638,748

Net cash used in operating activities.    Net cash used in operating activities for the three months ended March 31, 2019 was $(1,175,875). This included a net loss of $10,841,701, non-cash charge related to depreciation and amortization of $1,165,641, non-cash charge related to amortization of debt discounts of $128,794, non-cash charge from loss on issuance of warrants of $787,209, non-cash charge related to provision for doubtful account of $69,896, non-cash charge related to share-based compensation of $408,935, non-cash losses due to changes in fair value of convertible notes, fair value of convertible notes — related party, fair value of warrant liability, fair value of contingent consideration of $987,963, $3,524,009, $1,632,956 and $1,136,700, respectively, non-cash gain on reduction of contingent consideration of $(100,000), and net changes in operating assets and liabilities of $76,277. Net cash used in operating activities for the three months ended March 31, 2018 was $(1,013,372). This included a net loss of $(438,677), non-cash charge related to depreciation and amortization of $198,903, non-cash charge related to share-based compensation of $452,979, non-cash gains due to changes in fair value of convertible notes, fair value of warrant obligations, and fair value of a related party note of $(402,016), $(976,679), and $(118,506), respectively, non-cash charge from loss on impairment of goodwill of $664,329, non-cash gain on reduction of obligation pursuant to acquisition of $(266,613), and changes in accounts receivable, deposits, costs in excess of billings, deferred rent, billings in excess of costs, and accounts payable and accrued expenses of $(127,092).

Net cash used in investing activities.    Net cash used in investing activities for the three months ended March 31, 2019 was $(35,862), which consisted of capital expenditures of $9,195 and payments pursuant to the

Security Grade business acquisition of $26,667. Net cash used in investing activities for the three months ended March 31, 2018 was $(115,392), which consisted of capital expenditures of $84,144 and cash payments pursuant to the Revolutionary asset acquisition of $31,248.

Net cash provided by financing activities.    Net cash provided by financing activities for the three months ended March 31, 2019 was $3,005,640, which resulted from payments pursuant to convertible notes payable of $1,925,000, repayment of notes payable of $7,060, proceeds and repayment of a promissory note of $280,000, proceeds from the issuance of common stock of $1,129,700 and repayment of advances from related parties of $42,000. Net cash provided by financing activities for the three months ended March 31, 2018 was $638,748, which resulted from proceeds from the issuance of common stock of $650,000, proceeds from the issuance of notes payable of $33,248, and repayments to related parties of $44,500.

The following table summarizes total current assets, liabilities and working capital deficit for the periods indicated:

	For the Year Ended December 31,
	2018	2017	Change
Current assets	$1,923,353	$1,519,714	$403,639
Current liabilities	4,157,005	4,808,995	(651,990)
Working capital (deficit)	$(2,233,652)	$(3,289,281)	$1,055,629

As of December 31, 2018 and 2017, we had a cash balance of $285,761 and $868,554, respectively.

Summary of Cash Flows

	For the Year Ended December 31,
	2018	2017
Net cash used in operating activities	$(3,806,285)	$(1,690,075)
Net cash provided by (used in) investing activities	240,018	(1,708,663)
Net cash provided by financing activities	3,006,501	4,209,451

Net cash used in operating activities.    Net cash used in operating activities for the year ended December 31, 2018 was $3,806,285. This included a net loss of $7,965,802, non-cash charge related to depreciation and amortization of $3,086,531, non-cash charge related to share-based compensation expense of $3,002,648, non-cash gains due to changes in fair value of convertible notes, obligation to issue warrants and convertible notes — related party of $450,216, $1,533,398, and $93,506, respectively, non-cash loss of $131,306 regarding the change in fair value of contingent consideration, non-cash loss on the impairment of goodwill of $664,329, non-cash gain on the reduction of obligation pursuant to acquisition of $607,415 and changes in accounts receivable, prepaid expenses and other current assets, deposits and other assets, accounts payable and accrued expenses, costs & earning in excess of billings, billings in excess of costs, due from related party and deferred rent of $(40,762). Net cash used in operating activities for the year ended December 31, 2017 was $1,690,075. This included a net loss of $10,665,987, non-cash charge related to depreciation and amortization of $477,364, non-cash charge related to amortization of debt discounts of $254,533, non-cash loss of $712,393 regarding the change in fair value of convertible notes, non-cash gain of $31,068 regarding the fair value of convertible notes — related party, non-cash loss on beneficial conversion feature of $390,666, non-cash loss on extinguishment of debt of $4,611,395, non-cash loss on induced conversion of convertible note of $1,503,876, non-cash loss on the change in fair value of warrants to be issued of $590,436 and changes in accounts receivable, deposits and other assets, accounts payable and accrued expenses, costs & earnings in excess of billings, billings in excess of costs and deferred rent of $466,317.

Net cash provided by (used in) investing activities.    Net cash provided by investing activities for the year ended December 31, 2018 was $240,018, which consisted of capital expenditures of $155,559, cash acquired pursuant to the BioTrackTHC and Engeni acquisitions of $454,306, and cash payments pursuant to the Revolutionary asset acquisition $58,729. Net cash used in investing activities for the year ended December 31, 2017 was $1,708,663, which consisted of capital expenditures of $30,478, cash payments pursuant to the Security Grade business combination of $1,631,313 and cash payments pursuant to the Revolutionary asset acquisition of $46,872.

Net cash provided by financing activities.    Net cash provided by financing activities for the year ended December 31, 2018 was $3,006,501, which resulted from proceeds from the issuance of notes payable of $39,723, proceeds of $250,000 from the issuance of promissory notes, proceeds from the issuance of common stock of $3,355,445, payments pursuant to convertible notes payable — related party of $150,000, payments pursuant to notes payable of $27,836, payments pursuant to contingent consideration of $131,331, payments pursuant to advances from related parties of $79,500, and payments pursuant to a promissory note of $250,000. Net cash provided by financing activities for the year ended December 31, 2017 was $4,209,451, which resulted from proceeds from the issuance of convertible notes payable of $229,167, proceeds of $255,000 from the issuance of promissory notes and advances from stockholders of $83,250, proceeds from the issuance of common stock of $100,000, proceeds from the issuance of Series B convertible preferred stock of $3,577,500, payments pursuant to advances from related parties of $32,000 and payments pursuant to notes payable of $3,466.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”), and our discussion and analysis of its financial condition and operating results require our management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and such differences may be material.

Management believes our critical accounting policies and estimates are those related to accounts receivable and allowance for doubtful accounts, intangibles, accounting for acquisitions, revenue recognition, income taxes, distinguishing liabilities from equity and share-based compensation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information, and determine the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We determine when receivables are past due or delinquent based on how recently payments have been received and our assessment of the financial health of our customers.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. Allowance for doubtful accounts was $76,156 and $3,000 at December 31, 2018 and 2017, respectively.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Revenue Recognition

Under FASB Topic 606, Revenue from Contacts with Customers (“ASC 606”), we recognize revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. We recognize revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) we satisfy a performance obligation.

The security services revenue is generated from performing armed and unarmed guarding which is contracted for on an hourly basis. Revenues associated with these contracted services are recognized under time-based arrangements as services are provided.

Additionally, we provide transportation security services, which are generally contracted for on a per-run basis and sometimes additional fees and surcharges are also billed to the client depending on the length of the run. Revenues associated with these services are recognized as the transportation service is provided.

We also generate revenue from developing and licensing seed to sale cannabis compliance software to both private-sector businesses and public agencies that are involved in the cannabis industry. We also generate revenue from on-going training, support and software customization services.

Occasionally, we will enter into systems installation arrangements. Installation jobs are estimated based on the cost of equipment to be installed, the number of hours expected to be incurred to complete the job and other ancillary costs. Revenue associated with these services are recognized over the arrangement period.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2018 and 2017.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside our control (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement — Financial instruments classified as liabilities

We record the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

We account for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant.

We account for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

We calculate the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the requisite service period of the award.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“Topic 842”) which requires the recognition of right-of-use assets and lease liabilities on the balance sheet. The most prominent of the changes in the standard is the recognition of right-of-use (“ROU”) assets and lease liabilities by lessees for those leases classified as operating leases.

We adopted the new standard on January 1, 2019 and used the modified retrospective approach with the effective date as the date of initial application. Consequently, prior period balances and disclosures have not been restated. We elected certain practical expedients, which among other things, allowed us to carry forward prior conclusions about lease identification and classification.

Adoption of the standard resulted in the balance sheet recognition of additional lease assets and lease liabilities of approximately $1,500,000. The new standard also provides practical expedients for an entity’s ongoing accounting. We currently have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in separate lease and non-lease components for all our leases. For additional information regarding our leases, see Note 20 in the notes to condensed consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this ASU allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Act and will improve the usefulness of information reported to financial statement users. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance of the ASU. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from nonemployees and applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. ASC 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. This update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. We are evaluating the effect that this update will have on its financial statements and related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

BUSINESS

Our Company History

Helix TCS, Inc. was incorporated in Delaware on March 13, 2014. Pursuant to the acquisition of the assets of Helix TCS, LLC, as discussed below, we changed our name from Jubilee4 Gold, Inc. to Helix TCS, Inc. effective October 25, 2015.

Effective October 25, 2015, we entered into an acquisition and exchange agreement (the “Acquisition Agreement”) with Helix TCS, LLC. We closed the transaction contemplated under the Acquisition Agreement (the “Acquisition”) on December 23, 2015 and Helix TCS, LLC was merged with and into us.

Pursuant to the terms and conditions of the Acquisition Agreement, the owner of 100% of the issued and outstanding units of Helix TCS, LLC immediately prior to the closing of the Acquisition exchanged its units for an aggregate of 20,000,000 shares of our common stock (post-reverse split) and all of our issued Class A Preferred Stock.

Effective April 11, 2016, we acquired the assets of Revolutionary Software, LLC (“Revolutionary”). The acquisition occurred through two transactions, the first on March 14, 2016 and the second on April 11, 2016. The total consideration for the acquisition included a payment in the form of $650,000 in cash and 2,395,000 shares of our restricted common stock. A portion of the cash consideration was paid at each transaction closing and a portion was paid over time.

On June 2, 2017, we entered into a Membership Interest Purchase Agreement (the “Agreement”) in which we purchased all issued and outstanding Units of Security Grade Protective Services, Ltd. (“Security Grade”), which was comprised of 800,000 Class A Units and 200,000 Class B Units. At closing, we delivered $800,000 in cash and 207,427 non-qualified stock options. Pursuant to the original terms of the Agreement, on August 1, 2017, we subsequently issued the 207,427 additional stock options as well as a second cash payment of $800,000.

In the first quarter of 2018, we notified the selling members of Security Grade of our intent to exercise our right of setoff against the acquisition purchase price pursuant to the Agreement after discovering misrepresentations made by the selling members of Security Grade. During 2018, we settled with all of the six selling members for aggregate consideration of approximately $575,000.

On March 3, 2018, we and our wholly-owned subsidiary, Helix Acquisition Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bio-Tech Medical Software, Inc. (“BioTrackTHC”) and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which Merger Sub merged with and into BioTrackTHC (the “Merger”).

On June 1, 2018 (the “BioTrackTHC Closing Date”), in connection with closing the Merger, we issued 38,184,985 unregistered shares of our common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. We also assumed the Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan, pursuant to which options exercisable in the amount of 8,132,410 shares of common stock are outstanding. As a result, BioTrackTHC stockholders owned approximately 48% of the Company on a fully diluted basis as of the BioTrackTHC Closing Date.

On August 3, 2018 (the “Engeni Closing Date”), we and our wholly-owned subsidiary, Engeni Merger Sub, LLC (“Engeni Merger Sub”), entered into an Agreement and Plan of Merger (the “Engeni Merger Agreement”) with Engeni, LLC (“Engeni US”), Engeni S.A. (“Engeni SA”), Scott Zienkewicz, Nicolas Heller and Alberto Pardo Saleme (the “Engeni US members”), and Scott Zienkewicz, as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as our wholly-owned subsidiary (the “Engeni Merger”).

On the Engeni Closing Date, in connection with the closing of the Engeni Merger, we issued 366,700 shares of common stock to Engeni US members. In April 2019, the Company issued Engeni US members a total of 733,300 shares of Company common stock following the successful achievement of specific objectives. As part of the Engeni Merger Agreement, the Company would pay Engeni US members the aggregate amount of $100,000, on a pro rata basis, if Engeni SA reached financial breakeven on or before December 31, 2018, as determined by the Company’s Chief Financial Officer and Scott Zienkewicz. During the first quarter of 2019, it was determined that

Engeni SA did not reach financial breakeven and therefore the contingent consideration of $100,000 was deemed by the Company not to be payable and was subsequently reduced to zero.

Business Overview

Helix TCS, Inc. provides critical infrastructure solutions to the legal cannabis industry. Our mission is to provide clients with the best-in-class critical infrastructure services through a single integrated platform which enables them to run their businesses more safely, efficiently, and profitably. As we increase our platform’s scale and scope, clients will be able to realize greater cost savings and operating advantages.

Technology & Compliance Services

BioTrackTHC

BioTrackTHC has been rated by Cannabiz Media as the largest retail seed-to-sale compliance software provider by market share, and continued to grow in 2018 and the first quarter of 2019. The business has tracked over $18 billion of legal cannabis transactions through 2018, and has expanded into Europe and Latin America, in addition to its over 2,200 commercial client locations in 33 states, the District of Columbia and six other countries, and nine government contracts in the United States and other countries.

BioTrackTHC’s transactional and technological capabilities form the backbone of an integrated services platform that we have built over the last 36 months, and will continue to build and deploy in 2019. In any version of full legalization in the United States, seed-to-sale tracking in commercial locations will be the key compliance tool used by governments to regulate the legal cannabis market.

For government clients, BioTrackTHC has extensive cannabis tracking and reporting capabilities to assist state and local governments with enforcing regulations, collecting taxes and preventing illegal cannabis diversion and inversion. The system allows regulatory agencies to view every gram of legal cannabis throughout the production life cycle.

Wholesale Marketplace

Cannabase is an online community for registered legal cannabis license holders to be able to buy and sell wholesale cannabis legally and transparently. A majority of the members are currently in the state of Colorado. We continue to develop the wholesale market by integrating it with other operations in order to provide a single, compliant, and transparent wholesale market.

On February 5, 2019, we announced the signing of an agreement to acquire Green Tree International, Inc. (“GTI”), the owner of the Amercanex electronic wholesale cannabis marketplace, which we currently expect to close in the quarter ending September 30, 2019, subject to GTI meeting certain conditions. Upon the closing thereof, GTI will become our wholly-owned subsidiary. The purchase price will be paid through the issuance of $15 million of our common stock at closing, subject to a 30% clawback by us if revenues generated from Amercanex for the 12 months post-closing are $1.5 million or less. We agreed to issue an additional $5 million of our common stock if revenues for the second 12-month period post-closing are $10 million or greater (with fewer shares issued if revenues are between $5 million and $10 million and no shares issued if revenues are less than $5 million), and additional consideration to the GTI shareholders in an amount equal to 37.5% of the consideration actually received by us for the sale of seats on the ACExchange, a product of Amercanex, in excess of $5,000 per seat for up to 2,500 seats sold. Amercanex is an electronic exchange for buyers and sellers of wholesale cannabis that operates on a similar model to traditional commodity marketplaces and is fully compliant with state cannabis laws. GTI’s management team has decades of experience in financial markets, including the chairman of its board of directors, Richard Schaeffer, who previously was the Chairman of the New York Mercantile Exchange.

We expect 2019 to be a year of significant activity for this business line as we close the GTI transaction and integrate the wholesale marketplace with the BioTrackTHC seed-to-sale software.

Data and Analytics

The cannabis industry has a number of companies that claim to sell actionable data products. In reality, many of them base their business on scraping publicly available databases and/or rely on self-reported information from industry participants, which is subject to substantial bias. Through BioTrackTHC, which has tracked over $18 billion of cannabis industry transactions through 2018, we have what we believe is a valuable, proprietary database of cannabis industry information that continues to grow daily.

In 2019, we intend to build a data and analytics business whose foundation is built on this proprietary and unbiased database of transactions. While we have evaluated potential acquisitions in this area, and will continue to review new opportunities, we expect to organically build this business by hiring the necessary data scientist and sales teams capable of executing. While the market for this offering will likely evolve over the years, we currently contemplate two initial end-user markets — the investment community and cannabis industry participants. The investment community is comprised of bankers, hedge funds, private equity funds, and others interested in making investment decisions related to the cannabis industry. Industry participants would include growers, manufacturers, dispensaries, regulators, and potentially even those in the pharmaceutical, alcohol, tobacco, and consumer products industries.

Security Services

Security is a primary concern for licensed cannabis businesses and the state regulators who oversee such programs. Businesses with cannabis permits must adopt strong security systems to protect their facilities and comply with regulations. These businesses maintain valuable inventories on-site and typically also have significant cash holdings since transactions are often conducted in cash. Such facilities are exposed to theft both from outsiders and employees. In addition, business operators in most legal cannabis states must show regulatory agencies that security systems carefully protect and track inventories and transactions. Failure to do so could not only result in large losses, but would threaten businesses’ operating permits and force closure. In Colorado, for example, adult cannabis use laws stress the need for on-premises security to control and enforce age restrictions on cannabis purchase and use and act as a general deterrent to unlawful activity.

We provide effective security solutions to cannabis businesses, including assessments and planning, security system design and implementation, asset protection, transport, and assurance of security for the state licensing process. All systems and services are guaranteed to meet individual state regulatory requirements and to achieve compliance.

Security Systems/Physical Security

We provide security system assessment services for our customers and licensed cannabis business operators. Our core existing products and services include IP CCTV systems, intrusion alarm systems, perimeter alarm systems, access control and security consulting.

In 2015, we commenced offering armed and unarmed guards, as well as armed transport services, to the cannabis industry in Colorado. Since 2018, we also provide site risk assessments and consulting services. We have made significant investments in state security licenses and high-level training programs, which have generated positive results in customer acquisition and retention. We have expanded our market further by signing new clients in Colorado and in April 2019 closing the acquisition of a licensed security company in California, which we plan to use to expand our security operations in that state.

Our physical security solutions include armed and unarmed guards, armored transport, background checks, investigations, and risk assessment.

Industry and Regulatory Background

In the 1930s, Congress made marijuana illegal on the federal level, and it was scheduled as a narcotic. Under the federal Controlled Substances Act of 1970, marijuana is currently classified as a “Schedule I” controlled substance. In the 1960s and 1970s, as the popularity of marijuana use grew, states began to realize that they needed drug policies consistent with the community and consumer use of marijuana. The level of enforcement in states varies widely regarding marijuana.

In 1996, Oregon and California passed legislation that legalized the possession and consumption of marijuana use for medical purposes. Currently, thirty-three states and the District of Columbia have legalized marijuana in one form or another. The Colorado, Washington, Oregon, and Alaska state policies to legalize recreational marijuana were not challenged by federal authorities, which was largely due to the guidance put forth in the August 29, 2013 memorandum from James Cole, the U.S. Deputy Attorney General, titled “Guidance Regarding Marijuana Enforcement” (the “Cole Memorandum”). This memorandum states that federal enforcement agencies are unlikely to enforce the Controlled Substances Act in states where marijuana has been legalized, and where the regulation and control is functional. While the Cole Memorandum was rescinded in 2018, there has not been significant federal legal action against entities that comply with state law. Ten states and the District of Columbia have legalized recreational cannabis use.

Under federal law, marijuana remains an illegal substance. This has caused various impediments to the marijuana industry, the most prominent of which is in banking. Although the U.S. Treasury has provided guidance intended to give banks the confidence that they can work with marijuana businesses in legal cannabis states, many banks are still reluctant to do so.

Our Business Relating to the Cannabis Industry

While we do not cultivate, distribute or dispense cannabis or any cannabis derivatives, the services we provide are primarily targeted at the cannabis industry. We believe the global cannabis industry is experiencing a transformation from a state of prohibition toward a state of legalization. We expect the number of states, countries and other jurisdictions implementing legalization legislation to continue to increase, which will create numerous and sizable opportunities for market participants, including us.

Global Landscape

The United Nations estimates that the global cannabis market, including the illicit market, is $150 billion annually.

A January 2019 report of Arcview Market Research and BDS Analytics, leading market research firms in the cannabis industry, estimates that spending in the global legal cannabis market was approximately $12.2 billion in 2018 and is estimated to reach $16.9 billion in 2019, representing growth of 38%. The report projects that by 2022, spending in the global legal cannabis market will reach $31.3 billion, representing a compound annual growth rate of approximately 27% over the five-year period from 2017.

Our experience and awareness of the markets in which we operate lead us to believe that demand for the types of services we provide will grow in tandem with the industry.

The North American Cannabis Landscape

United States and Territories.    Thirty-three states, the District of Columbia, Puerto Rico, Guam, and the Commonwealth of the Northern Mariana Islands have legalized medical cannabis in some form, although not all of those jurisdictions have fully implemented their legalization programs. Ten of these states, the District of Columbia and the Commonwealth of the Northern Mariana Islands have legalized cannabis for non-medical adult use and three additional states (Illinois, New Jersey and New York) are actively considering the legalization of cannabis for non-medical adult use. Thirteen additional states have legalized high-cannabidiol (CBD), low tetrahydrocannabinol (THC) oils for a limited class of patients. Only four states continue to prohibit cannabis entirely. Notwithstanding the continued trend toward further state legalization, cannabis continues to be categorized as a Schedule I controlled substance under the federal Controlled Substances Act and, accordingly, the cultivation, processing, distribution, sale and possession of cannabis violate federal law in the United States as discussed further in “Risk Factors — Risks Related to Our Business and Industry — Our business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to state laws in the United States.”

We believe support for cannabis legalization in the United States is gaining momentum. According to a 2018 poll by Gallup, public support for the legalization of cannabis in the United States has increased from approximately 12% in 1969 to approximately 66% in 2018.

The U.S. cannabis industry has experienced significant growth over the past 12 months, fueled in part by increasing consumer acceptance and the legalization of medical and recreational cannabis across the United States.

The following map illustrates states that have fully legalized cannabis (for medical and recreational purposes); have partially legalized cannabis (for medical purposes only); and have not legalized cannabis for medical or recreational purposes are outlined below (as of January 4, 2019).

Government Regulation

Marijuana is categorized as a “Schedule I” controlled substance by the Drug Enforcement Agency and the United States Department of Justice. It is currently illegal to grow, possess, sell, purchase, and/or consume cannabis under federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medicinal use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.

The Department of Justice also characterizes Schedule I controlled substances as the most dangerous drugs, with the potential for severe psychological and/or physical dependence.

Despite this, thirty-three states and the District of Columbia have passed state laws that permit doctors to prescribe cannabis for medicinal use. Additionally, ten states and the District of Columbia have enacted laws that allow recreational adult use of cannabis. As a result of the foregoing, an unpredictable business environment has been created for cannabis companies that can legally operate under state laws but are nonetheless openly in violation of federal laws. On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memorandum to United States Attorneys guiding them to prioritize enforcement of federal law away from the cannabis industry operating as permitted under state law, so long as:

•        cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;

•        the proceeds from sales are not going to gangs, cartels or criminal enterprises;

•        cannabis grown in states where it is legal is not being diverted to other states;

•        cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;

•        there is not any violence or use of fire-arms in the cultivation and sale of marijuana;

•        there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and

•        cannabis is not grown, used, or possessed on federal properties.

In January 2018, the Trump administration rescinded the Cole Memorandum. However, the subsequent resignation of Jeff Sessions as Attorney General has signaled to the industry a potential softening of the federal government’s stance, and proposed legislation would allow the cannabis industry to obtain banking services, which would remove a major obstacle for the cannabis industry.

The Market

The market has two categories of participants: consumers (i.e. users, retail buyers, individuals) and businesses (i.e. operators, cultivators, retailers, processors, etc.). Consumers are those that are permitted to use marijuana for medicinal purposes and have received medical advice from physicians for conditions that qualify for treatment with cannabis under state-specific guidelines. Additionally, in ten states and the District of Columbia, anyone who is 21 years or older can consume cannabis products for recreational purposes.

Businesses include companies that handle marijuana directly, including cultivators, processors, dispensaries and retail distributors. Also, included in businesses are companies such as Helix TCS that do not directly handle the marijuana plant or products, but benefit from the industry as participating ancillary businesses (e.g. equipment manufacturers, insurance companies, lenders, etc.).

Legal cannabis businesses that produce and distribute cannabis products serve patient and adult consumer populations in states that have passed and enforce cannabis laws. As more states adopt marijuana regulations to legalize cannabis, the number of businesses in the industry may accelerate rapidly.

Sales and Marketing Strategy

In 2019, we continue to focus on key U.S. states such as Colorado, California and Nevada, and will accelerate our international expansion, with a particular focus on South America and Europe.

Industry growth within these geographies, in addition to expansion into new states and the expansion of cannabis programs in mature state markets, will increase the addressable market. Expanded state regulatory approvals that permit larger patient bases for medicinal and recreational cannabis use emphasize the potential for substantial expansion beyond the near-term opportunities.

Many states are emulating Colorado’s regulatory model, which requires tight business security, compliance, and adherence to regulations enforced by state and industry oversight agencies. Our experience with compliance in multiple states and municipalities provides a significant competitive advantage for serving businesses in new markets, especially those that are adopting rules similar to the Colorado cannabis laws.

The cannabis industry is expanding, not only in terms of the number of states with legal cannabis laws, but also in the scope of business transactions allowed under state regulations. Ten states and the District of Columbia, for example, have approved marijuana for both recreational and medicinal use. This has increased cannabis sales, revenue, and taxes in those states, when compared to the market size of medicinal cannabis alone. The successful results of these state cannabis programs provide viable incentives for other states to legalize cannabis for recreational use.

We expanded operations through our acquisition of BioTrackTHC in June 2018. BioTrackTHC is a leader in the seed-to-sale tracking software provided to both governments and commercial enterprises. BioTrackTHC has customers in every state where cannabis is legal and six countries, with over 2,200 customer locations. The subsequent acquisition of Engeni provided us a software development platform where the next generation of the BioTrackTHC software is being developed. The enhanced capabilities of this second-generation software will enable us to continue to experience strong customer acquisition. In addition, we seek to continue to achieve market penetration in key geographies by working with state regulatory agencies around compliance, adding key personnel, word of mouth, client expansion into new markets and targeted marketing campaigns in markets where management feel opportunities are greatest.

Business Acquisitions

During the second quarter of 2017, we greatly enhanced our core operations with the acquisition of Security Grade. Security Grade is a market leader in the security profession and provides a broad range of services, from security consulting to installation of surveillance technology. Consistent with our team of professionals, Security Grade employs specialists with extensive experience and exposure to all areas of security related services. This strategic acquisition will help us address the growing demand in the legal cannabis industry.

On March 3, 2018, we and our wholly-owned subsidiary, Merger Sub, entered into the Merger Agreement with BioTrackTHC and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which Merger Sub merged with and into BioTrackTHC.

On August 3, 2018, we and our wholly-owned subsidiary, Engeni Merger Sub, entered into an Agreement and Plan of Merger with Engeni US, Engeni SA, the Engeni US members, and Scott Zienkewicz, as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as our wholly-owned subsidiary.

Asset Acquisition

During March and April 2016, we acquired the assets of Revolutionary. Revolutionary was the founder and operator of Cannabase, which aspired to be a wholesale marketplace for the legal cannabis industry. The assets acquired were development stage software, web addresses, and certain trademarks. We have transformed certain intangible assets into business lines that were not explored by Revolutionary prior to the transaction. Revolutionary’s revenue was generated primarily from wholesale brokerage commissions from transactions that were facilitated by the Cannabase platform.

Cannabase was a tradename used for an attempt to build an online community. There was virtually no revenue created prior to our acquisition of Revolutionary assets. We have and will continue to spend significant capital to attempt to develop this online community. We intend to do this by writing new software code, hiring salespeople, and expanding into other states. The revenues generated since the asset acquisition have been generated from an advertising business model that was not in effect at Revolutionary. Since only nominal revenues had been generated previous to the acquisition, we have had to, and will continue to, invest substantial capital to transform the software assets acquired for use in a new business model.

We are currently in the process of developing advertising, consumer-focused, and data-related business lines using the intellectual property acquired. To achieve the new business plan, we expect it will continue to take significant management time, as well as substantial financial resources in software development, marketing, sales personnel, and technology expenditures.

Competition

BioTrackTHC has multiple competitors. Some, such as METRC, are focused solely on government traceability systems. Some, such as Green Bits, are focused solely on point-of-sale software. Some provide all aspects of commercial software, and one company, MJ Freeway, competes with BioTrackTHC in all verticals. As the industry continues to grow, and as more jurisdictions legalize cannabis, we expect more competitors will emerge, while some smaller competitors will likely cease doing business or be acquired.

We believe that once customers integrate our software solutions into their businesses, they are likely to remain customers in the medium to long term, despite the availability of competing services. The cost and time required in switching software solutions platforms encourages customers to remain. Our software has allowed over 2,200 client locations to reliably operate their businesses in a compliant manner, and the risk associated with switching to less robust or compliant software can prove costly. In addition, by continuing to improve our software and offer additional features we believe we can meet customers’ needs in the rapidly evolving cannabis industry.

We have positioned ourselves as an innovative security firm with a recognizable brand that offers effective and consistent services. Our competition in the security services sector of the cannabis industry includes: Blue Line Protection Group, Safe Systems, Inc., Iron Protection Group, and a variety of smaller, local security companies. Certain of these security providers, like Canna Security America, have gone out of business in the past year. We believe that we have the largest cannabis-focused security business in the state of Colorado. We believe that we can continue to compete successfully with these companies based on our favorable reputation for outstanding reliability, customer service, and value added. There is no assurance, however, that our ability to deliver services successfully will not be impacted by competition that currently exists or may arise in the future.

Our Employees

We currently employ 199 full-time employees and 26 part-time employees. None of our employees is represented by a labor union and we have experienced no work stoppages. We consider our employee relations to be in good standing.

Our Properties

The table below shows the facilities in which we lease office space:

Location	Monthly Rent	Lease Term	Expiration Date
10200 E. Girard Avenue, Denver, CO 80231	$3,572 to $3,704	25 months	6/30/2020
5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111	$6,011 to $6,718	5 years	2/28/2021
6750 North Andrews Avenue, Suite 325 Fort Lauderdale, FL 33309	$19,380 to $20,560	34 months	11/30/2021
6750 North Andrews Avenue, Suite 325 Fort Lauderdale, FL 33309	$15,200 to $16,127	3 years	12/31/2024
5600 South Quebec Street, Suite 100D, Greenwood Village, CO	$5,575 to $5,714	2 years	11/30/2019
921 Lakeridge Way, Suite 301, Olympia, WA 98502	$3,500 to $3,713	3 years	2/28/2021
1136 Union Mall, Honolulu, HI 96813	$1,106 to $1,142	37 months	5/31/2020
Ave. Ponce de Leon 1225, Suite 601, Santurce, Puerto Rico 00907	$1,005	1 year	8/15/2019

Legal Proceedings

Occasionally, we may be involved in claims and legal proceedings arising in the ordinary course of our business. We record a provision for a liability when we believe that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on our consolidated financial statements. Contingencies are inherently unpredictable and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

There is currently no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material effect on us, with the exception of:

Baker, et al. v. Helix TCS, Inc.

On March 8, 2017, two former employees filed a lawsuit in the United States District Court for the District of Colorado alleging violations of the Fair Labor Standards Act and the Colorado Wage Act on behalf of themselves and other employees. The plaintiffs seek damages for our alleged failure to compensate them appropriately for the overtime hours they worked as purported “non-exempt” employees. As of March 31, 2019, the claim is currently pending the outcome of certain matters in the Kenney, et al. v. Helix TCS, Inc. case discussed below.

Kenney, et al. v. Helix TCS, Inc.

On July 20, 2017, one former employee filed a lawsuit in the United States District Court for the District of Colorado alleging violations of the Fair Labor Standards Act on behalf of themselves and other employees. The plaintiffs seek damages for our alleged failure to compensate them appropriately for the overtime hours they worked as purported “non-exempt” employees. As of March 31, 2019, the claim is currently in the process of discovery.

At this time, we are not able to predict the outcome of the lawsuits, any possible loss or possible range of loss associated with the lawsuits or any potential effect on our business, results of operations or financial condition. However, we believe the lawsuits are wholly without merit and the Company will defend itself from these claims vigorously.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages, positions, and biographical information as of July 26, 2019 are set forth below.

Name	Position	Age
Zachary Venegas	Chief Executive Officer and Director	48
Scott Ogur	Chief Financial Officer and Director	47
Paul Hodges	Director	65
Patrick Vo	Chief Executive Officer, BioTrackTHC and Director	36
Terence J. Ferraro	Chief Software Architect, BioTrackTHC and Director	36
Andrew Schweibold	Director	36
Satyavrat Joshi	Director	35

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they are removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board of directors. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no written agreements with respect to the election of directors. Our board of directors appoints officers annually and each executive officer serves at the discretion of our board of directors.

Zachary Venegas, Chief Executive Officer and Director

Mr. Venegas has been the Chief Executive Officer and a director of the Company since its inception. Before joining us, he was a managing director at Spruce Investment Advisors, LLC for nearly two years, where he managed a private equity portfolio. In 2014, Mr. Venegas co-founded and became managing partner of Scimitar Global Ventures, a Dubai-based private equity and venture firm focused on Europe, Africa and the Middle East. During his nine years at Scimitar, Mr. Venegas led the firm’s activities in deal origination, negotiations, capital raising and macroeconomic and geopolitical analysis, leading investments across four continents and multiple industries. He represented Scimitar in numerous media appearances, including Bloomberg Television, CNBC and Barron’s.

In addition, Mr. Venegas was the founder and chief executive officer of Omega Strategic Services Group LLC, a dynamic corporate/competitive intelligence and security advisory firm with operations in the Middle East and Africa that supported investors and corporations in creating successful operating environments and helping them to succeed by providing them with distinct, actionable intelligence and real-time data analytics. Earlier in his career, he worked at J.P. Morgan Private Bank in Geneva, Switzerland focused on the Middle East, and went on to lead the bank’s Bahrain office before leaving to found Scimitar.

Mr. Venegas received his M.B.A. in Finance and International Business from New York University’s Stern School of Business and a B.S. in Classical Arabic and Portuguese Languages from the United States Military Academy, West Point. Prior to his business career, he served with distinction in the U.S. Army as an Infantry officer. Born in Brooklyn, New York, he has lived in Switzerland, England, France, Brazil, Egypt, Jordan, Bahrain, the UAE, Saudi Arabia, Ghana, DR Congo, South Africa, Singapore, and Thailand and has operated in over 70 countries throughout the Middle East, Asia, Europe and Africa. Mr. Venegas speaks Arabic, French, Portuguese, Romanian and Spanish and has a conversational command of Afrikaans and Swahili.

We believe Mr. Venegas brings to our board of directors valuable perspective and experience as our Chief Executive Officer and as a large stockholder, as well as knowledge of the industry and experience managing and directing companies through various stages of development, all of which qualify him to serve as one of our directors.

Scott Ogur, Chief Financial Officer and Director

Mr. Ogur, CFA, has been a Director of the Company since May 2017 and our Chief Financial Officer since January 2018. Mr. Ogur has over 20 years of financial services experience. From 2014 to 2017, Mr. Ogur was chief financial officer and managing director of Spruce Investment Advisors, LLC. From 2012 to 2014, he was chief financial officer of Beacon Mortgage Corp. Prior to that, Mr. Ogur was chief financial officer of Algorithmic

Trading Management, LLC, chief investment officer of Scimitar Global Ventures, and a portfolio manager for J.P. Morgan. He currently serves on the board of directors of MetricStream, a governance, risk, and compliance software company, as well as Independent Diplomat, a not-for-profit diplomatic advisory group of which he is also treasurer. Mr. Ogur holds a B.S. in Business Administration, Accounting from Bucknell University and an M.B.A. from New York University’s Stern School of Business. Mr. Ogur is a CFA Charterholder.

We believe Mr. Ogur’s financial and accounting experience, perspective as a large stockholder and his knowledge of our operations, bring to our board of directors important skills and qualify him to serve as one of our directors.

Paul Hodges, Director

Mr. Hodges has been a Director and Senior Advisor of the Company since 2016. He currently serves as principal, president and chief executive officer of Yottabyte, LLC, a software-defined storage company. Mr. Hodges has a 20-year track record as a successful entrepreneur. Most recently, he served as a principal of Netarx, Inc., a network integration and services organization, which he helped grow substantially during his tenure. Earlier, Mr. Hodges co-founded and was chief executive officer of Codespear, LLC, a developer of broadcast alert and interoperable communications software, now part of Federal Signal Corporation. In 2007, he was a founder of First Michigan Bancorp, Inc. (renamed Talmer Bancorp, Inc. and acquired by Chemical Financial Corporation (NASDAQ: CHFC) in 2016) and a director until 2018. Other companies he has founded include Bloomfield Computer Systems, Inc., later purchased by Datatec Ltd., an international IT and managed services provider, and the marketing and advertising agencies ePrize, Inc. and Alteris Group, LLC. Mr. Hodges was appointed by the Governor of Michigan to serve as a director of the Michigan Strategic Fund from 2007 through 2012. Mr. Hodges studied computer engineering at Lawrence Technological University.

We believe Mr. Hodges’ experience as an entrepreneur and directing companies through various stages of development, bring to our board of directors important skills related to strategic planning and qualify him to serve as one of our directors.

Patrick Vo, Chief Executive Officer, BioTrackTHC and Director

Patrick Vo’s leadership was a driving force in growing BioTrackTHC from fewer than 20 customer locations in 2012 to its present market leading position with nine government contracts and over 2,200 customer locations across 33 U.S. states, the District of Columbia and six countries. A thought leader with experience deeply rooted in bringing new cannabis programs online, Mr. Vo personally oversaw the launch of three of the first four government cannabis tracking systems deployed in the United States. Mr. Vo took over as Chief Executive Officer of BioTrackTHC in 2015 and continues to lead its evolution as lawful cannabis progresses from frontier market to a global industry. Prior to joining BioTrackTHC, Mr. Vo held roles at Robert Half International, the Greater Phoenix Economic Council, and he began his career at PricewaterhouseCoopers. Mr. Vo holds a Master in Business from Indiana University’s Kelley School of Business, and both a Master’s and Bachelor’s degree in Accounting from the University of Arizona’s Eller College of Management.

We believe Mr. Vo’s experience in the cannabis industry and knowledge of our operations bring to our board of directors important skills and qualify him to serve as one of our directors.

Terence J. Ferraro, Chief Software Architect, BioTrackTHC and Director

Terence “TJ” Ferraro began his professional career assisting local authorities to combat opioid diversion by creating a biometric-based tracking software that eventually drew the interest of cannabis operators, resulting in the creation of BioTrackTHC in 2010. As a self-taught programmer and technology inventor, Mr. Ferraro is considered one of the most experienced and effective traceability and seed-to-sale developers in the world, maintaining BioTrackTHC’s excellent track record in IT security. As BioTrackTHC’s Chief Software Architect, he demonstrates unparalleled experience in government cannabis programs as it relates to technology infrastructure and launch timelines, being the only cannabis traceability company to never miss a deployment deadline. Mr. Ferraro and his innovative technology solutions are responsible for creating the most effective and transparent cannabis tracking programs in the world. His goal remains focused on establishing safety, accountability, and effective cannabis traceability infrastructure, throughout the United States and internationally.

We believe Mr. Ferraro’s experience in the cannabis industry and deep programming knowledge bring to our board of directors important skills and qualify him to serve as one of our directors.

Andrew Schweibold, Director

Andrew is the Co-Founder and Managing Partner of Rose Capital. Andrew has 12 years of institutional investment and financial advisory experience, having invested, monitored and/or managed more than $800 million of capital. Prior to forming Rose Capital, Andrew was a Co-Founder, Partner, and one of two Investment Committee members of Delos Capital, a middle market private equity firm. In 2016, Andrew was awarded the M&A Advisor 40 Under 40 Emerging Leaders Award for his efforts as Co-Founder and Partner of Delos at the age of 33. Prior to co-founding Delos, Andrew was a Principal of the Americas business for Vision Capital, and worked at Apollo Management, GTCR Golder Rauner, and Lazard. Andrew has a BBA from the Stephen M. Ross School of Business at the University of Michigan with a concentration in finance and accounting.

We believe Mr. Schweibold’s extensive financial services experience and degree in finance and accounting bring to our board of directors important skills and qualify him to serve as one of our directors.

Satyavrat Joshi, Director

Satyavrat “Sat” Joshi is the Chief Investment Officer of Rose Capital. Over the last 13 years, Sat has deployed and/or managed in excess of $1 billion of capital into both public securities and private investments across the capital structure. Prior to joining Rose Capital in 2018, Sat held senior investment roles at Hillhouse Capital, Incline Global Management and Ziff Brothers Investments. At Hillhouse Capital, Sat was a member of the Global Financials team, where he spent the majority of his time on private equity opportunities in the financial technology sector. During Sat’s tenure, Incline Global Management saw its assets under management triple and it was named as one of Barron’s “Best 100 Hedge Funds.” Earlier in his career, Sat was an Associate at Apollo Management, where he focused on lower middle market private investments as well as public debt and equity investments. Sat began his career at Lazard, where he was a member of its New York-based Restructuring Group. Sat has a B.S. in Commerce from the McIntire School of Commerce at the University of Virginia with concentrations in finance and management.

We believe Mr. Joshi’s extensive financial services experience and degree in finance and management bring to our board of directors important skills and qualify him to serve as one of our directors.

Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information about compensation paid, earned or accrued for services of our named executive officers for the past two fiscal years.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Salary ($)	All Other Compensation ($)	Total ($)
Zachary Venegas	2018	200,000	629,200	829,200
President /CEO, Director	2017	200,000	—	200,000

Scott Ogur	2018	135,000	—	135,000
CFO, Director	2017	N/A	N/A	N/A

Patrick Vo(1)	2018	102,000	—	102,000
CEO, BioTrackTHC	2017	N/A	N/A	N/A

Terence J. Ferraro(1)	2018	102,000	—	102,000
Chief Software Architect, BioTrackTHC	2017	N/A	N/A	N/A

____________

(1)      Reflects compensation for the period from June 1, 2018 to December 31, 2018.

On March 15, 2018 we awarded Zachary Venegas options to purchase a total of 490,000 shares of our common stock. We made no other individual grants of restricted stock or stock options to, and there were no stock options exercised by, our named executive officers for the period from October 25, 2015 (inception) through December 31, 2018.

As of December 31, 2018, we had employment agreements in place with Patrick Vo and Terence Ferraro.

On March 19, 2019, we entered into an executive Employment Agreement (the “Venegas Employment Agreement”) with Zachary L. Venegas, our Chief Executive Officer and Executive Chairman of our board of directors.

The Venegas Employment Agreement provides that Mr. Venegas’s employment is “at-will.” Under the terms of the Venegas Employment Agreement, we must pay Mr. Venegas a salary at a rate of not less than $200,000 per year to continue as Chief Executive Officer and Executive Chairman. Mr. Venegas is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 500,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Venegas’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Venegas Employment Agreement and as determined by our board of directors.

The Venegas Employment Agreement provides that if Mr. Venegas resigns from the Company, he can choose to remain Executive Chairman, so long as he beneficially owns a minimum of 20% of the shares he held as of the date of the Venegas Employment Agreement. The Venegas Employment Agreement also provides that if Mr. Venegas’s employment is terminated by us without Cause (as defined in the Venegas Employment Agreement) or Mr. Venegas resigns for Good Reason (as defined in the Venegas Employment Agreement), provided that Mr. Venegas signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 18 months; (ii) he may sell to us at the trailing 10 day VWAP shares of our stock sufficient to generate proceeds equal to the difference between $800,000 and the cumulative amounts received by him from all previous sales he has made of our stock, and (iii) all outstanding options to purchase our common stock then held by Mr. Venegas, to the extent unvested, will vest ratably by month for 18 months and any unexercised options will expire 21 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Venegas Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Venegas’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

On March 19, 2019, we entered into an executive Employment Agreement (the “Ogur Employment Agreement”) with Scott M. Ogur, our Chief Financial Officer and a member of the board of directors.

The Ogur Employment Agreement provides that Mr. Ogur’s employment is “at-will.” Under the terms of the Ogur Employment Agreement, we must pay Mr. Ogur a salary at a rate of not less than $180,000 per year, effective as of January 1, 2019, to continue as Chief Financial Officer and a member of the board of directors. Mr. Ogur is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 300,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Ogur’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Ogur Employment Agreement and as determined by the Board.

The Ogur Employment Agreement provides that if Mr. Ogur resigns from the Company, he can choose to remain a member of the board of directors, so long as he beneficially owns a minimum of 70% of the shares he held as of the date of the Ogur Employment Agreement. The Ogur Employment Agreement also provides that if Mr. Ogur’s employment is terminated by us without Cause (as defined in the Ogur Employment Agreement) or Mr. Ogur resigns for Good Reason (as defined in the Ogur Employment Agreement), provided that Mr. Ogur signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 12 months; (ii) he may sell to us at the trailing 10 day VWAP shares of our stock sufficient to generate proceeds equal to the difference between $800,000 and the cumulative amounts received by him from all previous sales he has made of our stock, and (iii) all outstanding options to purchase our common stock then held by Mr. Ogur, to the extent unvested, will vest ratably by month for 12 months and any unexercised options will expire 15 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Ogur Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Ogur’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents the unexercised options, unvested restricted stock and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2018.

Name	Stock Underlying Option	Option Exercise Price		Option Expiration Date
Zachary Venegas	40,000 shares of common stock	$2.090	*	3/28/2023
Zachary Venegas	450,000 shares of common stock	$1.900		3/28/2028

____________

* Represents 110% of the fair market value of our common stock on the day of issuance.

On March 19, 2019, we issued options to purchase 500,000 and 300,000 shares of our common stock to Mr. Venegas and Mr. Ogur, respectively.

Director Compensation

Other than compensation as an officer of the Company as shown above, there was no compensation awarded to, earned by, or paid to the members of our board of directors by us to date in 2019, or during the years 2018 and 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Zachary L. Venegas, our Chief Executive Officer and a director, and Scott Ogur, our Chief Financial Officer and a director, each own 50% of Helix Opportunities, LLC, which beneficially owns stock having 30.3% of our total voting power as of July 26, 2019.

Advances from Related Parties

We have a loan outstanding from a former Company executive. The advance does not accrue interest and has no definite repayment terms. The current loan balance is zero and was $45,250 and $124,750 as of December 31, 2018 and 2017, respectively.

Convertible Note Payable

On March 11, 2016, we entered into an Unsecured Convertible Promissory Note (“Note Eight”) with Paul Hodges, a director of the Company. Mr. Hodges provided us with $150,000 in cash, and we promised to pay the principal amount, together with interest at an annual rate of 7%, with principal and accrued interest on Note Eight due and payable on December 31, 2017 (unless converted under terms and provisions as set forth below). The principal balance of Note Eight was convertible at the election of Mr. Hodges, in whole or in part, at any time or from time to time, into our common stock at a forty percent (40%) discount to the average market closing price for the previous five (5) trading days, preceding the date of conversion election. We evaluated Note Eight in accordance with ASC 480, Distinguishing Liabilities from Equity, and determined that Note Eight will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings.

On February 20, 2018, we entered into an agreement with Mr. Hodges to amend Note Eight. We have since repaid Note Eight in full.

Warrants

In March 2016, we issued 960,000 shares of restricted common stock to Mr. Hodges pursuant to a subscription agreement, for total proceeds of $150,000. In connection with the subscription agreement, we issued a warrant to Mr. Hodges to purchase 1,920,000 restricted shares of our common stock at $0.16 per share. The warrant exercise date is the later of the following to occur: (i) March 9, 2017; (ii) ten (10) days after we notify the holder of the warrant that we shall have an effective Form S-1 registration statement with the SEC; or (iii) ten (10) days after we notify the holder of the warrants that we have entered into an agreement for the sale of substantially all of our assets or common stock.

Management Consulting Services Agreement

On April 12, 2019 we entered into a management consulting services agreement (the “MSA”) with Rose Management Group LLC (“Rose”). Rose beneficially owns approximately 30.3% of our common stock, and our directors Andrew Schweibold and Satyavrat Joshi are officers of Rose. Under the terms of the MSA, we engaged Rose for certain management and consulting services related to our business. These services include, but are not limited to, capital and operational advisory services, merger and acquisition services, management consulting services, strategic advisory services, financial strategy services, and data analysis advisory services.

We will pay Rose $20,830 per month (the “Monthly Fee”) during the term of the MSA; provided, that, if we reasonably determine in our good faith judgment that paying the Monthly Fee for a particular month would have an adverse impact on our ability to operate due to a cash shortage, then the Monthly Fee for such month shall be waived but shall accrue as a liability of ours to be paid to Rose as agreed in good faith by us and Rose. Rose will be entitled to its full annual fee, paid in the agreed monthly installments, if Rose is directly responsible for sourcing at least $1,250,000 in capital for us in any given twelve-month period.

The term of the MSA shall continue until the earlier of (i) the date that Rose or its affiliates have sold 90% or more of their equity interest in us, (ii) a sale, lease, or other disposition of all or substantially all of our assets, or (iii) a merger, consolidation, or other corporate reorganization of us that results in a change of control of the

Company. Upon any event set forth in subparts (ii) or (iii) above, Rose will be entitled to a payout equal to one year of additional management fees.

Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our directors be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors. Our board of directors does not expect this structure to adversely affect its ability to act independently and satisfy its other requirements.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 26, 2019 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 26, 2019.

The percentage of shares beneficially owned is computed on the basis of 75,747,718 shares of our common stock outstanding as of July 26, 2019. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 26, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and officers as a group. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Helix TCS, Inc., 10200 E. Girard Avenue, Suite B420, Denver, CO 80231.

Assuming an offering price per unit of $        , both the Series A Preferred Stock and Series B Preferred Stock are convertible into common stock on a one-to-one basis.

Name of Beneficial Owner	Number of Shares of Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Stockholders
RSF4, LLC(1)	27,018,195	30.2%
Helix Opportunities, LLC(2)	23,272,228	30.3%
RSF5, LLC(1)	27,018,195	30.2%
Nightstone Unlimited, Inc.	8,740,815	11.5%
Minds Eye Trust	7,525,903	9.9%
Brian McClintock	4,618,207	6.1%
Officers and Directors
Zachary Venegas(3)	23,762,228	30.8%
Scott Ogur(4)	23,272,228	30.3%
Andrew Schweibold(1)	27,018,195	30.2%
Terence J. Ferraro(5)	10,171,121	13.2%
Patrick Vo(6)	3,605,209	4.6%
Paul Hodges	911,000	1.2%
Officers and Directors as a Group (6 persons)	65,467,753	69.1%

____________

(1)      Consists of 13,233,994 shares of common stock and 13,784,201 shares of Series B Preferred Stock. Each of RSF4, LLC, a Delaware limited liability company, and RSF5, LLC, a Delaware limited liability company, is solely managed by Rose Capital Fund I GP, LLC, a Delaware limited liability company (“Rose GP”). Rose GP has the sole power to vote or sell the shares of our Series B Preferred Stock held by RSF4, LLC and RSF5, LLC. Rose GP is owned 50% by Andrew Schweibold and 50% by Jonathan Rosenthal. As a result of the foregoing, Rose GP, Schweibold and Rosenthal may be deemed to be beneficial owners of the shares held by RSF4, LLC and RSF5, LLC.

(2)      Consists of 22,272,228 shares of common stock and 1,000,000 shares of Series A Preferred Stock. Messrs. Venegas and Ogur each own 50% of Helix Opportunities, LLC.

(3)      Consists of (i) his beneficial ownership in Helix Opportunities, LLC and (ii) options to purchase up to 490,000 shares of our common stock.

(4)      Consists of his beneficial ownership in Helix Opportunities, LLC.

(5)      Consists of (i) 1,320,539 shares of common stock and (ii) 2,284,670 shares issuable upon exercise of options that are exercisable within 60 days of July 26, 2019.

(6)      Consists of (i) 8,740,815 shares of common stock and (ii) 1,430,306 shares issuable upon exercise of options that are exercisable within 60 days of July 26, 2019.

Equity Compensation Plan Information Table

The following table sets forth the indicated information as of December 31, 2018 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
Helix TCS, Inc. 2017 Omnibus Stock Plan	490,000		$1.92	3,995,055
Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan	393,492	(1)	$0.72	206,508

____________

(1)      Upon exercise of these options, the shares will convert into 3,841,492 shares of our common stock.

Our only equity compensation plans are the Helix TCS, Inc. 2017 Omnibus Stock Plan and Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan, which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our certificate of incorporation, our bylaws, our amended and restated Series A Certificate of Designations, our amended Series B Certificate of Designations and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, our bylaws, our amended and restated Series A Certificate of Designations and our amended Series B Certificate of Designations and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation, bylaws, amended and restated Series A Certificate of Designations and amended Series B Certificate of Designations, see “Where You Can Find More Information.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 (75,747,718 of which are issued and outstanding as of July 26, 2019), 1,000,000 shares of Series A Preferred Stock (1,000,000 of which are issued and outstanding as of July 26, 2019), and 17,000,000 shares of Series B Preferred Stock (13,784,201 of which are issued and outstanding as of July 26, 2019). Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our board of directors. Our board of directors may issue such shares of our preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Units

We are offering our units, with each unit consisting of one (1) share of our common stock and one (1) warrant to purchase one (1) share of our common stock, together with the shares of our common stock underlying such warrants, at a public offering price of $         per unit. Our units will not be certificated and the shares of our common stock and the warrants part of such units are immediately separable and will be issued separately in this offering.

Common Stock

As of July 26, 2019, we had 75,747,718 shares of common stock outstanding. The shares of our common stock presently outstanding, and any shares of our common stock issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting rights.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

Dividend rights.

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, if any, and any other restrictions, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on common stock.

Series A Preferred Stock

As of July 26, 2019, there were 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share designated (the “Series A Preferred”) and 1,000,000 shares of Series A Preferred issued and outstanding.

Shares of Series A Preferred are convertible into the Company’s common stock at the holder’s option at any time after May 17, 2017 and automatically convert into common stock at any time after May 17, 2017 upon either the affirmative vote of a majority of Series A Preferred holders or a “Qualified Initial Public Offering” of the Company’s securities, as defined in the Series A Preferred certificate of designations (the “Series A Certificate of Designations”).

The number of shares of common stock to which a holder of Series A Preferred shall be entitled upon conversion is subject to a weighted-average anti-dilution provision and shall be the product obtained by multiplying the Series A Preferred Conversion Rate, as defined below, then in effect by the number of shares of the Series A Preferred Stock being converted. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Series A Preferred Conversion Rate”) shall be the quotient obtained dividing the Preferred Stock Original Issue Price (as defined in the Series A Certificate of Designations) by the preferred stock conversion price, which shall initially be equal to the Preferred Stock Original Issue Price of $0.3253815, for an effective initial conversion ratio equal to 1:1, subject to adjustment for issuances of equity below the Preferred Stock Original Issue Price, among other things. The sale of             units in this offering at an assumed per unit price of $        would thus result in the conversion price being $0.3253815. As a result, each share of Series A Preferred would be convertible into one share of common stock.

The Series A Preferred shall vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock. Each holder of shares of the Series A Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of the Series A Preferred are then convertible. For so long as any the shares of the Series A Preferred remain outstanding, in addition to any other vote or consent required by the Company’s Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating certain transactions as further described in the Series A Certificate of Designations.

Additionally, the Series A Preferred holders are entitled to elect a director to sit on the Company’s board of directors. Currently, the Series A Preferred are held by Helix Opportunities, LLC, an entity owned 50% by the Company’s Chief Executive Officer, Zachary Venegas, and 50% by the Company’s Chief Financial Officer, Scott Ogur.

Series B Preferred Stock

As of July 26, 2019, there were 17,000,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”) authorized and 13,784,201 shares of Series B Preferred Stock issued and outstanding.

The Series B Preferred is convertible into the Company’s common stock at the holder’s option at any time after May 12, 2018 and automatically converts into common stock at any time after May 12, 2018 upon either the affirmative vote of a majority of Series B Preferred holders or a “Qualified Initial Public Offering” of the Company’s securities, as defined in the Series B Preferred certificate of designations (the “Series B Certificate of Designations”).

The number of shares of common stock to which a holder of the Series B Preferred shall be entitled upon conversion is subject to a weighted-average anti-dilution provision and shall be the product obtained by multiplying the Series B Preferred Conversion Rate, as defined below, then in effect by the number of shares of the Series B Preferred Stock being converted. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the “Series B Preferred Conversion Rate”) shall be the quotient obtained dividing the Preferred Stock Original Issue Price (as defined in the Series B Certificate of Designations) by the preferred stock conversion price, which shall initially be equal to the Preferred Stock Original Issue Price of $0.3253815, for an effective initial conversion ratio equal to 1:1, subject to adjustment for issuances of equity below the Preferred Stock Original Issue Price, among other things. The sale of             units in this offering at an assumed per unit price of $        would thus result in the conversion price being $0.3253815. As a result, each share of Series B Preferred would be convertible into one share of common stock.

The Series B Preferred shall vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock. Each holder of shares of the Series B Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of the Series B Preferred are then convertible. For so long as any the shares of the Series B Preferred remain outstanding, in addition to any other vote or consent required by the Company’s Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating certain transactions as further described in the Series B Certificate of Designations.

Additionally, the Series B Preferred holders are entitled to elect a director to sit on the Company’s board of directors.

Common Stock Equivalents

As of July 26, 2019, we had issued and outstanding 9,787,381 stock option awards under our equity incentive plans. At such date, we also had outstanding warrants to acquire an aggregate of 4,925,558 shares of our common stock. In addition, as of July 26, 2019, we had 1,000,000 shares of our Series A Preferred Stock and 13,784,201 shares of our Series B Preferred Stock issued and outstanding, as described above under “Series A Preferred Stock” and “Series B Preferred Stock.” We also had outstanding an aggregate $1.95 million principal amount of senior secured notes, which are convertible into shares of our common stock at a price equal to the lesser of (a) $0.90 per share and (b) a 30% discount to our volume weighted average price during the 30-day period prior to conversion. As of July 26, 2019, the senior secured notes are convertible into 2,574,417 shares of our common stock.

Stockholder Registration Rights

Certain holders of our securities, including certain holders of our convertible notes and holders of our Series B Preferred Stock are entitled to certain rights with respect to registration of such securities under the Securities Act of 1933, as amended, or the Securities Act. These securities are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of registration rights agreements.

In general, the registration of shares of our common stock pursuant to the exercise of registration rights enables the holders to trade such shares without restriction under the Securities Act when the applicable registration statement is declared effective. We generally have agreed to pay the registration expenses for such registration statements, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. We must use commercially reasonable efforts to keep the registration statement effective until the earlier of the date on which all registrable securities covered by such registration statement have been sold, or at such time that the holders of the registrable securities can sell their shares under Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

Our certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate or discourage acquisitions.

Our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our board of directors could establish one or more series of preferred stock that entitle holders to:

•        vote separately as a class on any proposed merger or consolidation;

•        cast a proportionately larger vote together with our common stock on any transaction or for all purposes;

•        elect directors having terms of office or voting rights greater than those of other directors;

•        convert preferred stock into a greater number of shares of our common stock or other securities;

•        demand redemption at a specified price under prescribed circumstances related to a change of control of our company; or

•        exercise other rights designed to impede a takeover.

A change of control transaction deemed by the board of directors to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Alternatively, the issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in the best interest of our stockholders, the board of directors could authorize the issuance of preferred stock or common stock without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

•        diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•        creating a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board; or

•        effecting an acquisition that might complicate or preclude the takeover.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

Our certificate of incorporation provides that our board of directors will consist of between two and 10 directors. The exact number of directors will be fixed from time to time by a majority of our board of directors. Each director will be elected for a one-year term. There will be no limit on the number of terms a director may serve on our board of directors. The holders of our Series A Preferred Stock are entitled to elect a director to sit on the Company’s board of directors, and the holders of our Series B Preferred Stock are entitled to elect another director to sit on the Company’s board of directors.

In addition, our bylaws provide that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled by our stockholders at the next annual meeting or a special meeting called for that purpose or by a majority of the directors then in office.

Business Combinations

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•        before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•        on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 ⅔% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•        any merger or consolidation involving the corporation and the interested stockholder;

•        any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•        subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder;

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation; and

•        in general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Quorum

Our bylaws provide that at any meeting of the board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.

Special Stockholder Meetings

Our bylaws provide that special meetings of our stockholders may be called at any time by our board of directors or our president, or in the event that we receive a written demand for a special meeting signed by holders of shares not less than 10% of all the votes entitled to be cast on any issue at the meeting.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Our bylaws include such provisions related to our authority to indemnify a director, officer, employee, fiduciary, or agent.

The DGCL also provides that Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Under the DGCL, where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our bylaws contain a mandatory indemnification provision, which requires us to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

The DGCL also permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•        breach of a director’s duty of loyalty to the corporation or its stockholders;

•        act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends, stock purchase or redemption of shares; or

•        transaction from which the director derives an improper personal benefit.

Our certificate of incorporation does not include such a provision.

Pursuant to our bylaws, expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

The DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that are included in our bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Quotation on the OTCQB

Our common stock is currently quoted on the OTCQB tier of the OTC Markets marketplace under the trading symbol “HLIX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. Its address is 3200 Cherry Creek Dr. South, Denver, Colorado 80209.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering units, each consisting of one (1) share of our common stock and one (1) two-year warrant to purchase one (1) share of our common stock. The shares of common stock and warrants are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 50 of this prospectus.

Warrants to Purchase Common Stock

Form

The warrants will be issued as individual warrant agreements to the investors. The material terms and provisions of the warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability

The warrants are exercisable beginning on the date of issuance, and at any time up to two years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or (ii) round up to the next whole share. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Redemption

We may call the warrants for redemption, in whole or in part, at a price of $0.001 per warrant if the reported last sale price of our common stock equals or exceeds $3.00 per share for 10 consecutive trading days and the average daily trading volume for such period exceeds $250,000 per trading day.

Cashless Exercise

If, at any time during the term of the warrants, the issuance of shares of our common stock upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise. The number of shares issuable pursuant to a cashless exercise for each warrant is equal to the quotient obtained by dividing (A) the product of (i) the number of shares issuable upon cash exercise of the warrant and (ii) the difference obtained by subtracting (x) the exercise price of the warrant from (y) the VWAP on the preceding trading day, by (B) the VWAP on the preceding trading day.

In addition, after 30 days from the closing of this offering and during any period when the common stock is trading below the exercise price, the holder of the warrants is permitted to effect a cashless exercise of the warrants. In this case, the number of shares issuable pursuant to a cashless exercise for each warrant is equal to the quotient obtained by dividing (A) the difference obtained by subtracting (x) 85% of the market price, from (y) the exercise price on the issuance date, as adjusted, by (B) 85% of the market price. For the purposes of cashless exercise, the market price is equal to the lowest volume weighted average price of the common stock starting ten trading days immediately prior to the date of determination.

Failure to Timely Deliver Shares

If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a warrant by the third trading day after the exercise date as required by the warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate and either, (i) reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (ii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock.

Exercise Price

Each warrant represents the right to purchase one share of common stock at an exercise price equal to $        per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions

If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations (a “Fundamental Transaction”), then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Warrant Agent

Corporate Stock Transfer, Inc. is acting as warrant agent for the warrants offered in the offering.

SHARES ELIGIBLE FOR FUTURE SALE

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The sales of a substantial amount of common stock in the public market in the future, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

As of July 26, 2019, we have 174 holders of our common stock and 75,747,718 shares of common stock outstanding. In addition, (i) 4,925,558 shares of our common stock may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $0.55 per share, (ii) 1,000,000 shares may be issued upon the conversion of Series A Preferred Stock, (iii) 13,784,201 shares may be issued upon the conversion of Series B Preferred Stock, (iv) 2,574,417 shares may be issued upon the conversion of convertible notes, and (v) 9,787,381 shares may be issued upon the exercise of outstanding options. Upon the completion of this offering, assuming all                units are sold, we will have        shares of common stock outstanding.

All of the shares of our common stock sold under this prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. 57,549,272 shares of common stock outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•        1.0% of the then outstanding shares of our common stock; or

•        the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

Lock-Up Agreements

We and each of our directors, officers and their affiliated entities have agreed to a 90-day “lock-up” from the date of this prospectus relating to shares of our common stock or securities convertible, exchangeable or exercisable into, shares of common stock, that they beneficially own. See “Plan of Distribution — Lock-up Agreements.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our warrants and shares of our common stock in the offering and the acquisition, ownership, and disposition of our shares of common stock issuable upon the exercise of our warrants.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of our warrants and common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of our warrants and common stock.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our warrants and common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of (i) our warrants or common stock acquired pursuant to this prospectus or (ii) our common stock acquired upon exercise of our warrants that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of (i) our warrants or common stock acquired pursuant to this prospectus or (ii) our common stock acquired upon the exercise of our warrants that is not a U.S. Holder.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who (i) acquire our warrants or common stock in the offering or (ii) who receive our common stock upon the exercise of our warrants, and who hold such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding our warrants or common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding our warrants or common stock as a result of a constructive sale; entities that acquire our warrants or common stock that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired our warrants or common stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of our warrants and common stock.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our warrants or common stock, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of our warrants and common stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of our warrants or common stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of our warrants and common stock.

U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of the Warrants and Common Stock

Distributions

Distributions made on our common stock generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. Dividends received by non-corporate U.S. Holders are generally taxed at a maximum tax rate of 20%, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such stock, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Warrants and Common Stock,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Warrants and Common Stock

Upon the sale, redemption, or other taxable disposition of our warrants or common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the warrants or common stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in our warrants or common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by non-corporate U.S. Holders will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to limitations.

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of our warrants and related receipt of our common stock (unless cash is received in lieu of the issuance of a fractional share of our common stock). A U.S.

Holder’s initial tax basis in our common stock received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. A U.S. Holder’s holding period for our common stock received on the exercise of a warrant should begin on the date that such warrant is exercised by such U.S. Holder.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of our warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of our warrants should generally not result in a constructive distribution.

Other U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends on and net gain from the disposition of our warrants or common stock. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our warrants or common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on our common stock and to the proceeds of a sale of our warrants or common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of the Warrants and Common Stock

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of our common stock (unless cash is received in lieu of the issuance of a fractional share of common stock and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Our Warrants and Common Stock”). A Non-U.S. Holder’s initial tax basis in our common stock received on the exercise of a warrant should be equal to the sum of (a) such Non-U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such warrant. A Non-U.S. Holder’s holding period for our common stock received on the exercise of a warrant should begin on the date that such warrant is exercised by such Non-U.S. Holder.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of our warrants, or an adjustment to the exercise price of our warrants, may be treated as a constructive distribution to a Non-U.S. Holder of our warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders).

Distributions

Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Our Warrants and Common Stock,” below. Any dividends paid to a Non-U.S. Holder with respect to our common shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN-E or W-8BEN. A Non-U.S. Holder that provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States will not be subject to the 30% withholding tax.

Dividends that are effectively connected with the conduct of a trade or business within the United States (or, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, subject to an applicable treaty that provides otherwise. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of our common shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Our Warrants and Common Stock

In general, a Non-U.S. Holder of our warrants or common stock will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such warrants or stock, unless:

•        the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

•        we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the five-year period ending on the date of disposition of our warrants or common shares; provided, with respect to our warrants and common stock, that as long as our common stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the sale of our warrants or common shares under this rule unless the Non-U.S. Holder has owned more than 5% of our common stock at any time during such five-year or shorter period (a “5% Stockholder”). In addition, certain attribution rules apply in determining ownership for this purpose. Non-U.S. Holders should be aware that we have made no determination as to whether we are or have been a USRPHC, and we can provide no assurances that we are not and will not become a USRPHC in the future. In addition, in the event that we are or become a USRPHC, we can provide no assurances that our common stock will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Dividends” in the event that (i) such holder is a 5% Stockholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on our common stock to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E, as applicable) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of our warrants or common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Under sections 1471 through 1474 of the Code and the regulations issued thereunder (commonly referred to as “FATCA”), a 30% United States federal withholding tax generally applies to certain payments if paid to

•        a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or

•        a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding certain substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our common stock and to payments of gross proceeds from a sale or other disposition of our common stock and warrants. Withholding agents may, however, rely on recently proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, will determine whether or not to implement gross proceeds FATCA withholding after December 31, 2018.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of the Warrants and Common Stock — Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holder should consult their own tax advisors regarding these requirements.

PLAN OF DISTRIBUTION

We will enter into a securities purchase agreement with investors for the purchase of units offered in this offering. In connection with this offering, we have engaged The Benchmark Group LLC as our exclusive placement agent, subject to the terms and conditions of the placement agency agreement dated the date of this prospectus. The placement agent is not purchasing or selling any of our units offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of units, but has agreed to use its reasonable best efforts to arrange for the sale of our units offered hereby. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering. The placement agent may engage one or more sub-placement agents or selected dealers to assist with the offering.

The placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

For the complete terms of the securities purchase agreement and the placement agency agreement, you should refer to the form securities purchase agreement and form placement agency agreement, which are filed as exhibits to the registration statement on Form S-1 of which this prospectus forms a part and which was filed with the SEC in connection with this offering, which are incorporated by reference herein.

Determination of Offering Price

The offering price of the units we are offering and the exercise price of the warrants included therein was negotiated between us and the investors, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the units we are offering include the history and prospects of the Company, the industry that we operate in, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Certain Relationships

The placement agent may in the future provide various investment banking, commercial banking, financial advisory, brokerage, and other services to us and our affiliates for which services the placement agent will receive fees negotiated between us and the placement agent.

The placement agent may, from time to time, engage in transactions with and perform services for us and/or affiliates in the ordinary course of its business for which the placement agent may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of our company. The placement agent may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

Upon receipt of investor funds for the purchase of the units offered pursuant to this prospectus, we will deliver the shares of common stock being issued to the investors electronically and will deliver physical certificates representing the warrants being issued to the investors. We expect to deliver the shares of our common stock being offered pursuant to this prospectus on or about            , 2019.

Commissions and Offering Expenses

The following table shows the public offering price, placement agent’s commissions and proceeds, before expenses, to us, assuming the sale of 25%, 50%, 75% and 100%, respectively, of the units offered for sale by us.

	Per Unit	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Public offering price	$	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Placement agent commissions to be paid by us(1)	$	$100,000	$200,000	$300,000	$400,000
Proceeds, before expenses, to us(2)	$	$1,150,000	$2,300,000	$3,450,000	$4,600,000

____________

(1)      We have also agreed to (i) issue to the placement agent an option to purchase units, consisting of shares of common stock and warrants to purchase shares of common stock, and (ii) reimburse the placement agent for its expenses in connection with this offering, up to $120,000, which includes up to $5,000 for background checks, up to $100,000 of legal counsel fees, and up to $15,000 for road show expenses.

(2)      The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants or the placement agent warrants being issued in this offering.

Placement Agent Units

The placement agent will receive an option to purchase up to            placement agent units, for an exercise price of $             per placement agent unit. The placement agent unit purchase options are immediately exercisable and will expire five (5) years after the commencement of sales in this offering. Each placement agent unit purchase option is exercisable to purchase units consisting of one (1) share of common stock and one (1) warrant to purchase common stock. The warrants are immediately exercisable and will expire five (5) years after the commencement of sales in this offering. The warrants will be exercisable at a price per share equal to $      . The warrants will not be redeemable. We will register the shares of common stock issuable upon exercise of the placement agent unit purchase options and warrants under the Securities Act and will file all necessary undertakings in connection therewith. The placement agent unit purchase options, the shares of common stock underlying the placement agent units, the warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The placement agent unit purchase options and warrants will not be sold, transferred, assigned, pledged, or hypothecated or the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the warrants or underlying shares for a period of six months following the effective date or commencement of sales in this offering, except that the placement agent unit purchase options and warrants may be assigned, in whole or in part, to any successor, officer, or partner of the placement agent (or to officers or partners of any such successor), and to members of the selling group, in compliance with FINRA Rule 5110(g), provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. The warrants may be exercised as to all or a lesser number of shares of common stock and will provide for cashless exercise. The warrants will further provide for customary adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in compliance with FINRA Rule 5110(f)(2)(G).

Right of First Refusal

For a period of twelve (12) months following the closing of the offering, we have granted the placement agent the right of first refusal to act as lead or joint-lead investment banker, lead or joint-lead book-runner and/or lead or joint-lead placement agent with a minimum economic participation of 35% of the financing-related fees payable, for each and every future public and private equity and debt offering, including all equity-linked financings, for us, or any successor to or any subsidiary of us as of such time, in connection with a financing to be conducted with accredited investors or institutions in the United States.

Tail Financing Payments

We have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of the placement agent’ s engagement, provides us with capital in any public or private offering or other financing or capital raising transaction, subject to certain conditions and exceptions, during the twelve-month period following expiration or termination of our engagement of the placement agent.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent and such other persons may be required to make in respect of such liabilities.

Subsequent Equity Sales

Pursuant to the terms of the securities purchase agreement, from the date hereof until 90 days after closing, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

Lock-up Agreements

We and each of our directors, officers and their affiliated entities, representing approximately 61% of our common stock outstanding prior to this offering, have entered into lock-up agreements with the placement agent. Under the lock-up agreements, no such person or entity will offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) by any such person or entity or any person in privity with any such person or entity, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, for a period of 90 days from the date of this prospectus, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by the director or executive officer. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

As of July 26, 2019, we have 75,747,718 shares of common stock outstanding. In addition, (i) 4,925,558 shares of our common stock may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $0.55 per share, (ii) 1,000,000 shares may be issued upon the conversion of Series A Preferred Stock, (iii) 13,784,201 shares may be issued upon the conversion of Series B Preferred Stock, (iv) 2,574,417 shares may be issued upon the conversion of convertible notes, and (v) 9,787,381 shares may be issued upon the exercise of outstanding options. Upon the completion of this offering, we will have           shares of common stock outstanding, assuming all          units are sold.

After the lock-up agreements expire, based on shares outstanding as of July 26, 2019, up to an additional 46,478,576 shares of common stock held by our officers, directors and their affiliated entities will be eligible for sale in the public market, and will be subject to volume limitations pursuant to Rule 144 under the Securities Act and various vesting agreements.

Principal Market

Our common stock is presently quoted on the OTCQB of the OTC Markets marketplace under the trading symbol “HLIX.” There is no market for the warrants and none is expected to develop. In addition, we do not intend to apply to list the warrants sold on any securities exchange or other trading market including any OTC Market.

Regulation M Restrictions

The placement agent may be deemed to be underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal may be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We currently maintain insurance for the benefit of any director or officer, which cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina. Gusrae Kaplan Nusbaum PLLC, New York, New York, has acted as legal counsel for the placement agent in connection with certain legal matters relating to the offering.

EXPERTS

The consolidated financial statements of Helix TCS, Inc. as of December 31, 2018 and 2017 and for the years then ended appearing in this prospectus have been so included in reliance on the reports of BF Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). We also maintain a website at https://helixtcs.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

PART I — FINANCIAL INFORMATION

ITEM 1. Financial Statements

HELIX TCS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2019 (Revised)	December 31, 2018
ASSETS
Current assets:
Cash	$2,120,784	$285,761
Accounts receivable, net	1,186,224	1,184,923
Prepaid expenses and other current assets	315,143	409,800
Costs & earnings in excess of billings	20,167	42,869
Total current assets	3,642,318	1,923,353

Property and equipment, net	442,003	349,518
Intangible assets, net	17,456,150	18,604,078
Goodwill	39,913,559	39,913,559
Deposits and other assets	1,544,451	146,990
Total assets	$62,998,481	$60,937,498

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,088,832	$1,702,713
Advances from related parties	3,250	45,250
Billings in excess of costs	156,998	155,192
Deferred rent	—	2,937
Notes payable, current portion	24,805	24,805
Obligation pursuant to acquisition	75,000	201,667
Convertible notes payable, net of discount	1,180,604	187,177
Convertible notes payable, net of discount – related party	3,912,403	—
Due to related party	—	32,489
Contingent consideration	2,045,304	908,604
Warrant liability	5,986,781	896,171
Total current liabilities	15,473,977	4,157,005

Long-term liabilities
Notes payable, net of current portion	44,494	51,554
Other long-term liabilities	1,060,398	—
Total long-term liabilities	1,104,892	51,554

Total liabilities	16,578,869	4,208,559

Shareholders’ equity:
Preferred stock (Class A), $0.001 par value, 3,000,000 shares authorized; 1,000,000 issued and outstanding as of March 31, 2019 and December 31, 2018	1,000	1,000
Preferred stock (Class B), $0.001 par value, 17,000,000 shares authorized; 13,784,201 issued and outstanding as of March 31, 2019 and December 31, 2018	13,784	13,784
Common stock; par value $0.001; 200,000,000 shares authorized; 74,410,397 shares issued and outstanding as of March 31, 2019; 72,660,825 shares issued and outstanding as of December 31, 2018	74,410	72,660
Additional paid-in capital	83,357,391	82,831,014
Accumulated other comprehensive income	22,238	17,991
Accumulated deficit	(37,049,211)	(26,207,510)
Total shareholders’ equity	46,419,612	56,728,939
Total liabilities and shareholders’ equity	$62,998,481	$60,937,498

See accompanying notes to the unaudited condensed consolidated financial statements.

HELIX TCS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2019 (Revised)	2018
Security and guarding	$1,204,711	$1,093,774
Systems installation	28,541	34,564
Software	2,137,855	—
Total revenues	$3,371,107	$1,128,338
Cost of revenue	1,925,219	790,705
Gross margin	1,445,888	337,633

Operating expenses:
Selling, general and administrative	936,878	347,880
Salaries and wages	1,251,577	866,320
Professional and legal fees	688,455	619,759
Depreciation and amortization	1,165,641	198,903
Loss on impairment of Goodwill	—	664,329
Total operating expenses	4,042,551	2,697,191

Loss from operations	(2,596,663)	(2,359,558)

Other (expense) income:
Change in fair value of convertible note	(987,963)	577,016
Change in fair value of convertible note – related party	(3,524,009)	118,506
Change in fair value of warrant liability	(1,632,956)	976,679
Change in fair value of contingent consideration	(1,136,700)	—
Loss on issuance of warrants	(787,209)	—
Gain on reduction of obligation pursuant to acquisition	—	266,613
Interest expense	(176,201)	(17,933)
Other (expense) income	(8,245,038)	1,920,881

Net loss	$(10,841,701)	$(438,677)

Other comprehensive income:
Changes in foreign currency translation adjustment	4,247	—
Total other comprehensive income	4,247	—
Total comprehensive loss	(10,837,454)	(438,677)

Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	—	(14,998,505)

Net loss attributable to common shareholders	$(10,837,454)	$(15,437,182)

Net loss per share attributable to common shareholders:
Basic	$(0.15)	$(0.53)
Diluted	$(0.15)	$(0.53)

Weighted average common shares outstanding:
Basic	73,163,893	29,076,641
Diluted	73,163,893	29,076,641

 See accompanying notes to the unaudited condensed consolidated financial statements.

HELIX TCS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(UNAUDITED)

	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2018	72,660,825	$72,660	1,000,000	1000	13,784,201	$13,784	$82,831,014	$17,991	$(26,207,510)	$56,728,939
Issuance of common stock per stock subscription agreements	1,255,222	1,255								1,255
Issuance of common stock resulting from convertible note conversion	155,421	156					117,781			117,937
Issuance of common stock to employees under Stock Incentive Plan	250,000	250					319,750			320,000
Issuance of common stock resulting from inducement of consulting agreement	20,000	20					27,380			27,400
Grant of an option to purchase common stock							56,667			56,667
Issuance of common stock resulting from exercise of stock options	6,082	6					4,799			4,805
Issuance of common stock resulting from cashless exercise of stock options	62,847	63								63
Foreign currency translation								4,247		4,247
Net loss									(10,841,701)	(10,841,701)
Balance at March 31, 2019 (Revised)	74,410,397	$74,410	1,000,000	$1,000	13,784,201	$13,784	$83,357,391	$22,238	$(37,049,211)	$46,419,612
	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2017	28,771,402	$28,771	1,000,000	$1,000	13,784,201	$13,784	$18,741,114	$(18,241,708)	$542,961
Beneficial conversion feature of Series B convertible preferred stock							14,998,505		14,998,505
Deemed dividend on conversion of Series B convertible preferred stock to common stock							(14,998,505)		(14,998,505)
Issuance of common stock per stock subscription agreement	722,222	722					649,278		650,000
Issuance of common stock resulting from convertible note conversion	205,974	206					174,794		175,000
Issuance of restricted common stock	15,000	15					29,950		29,965
Issuance of common stock to employees under Stock Incentive Plan	142,850	143					422,871		423,014
Reduction in Additional Paid-In Capital due to acquisition settlement agreement							(90,318)		(90,318)
Net loss								(438,677)	(438,677)
Balance at March 31, 2018	29,857,448	$29,857	1,000,000	$1,000	13,784,201	$13,784	$19,927,689	$(18,680,385)	$1,291,945

See accompanying notes to the unaudited condensed consolidated financial statements.

HELIX TCS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2019 (Revised)	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,841,701)	$(438,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,165,641	198,903
Amortization of debt discounts	128,794	—
Loss on issuance of warrants	787,209
Provision for doubtful accounts	69,896	—
Share-based compensation expense	408,935	452,979
Change in fair value of convertible notes, net of discount	987,963	(402,016)
Change in fair value of warrant liability	1,632,956	(976,679)
Change in fair value of convertible notes, net of discount – related party	3,524,009	(118,506)
Change in fair value of contingent consideration	1,136,700	—
Loss on impairment of goodwill	—	664,329
Gain on reduction of obligation pursuant to acquisition	—	(266,613)
Gain on reduction of contingent consideration	(100,000)	—

Change in operating assets and liabilities:
Accounts receivable	(73,040)	(63,595)
Prepaid expenses	99,205	—
Deposits	—	(14,729)
Due from related party	(32,489)	—
Costs in excess of billings	22,702	40,847
Accounts payable and accrued expenses	(139,956)	(119,442)
Deferred rent	(2,937)	(3,580)
Billings in excess of costs	1,806	33,407
Right of use assets and liabilities	48,432	—
Net cash used in operating activities	(1,175,875)	(1,013,372)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,195)	(84,144)
Payments for business combination, net of cash acquired	(26,667)	—
Payments for asset acquisition	—	(31,248)
Net cash used in investing activities	(35,862)	(115,392)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments pursuant to advances from related parties	(42,000)	(44,500)
Payments pursuant to notes payable	(7,060)	—
Payments pursuant to a promissory note	(280,000)	—
Proceeds from notes payable	—	33,248
Proceeds from the issuance of a promissory note	280,000	—
Proceeds from the issuance of convertible notes payable	1,925,000	—
Proceeds from the issuance of common stock	1,129,700	650,000
Net cash provided by financing activities	3,005,640	638,748
Effect of foreign exchange rate changes on cash	41,120	—
Net change in cash	1,835,023	(490,016)
Cash, beginning of period	285,761	868,554
Cash, end of period	$2,120,784	$378,538

Supplemental disclosure of cash and non-cash transactions:
Conversion of convertible note into common stock	$117,936	$—
Debt discount for warrant liability	$(1,542,001)	$—
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$1,485,511	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.    Description of Business

Helix TCS, Inc. (the “Company” or “Helix”) was incorporated in Delaware on March 13, 2014. Pursuant to the acquisition of the assets of Helix TCS, LLC, as discussed below, we changed our name from Jubilee4 Gold, Inc. to Helix TCS, Inc. effective October 25, 2015.

Effective October 25, 2015, we entered into an acquisition and exchange agreement with Helix TCS, LLC. We closed the transaction contemplated under the acquisition and exchange agreement on December 23, 2015 and Helix TCS, LLC was merged into and with Helix.

Effective October 1, 2015, for accounting purposes, as part of an acquisition amounting to a reorganization dated December 21, 2015, Helix Opportunities LLC exchanged 100% of Helix TCS, LLC and its wholly-owned subsidiaries, Security Consultants Group, LLC and Boss Security Solutions, Inc. to the Company in exchange for 20 million common shares and 1 million convertible preferred shares of the Company.

The acquisition of Helix was treated as a recapitalization for financial accounting purposes. Jubilee4 Gold, Inc. is considered the acquiree for accounting purposes and their historical financial statements before the Acquisition Agreement were replaced with the historical financial statements of the Company. The common stock account of the Company continues post-merger, while the retained earnings of the acquiree is eliminated. Furthermore, on April 11, 2016, the Company acquired the assets of Revolutionary Software, LLC (“Revolutionary”).

On June 2, 2017 (the “Closing”), the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) in which the Company purchased all issued and outstanding Units of Security Grade Protective Services, Ltd. (“Security Grade”), which consisted of 800,000 Class A Units and 200,000 Class B Units. At closing, the Company delivered $800,000 in cash and 207,427 non-qualified stock options (the “Initial Stock Options”). Furthermore, provided that, within the first 60 days following the Closing, no material customer identified in the Agreement terminates its contractual relationship with the Company and that all contracts with such material customers are in full force and effect without default or cancellation as of the 60th day following the Closing, on the 61st day following the Closing, the Company shall issue 207,427 additional stock options (the “Additional Stock Options”). The Company subsequently issued the 207,427 additional stock options on August 1, 2017 as well as a second cash payment of $800,000 pursuant to the original terms of the Agreement.

In the first quarter of 2018, the Company notified the selling members of Security Grade of their intent to exercise their right of setoff noted in the Agreement after discovering misrepresentations made by one of the selling members of Security Grade. The Company has settled with all of the six selling members. See Note 6 for further details surrounding the settlements.

On March 3, 2018, Helix, Inc. and its wholly owned subsidiary, Helix Acquisition Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bio-Tech Medical Software, Inc. (“BioTrackTHC”) and Terence J. Ferraro, as the representative of the BioTrackTHC shareholders, pursuant to which Merger Sub merged with and into BioTrackTHC (the “Merger”).

On June 1, 2018 (the “BioTrackTHC Closing Date”), in connection with closing the Merger, the Company issued 38,184,985 unregistered shares of its common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. The Company also assumed the Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan (“BioTrackTHC Stock Plan”), pursuant to which options exercisable in the amount of 8,132,410 shares of common stock are outstanding. As a result, BioTrackTHC stockholders will own 48% of the Company on a fully diluted basis on the BioTrackTHC Closing Date.

On August 3, 2018 (the “Engeni Closing Date”), the Company and its wholly owned subsidiary, Engeni Merger Sub, LLC (“Engeni Merger Sub”), entered into an Agreement and Plan of Merger (the “Engeni Merger Agreement”) with Engeni LLC (“Engeni US”), Engeni S.A (“Engeni SA”), Scott Zienkewicz, Nicolas Heller and Alberto Pardo Saleme (the Engeni US members), and Scott Zienkewicz, as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as a wholly-owned subsidiary of the Company (the “Engeni Merger”).

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Description of Business (cont.)

On the Engeni Closing Date, in connection with closing the Engeni Merger Agreement, the Company issued 366,700 shares of Company common stock to Engeni US members. Furthermore, the Company will also issue Engeni US members 366,700 and 366,600 shares of Company common stock upon achievement of specific objectives.

On February 5, 2019, the Company and its wholly owned subsidiary, Merger Sub, entered into an Agreement and Plan of Merger (the “Amercanex Merger Agreement”) with Green Tree International, Inc., a corporation incorporated under the laws of the state of Colorado operating under the tradename “Amercanex International Exchange” (“Amercanex”). Pursuant to the Amercanex Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Amercanex, with Amercanex surviving the merger as a wholly-owned subsidiary of the Company. The Merger is expected to close during the second quarter of 2019.

2.    Revision of Financial Statements

On March 19, 2019 the Company awarded the Chief Financial Officer, two options to purchase a total of 300,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

On March 19, 2019 the Company awarded the Chief Executive Officer, two options to purchase a total of 500,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

Upon further review it was noted, the Company erroneously recorded the total stock compensation expense associated with the options on the date the options were granted. Compensation expense associated with these option grants will vest ratable over a three-year period beginning with the date of grant.

The following table summarizes the effects of the revisions on the financial statements for the periods reported.

	Previously Reported	Adjustments	Revised
Condensed Consolidated Balance Sheet as of March 31, 2019
Additional paid-in capital	$84,937,724	$(1,580,333)	$83,357,391
Accumulated deficit	(38,629,544)	1,580,333	(37,049,211)

Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2019
Salaries and wages	$2,831,910	$(1,580,333)	$1,251,577
Total operating expenses	5,622,884	(1,580,333)	4,042,551
Loss from operations	(4,176,996)	1,580,333	(2,596,663)
Net loss	(12,422,034)	1,580,333	(10,841,701)
Total comprehensive loss	(12,417,787)	1,580,333	(10,837,454)
Net loss attributable to common shareholders	(12,417,787)	1,580,333	(10,837,454)
Net loss per share attributable to common shareholders:
Basic	$(0.17)	$0.02	$(0.15)
Diluted	$(0.17)	$0.02	$(0.15)

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.    Revision of Financial Statements (cont.)

The Company corrected certain immaterial errors in its 2018 financial statements. In accordance with ASC 50-10-S99 and S55 (formerly Staff Accounting Bulletins (“SAB”) No. 99 and No. 108), Accounting Changes and Error Corrections, the Company concluded that these errors were, individually, and in the aggregate, not material, quantitatively or qualitatively, to the financial statements in these periods.

On March 15, 2018, the Company awarded Zachary Venegas two options to purchase a total of 490,000 shares of the Company’s common stock at prices ranging from $1.90 to $2.09 per share. These options vested on June 28, 2018 and have expiration dates ranging from March 2023 to March 2028. In the Form 10-Q for the period ended March 31, 2019 filed on May 15, 2019, a revision relating to the options noted above was included in the Condensed Consolidated Balance Sheet as of March 31, 2018 and the Condensed Consolidation Statement of Operations for the three months ended March 31, 2018. Furthermore, it was determined the effect of the transaction noted above occurred during the three months ended June 30, 2018.

Therefore the revision of the Condensed Consolidated Balance Sheet as of March 31, 2018 and the Condensed Consolidation Statement of Operations for the three months ended March 31, 2018 in the Form 10-Q for the period ended March 31, 2019 was incorrect and the originally filed Condensed Consolidated Balance Sheet as of March 31, 2018 and the Condensed Consolidation Statement of Operations for the three months ended March 31, 2018 were correct and reflected accordingly in this filing.

Upon further review it was noted that, during the six months ended June 30, 2018 the Company erroneously recorded revenue for transactions with a consolidating entity and not recording the intercompany entry to eliminate the revenue. Therefore revenue and cost of revenues for the six months ended June 30, 2018 were overstated by $338,437. The Company will adjust for these errors on a prospective basis.

The following table summarizes the effects of the revisions on the financial statements for the periods reported.

	Previously Reported	Adjustments	As revised
Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2018
Revenue	$3,340,817	$(338,437)	$3,002,380
Cost of Revenue	$2,689,529	$(338,437)	$2,351,092

On December 12, 2018, the Company sold an aggregate of 222,222 units of the Company’s securities to an investor at a purchase price of $0.90 per unit for total proceeds of $200,000. Each unit consists of one share of the Company’s common stock and a warrant exercisable to purchase one half of one share of common stock of the Company.

Each warrant is exercisable at any time on or after 90 days from the issuance date until the four-year anniversary issuance date. Each warrant is exercisable at a price of $1.25 per share.

Upon further review it was noted, during the year ended December 31, 2018, the Company erroneously recorded the warrants as a component of shareholders’ equity. The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the common stock included in the agreement. Management also determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480 Distinguishing Liabilities from Equity.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.    Revision of Financial Statements (cont.)

As a result, for the year-ended December 31, 2018, the Company recorded an increase to liabilities of $92,000, a reduction to additional paid-in capital of $307,778 and a reduction to accumulated deficit of $215,778.

	Previously Reported	Adjustments	Revised
Consolidated Balance Sheet as of December 31, 2018
Warrant liability	$804,171	$92,000	$896,171
Total current liabilities	4,065,005	92,000	4,157,005
Total liabilities	4,116,559	92,000	4,208,559
Additional paid-in capital	83,138,792	(307,778)	82,831,014
Accumulated deficit	(26,423,288)	215,778	(26,207,510)
Total shareholders’ equity	56,820,939	(92,000)	56,728,939

Consolidated Statement of Operations for the Year Ended December 31, 2018
Salaries and wages	$5,918,594	$(108,000)	$5,810,594
Total operating expenses	13,759,855	(108,000)	13,651,855
Loss from operations	(10,165,321)	108,000	(10,057,321)
Change in fair value of obligation to issue warrants	1,625,398	16,000	1,641,398
Gain on issuance of warrants	—	91,778	91,778
Other income (expenses)	1,983,741	107,778	2,091,519
Net loss	(8,181,580)	215,778	(7,965,802)
Total comprehensive loss	(8,163,589)	215,778	(7,947,811)
Net loss attributable to common shareholders	(30,365,783)	215,778	(30,150,005)

3.    Going Concern Uncertainty, Financial Condition and Management’s Plans

The Company believes that there is substantial doubt about the Company’s ability to continue as a going concern. The Company believes that its available cash balance as of the date of this filing will not be sufficient to fund its anticipated level of operations for at least the next 12 months. The Company believes that its ability to continue operations depends on its ability to sustain and grow revenue and results of operations as well as its ability to access capital markets when necessary to accomplish the Company’s strategic objectives. The Company believes that it will continue to incur losses for the immediate future. The Company expects to finance future cash needs from its results of operations and, depending on the results of operations, the Company may need additional equity or debt financing until it can achieve profitability and positive cash flows from operating activities, if ever.

At March 31, 2019, the Company had a working capital deficit of $11,831,659, as compared to a working capital deficit of $2,233,652 at December 31, 2018. The increase of $9,598,007 in the Company’s working capital deficit from December 31, 2018 to March 31, 2019 was primarily the result of a non-cash increase in the fair market value of Company’s convertible notes payable, net of discount.

The Company’s future capital requirements for its operations will depend on many factors, including the profitability of its businesses, the number and cash requirements of other acquisition candidates that the Company pursues, and the costs of operations. The Company has been investing in expanding its operation in new states, its security service in Colorado, and upgrading the capabilities of BioTrackTHC. The Company’s management has taken several actions to ensure that it will have sufficient liquidity to meet its obligations for the next twelve months, including growing and diversifying its revenue streams, selectively reducing expenses, and considering additional funding. Additionally, if the Company’s actual revenues are less than forecasted, the Company anticipates that variable expenses will also decline, and the Company’s management can implement expense reduction as necessary. The Company is evaluating other measures to further improve its liquidity, including the sale of equity or debt securities. Lastly, the Company may elect to reduce certain related-party and third-party debt by converting such

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3.    Going Concern Uncertainty, Financial Condition and Management’s Plans (cont.)

debt into common shares. The Company’s management believes that these actions will enable the Company to meet its liquidity requirements through May 16, 2020. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations during 2019 and beyond.

The Company plans to generate positive cash flow from its Colorado security operations, BioTrackTHC and Engeni acquisitions to address some of the liquidity concerns. However, to execute the Company’s business plan, service existing indebtedness and implement its business strategy, the Company anticipates that it will need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financings, borrowings from affiliates or other arrangements. The Company cannot be sure that any additional funding, if needed, will be available on terms favorable to the Company or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute the Company’s current stockholders’ ownership and could also result in a decrease in the market price of the Company’s common stock. The terms of those securities issued by the Company in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. The Company also may be required to recognize non-cash expenses in connection with certain securities it issues, such as convertible notes and warrants, which may adversely impact the Company’s operating results and financial condition. Furthermore, any debt financing, if available, may subject the Company to restrictive covenants and significant interest costs. There can be no assurance that the Company will be able to raise additional capital, when needed, to continue operations in their current form.

4.    Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Helix TCS, LLC (“Helix TCS”), Security Consultants Group, LLC (“Security Consultants”), Boss Security Solutions, Inc. (“Boss Security”), Security Consultants Group Oregon, LLC (“Security Oregon”), Security Grade, BioTrackTHC (since June 1, 2018, and Engeni US (since August 3, 2018).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Use of estimates includes the following: 1) allowance for doubtful accounts, 2) estimated useful lives of property, equipment and intangible assets, 3) intangibles impairment, 4) valuation of convertible notes payable and 5) revenue recognition. Actual results could differ from estimates.

Cash

Cash consists of checking accounts. The Company considers all highly liquid investments purchased with a maturity of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents as of March 31, 2019 or December 31, 2018.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Allowance for doubtful accounts was $85,067 and $76,156 at March 31, 2019 and December 31, 2018, respectively.

Long-Lived Assets, Including Definite Lived Intangible Assets

Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Definite-lived intangible assets primarily consist of non-compete agreements and customer relationships. For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

Goodwill

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Helix reviews goodwill for possible impairment annually during the fourth quarter, or whenever events or circumstances indicate that the carrying amount may not be recoverable.

The impairment model prescribes a two-step method for determining goodwill impairment. However, an entity is permitted to first assess qualitative factors to determine whether the two-step goodwill impairment test is necessary. The qualitative factors considered by Helix may include, but are not limited to, general economic conditions, Helix’s outlook, market performance of Helix’s industry and recent and forecasted financial performance. Further testing is only required if the entity determines, based on the qualitative assessment, that it is more likely than not that a reporting unit’s fair value is less than its carrying amount. Otherwise, no further impairment testing is required. In the first step, Helix determines the fair value of its reporting unit using a discounted cash flow analysis. If the net book value of the reporting unit exceeds its fair value, Helix then performs the second step of the impairment test, which requires allocation of the reporting unit’s fair value to all of its assets and liabilities using the acquisition method prescribed under authoritative guidance for business combinations with any residual fair value being allocated to goodwill. An impairment charge is recognized when the implied fair value of Helix’s goodwill is less than its carrying amount.

Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and the current fair value of the asset. It was determined that during the first quarter of 2018, the Company’s entire amount of goodwill attributable to the Security Grade acquisition was impaired. See Note 8 for a further discussion on the impairment.

Accounting for Acquisitions

In accordance with the guidance for business combinations, the Company determines whether a transaction or other event is a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company capitalizes acquisition-related costs and fees associated with asset acquisitions and immediately expenses acquisition-related costs and fees associated with business combinations.

Business Combinations

The Company accounts for its business combinations under the provisions of Accounting Standards Codification (“ASC”) Topic 805-10, Business Combinations (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Topic 606, Revenue from Contacts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

The security services revenue is generated from performing armed and unarmed guarding which is contracted for on an hourly basis. Revenues associated with these contracted services are recognized under time-based arrangements as services are provided.

Additionally, the Company provides transportation security services, which are generally contracted for on a per-run basis and sometimes additional fees and surcharges are also billed to the client depending on the length of the run. Revenues associated with these services are recognized as the transportation service is provided.

The Company also generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) businesses that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

Occasionally, the Company will enter into systems installation arrangements. Installation jobs are estimated based on the cost of equipment to be installed, the number of hours expected to be incurred to complete the job and other ancillary costs. Revenue associated with these services are recognized over the arrangement period.

Lastly, the Company generates advertising revenues from consumer advertising on its Cannabase platform. Revenue is recognized over the contract period associated with each specific advertising campaign.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

Segment Information

FASB ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial performance and the results of operations of the segments prepared in accordance with GAAP when making decisions about allocating resources and assessing performance of the Company.

Asset information by operating segment is not presented since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s condensed unaudited consolidated financial statements.

Expenses

Cost of Revenues

The cost of revenues is the total cost incurred to obtain a sale and the cost of the goods or services sold. Cost of revenues primarily consisted of hourly compensation for security personnel and employees involved in the creation and development of licensing software.

Operating Expenses

Operating expenses encompass selling general and administrative expenses, salaries and wages, professional and legal fees, loss on impairment of Goodwill and depreciation. Selling, general and administrative expenses consist primarily of rent/moving expenses, advertising and travel expenses. Salaries and wages is composed of non-revenue generating employees. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services as well as the costs related to being a publicly traded company.

Other (Expense) Income, net

Other (expense) income, net consisted of change in fair value of convertible note, change in fair value of convertible note — related party, change in fair value of contingent consideration, change in fair value of warrant liability, loss on issuance of warrants and interest expense.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives are 3 years for vehicles and 5 years for furniture and equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold, or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

Contingencies

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses and amounted to $69,271 and $26,774 for the three months ended March 31, 2019 and 2018, respectively.

Foreign Currency

The local currency is the functional currency for one entity’s operations outside the United States. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rate in effect at the end of each period. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive income within shareholders’ equity. Gains and losses from foreign currency transactions are included in net loss for the period.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the three months ended March 31, 2019 and 2018.

Comprehensive Loss

Comprehensive loss consists of consolidated net loss and foreign currency translation adjustments. Foreign currency translation adjustments included in comprehensive loss were not tax-effected as investments in international affiliates are deemed to be permanent.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

Subsequent Measurement — Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a Beneficial Conversion Feature (“BCF”). A beneficial conversion feature is recorded by the Company as a debt discount pursuant to ASC 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the beneficial conversion feature and the Company amortizes the discount to interest expense over the life of the debt.

The Company accounts for the beneficial conversion feature on its convertible preferred stock in accordance with ASC 470-20, Debt with Conversion and Other Options. The BCF of convertible preferred stock is normally characterized as the convertible portion or feature that provides a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of convertible preferred stock when issued. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

To determine the effective conversion price, the Company first allocates the proceeds received to the convertible preferred stock and then uses those allocated proceeds to determine the effective conversion price. If the convertible instrument is issued in a basket transaction (i.e., issued along with other freestanding financial instruments), the proceeds should first be allocated to the various instruments in the basket. Any amounts paid to the investor when the transaction is consummated (e.g., origination fees, due diligence costs) represent a reduction in the proceeds received by the issuer. The intrinsic value of the conversion option should be measured using the effective conversion price for the convertible preferred stock on the proceeds allocated to that instrument. The effective conversion price represents proceeds allocable to the convertible preferred stock divided by the number of shares into which it is convertible. The effective conversion price is then compared to the per share fair value of the underlying shares on the commitment date.

The accounting for a BCF requires that the BCF be recognized by allocating the intrinsic value of the conversion option to additional paid-in capital, resulting in a discount on the convertible preferred stock. This discount should be accreted from the date on which the BCF is first recognized through the earliest conversion date for instruments that do not have a stated redemption date. The intrinsic value of the BCF is recognized as a deemed dividend on convertible preferred stock over a period specified in the guidance.

Share-based Compensation

The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant.

The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

•        Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•        Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•        Level 3 — Inputs that are unobservable for the asset or liability.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. The following section describes the valuation methodologies that the Company used to measure, for disclosure purposes, its financial instruments at fair value.

Convertible notes payable

The fair value of the Company’s convertible notes payable, approximated the carrying value as of March 31, 2019 and December 31, 2018. Factors that the Company considered when estimating the fair value of its debt included market conditions and the term of the debt. The level of the debt would be considered as Level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts receivable, prepaid expenses, deposits, accounts payable and accrued liabilities, advances from shareholders and obligation pursuant to acquisition approximate their fair value due to the short-term maturity of those items.

Earnings (Loss) per Share

The Company follows ASC 260, Earnings Per Share, which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted EPS excluded all potential dilutive shares if their effect was anti-dilutive.

Basic net loss per share is based on the weighted average number of common and common-equivalent shares outstanding. Potential common shares includable in the computation of fully-diluted per share results are not presented in the consolidated financial statements for the three months ended March 31, 2019 and 2018 as their effect would be anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings (loss) per share.

The anti-dilutive shares of common stock outstanding for the three months ended March 31, 2019 and 2018 were as follows:

	For the Three Months Ended March 31,
	2019	2018
Potentially dilutive securities:
Convertible notes payable	2,340,936	130,765
Convertible Preferred A Stock	1,000,000	1,000,000
Convertible Preferred B Stock	13,784,201	13,784,201
Warrants	4,842,225	2,732,073
Stock options	9,560,534	—

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-.02, Leases (Topic 842) (“Topic 842”) which requires the recognition of right-of-use assets and lease liabilities on the balance sheet. The most prominent of the changes in the standard is the recognition of right-of-use (“ROU”) assets and lease liabilities by lessees for those leases classified as operating leases.

The Company adopted the new standard on January 1, 2019 and used the modified retrospective approach with the effective date as the date of initial application. Consequently, prior period balances and disclosures have not been restated. The Company elected certain practical expedients, which among other things, allowed us to carry forward prior conclusions about lease identification and classification.

Adoption of the standard resulted in the balance sheet recognition of additional lease assets and lease liabilities of approximately $1,500,000. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company currently has elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in separate lease and non-lease components for all our leases. For additional information regarding the Company’s leases, see Note 20 in the notes to condensed consolidated financial statements.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4.    Summary of Significant Accounting Policies (cont.)

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on the Company’s consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220); Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this ASU allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Act and will improve the usefulness of information reported to financial statement users. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance of the ASU. The Company adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from nonemployees and applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. ASC 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. This update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on the Company’s consolidated financial statements and related disclosures.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.    Revenue Recognition

Disaggregation of revenue

	For the Three Months Ended March 31,
	2019	2018
Types of Revenues:
Security and Guarding	$1,204,711	$1,093,774
Systems Installation	28,541	34,564
Software	2,137,855	—
Total revenues	$3,371,107	$1,128,338

The following is a description of the principal activities from which we generate our revenue.

Security and Guarding Revenue

Helix provides armed and unarmed guards, as well as armed transportation services. The guards are charged out at an hourly rate, with invoices typically sent to clients shortly after each month-end for the previous month, with revenue being recognized over time. The customer simultaneously receives and consumes benefits provided by the Helix performance. Transportation services are typically invoiced on a per-run basis, with revenue being recognized at a point in time once the service has been completed.

Systems Installation Revenue

Security systems, including Internet Protocol camera, intrusion alarm systems, perimeter alarm systems, and access controls are installed for clients. Installation jobs are estimated based on the cost of the equipment, the number of man hours expected to complete the work, supplies, travel, and any other ancillary costs. The installation is typically invoiced with 60% of the total price immediately after signing and the balance upon completion of the installation service. The timing of these contracts are short-term in nature and are less than 12 months in duration, and revenue is recognized over the term of the contracts, utilizing the cost-to-cost method.

Software

The Company generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) clients that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

The private-sector software entails cultivation tracking, inventory management, point of sale and analytic reporting to assist businesses in meeting their compliance requirements and effectively managing their businesses. Customers within the private sector business are charged an initial one-time installation fee and the revenues associated with these services are recognized upon completion of installation and configuration at a point in time. After the installation and configuration of the software is completed, the customer is invoiced monthly and revenues associated with these services are recognized monthly over a period of time in which the customer continues to use the software and related services.

The public-sector software assists government agencies in efficient oversight of cannabis related business under their jurisdiction. Revenues associated with governmental contracts are longer-term in nature and recognized upon completion of certain milestones over a period of time or on a completed-contract basis at a point in time. The Company considers the contract to be complete when all significant costs have been incurred and the customer accepts the project. Costs incurred prior to the customer accepting the project are deferred and reflected on the condensed consolidated balance sheets as prepaid expenses and other current assets.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.    Revenue Recognition (cont.)

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in accordance with ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Generally, the Company’s contracts include a single performance obligation that is separately identifiable, and therefore, distinct. Under ASC 606, the allocation of transaction price is not necessary if only one performance obligation is identified.

Significant Judgments

Accounting for long-term contracts involves the use of various techniques to estimate total contract revenue, costs and satisfaction of performance obligation. The Company satisfies its performance obligations and subsequently recognizes revenue, over time, as security and installation services are performed. There were no changes to the significant judgments used by the Company to determine the timing of satisfaction of the performance obligations under ASC 606.

Costs to Obtain or Fulfill Contract

The Company’s costs to fulfill or obtain contracts with customers primarily consist of commissions and legal costs. The Company provides sales team members with commissions at 0-6%. Although sales commissions are incremental in nature and are only incurred when a contract is obtained, there is no up-front commission paid on the satisfactory obtainment of a contract, resulting in no sales commissions being capitalized at March 31, 2019 and December 31, 2018. The Company also incurs legal costs relating to the drafting and negotiating of contracts with select customers. Because legal costs are not incremental in nature and are incurred regardless of whether a contract is ultimately obtained, there were no legal costs capitalized as of March 31, 2019 and December 31, 2018. The Company did not record amortization of costs incurred to obtain the contract or any impairment losses for the period ending March 31, 2019 and 2018.

6.    Business Combinations

Security Grade Acquisition

On June 2, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) in which the Company purchased all issued and outstanding Units of Security Grade, which comprised of 800,000 Class A Units and 200,000 Class B Units. At closing, the Company delivered $800,000 in cash and 207,427 non-qualified stock options (the “Initial Stock Options”). Furthermore, provided that, within the first 60 days following the closing, no material customer identified in the Agreement terminates its contractual relationship with the Company and that all contracts with such material customers are in full force and effect without default or cancellation as of the 60th day following the closing, on the 61st day following the closing, the Company shall deliver an additional $800,000 in cash and issue 207,427 additional stock options (the “Additional Stock Options”). In the event of termination, cancellation or default of any contract with one or more material customer identified in the Agreement within the first 60 days following the closing, the stock options received by the acquiree shall be reduced and/or forfeited to the extent necessary (pro rata based upon their ownership interest in the Company immediately preceding the closing) by a percentage equal to the revenue received by the Company from the terminating customer(s) in the 180 days immediately preceding such termination divided by the revenue received by the Company from all material customers identified in the Agreement in the 180 days immediately preceding such termination. As of March 31, 2019 and December 31, 2018, the Company has a liability pursuant to the Agreement of $75,000 and $201,667, respectively, payable following the closing.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6.    Business Combinations (cont.)

The merger is being accounted for as a business combination in accordance with ASC 805. The Company’s allocation of the purchase price was calculated as follows:

Base Price – Cash	$2,100,373
Base Price – Stock Options	916,643
Contingent Consideration – Stock Options	916,643
Total Purchase Price	$3,933,659
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$14,137
Accounts receivable	53,792
Costs & earnings in excess of billings	96,898
Property, plant and equipment, net	27,775
Trademarks	25,000	10
Customer lists	3,154,578	5
Web address	5,000	5
Goodwill	664,329
Other assets	3,880
Total assets acquired	$4,045,389

Liabilities assumed:
Billings in excess of costs	$23,967
Loans payable	18,414
Credit card payable and other liabilities	69,349
Total liabilities assumed	111,730
Estimated fair value of net assets acquired	$3,933,659

The initial stock options are included as part of the purchase price. The Company determined the fair value of the contingent consideration to be $916,643 at June 2, 2017 and recorded it as a liability in its unaudited condensed consolidated balance sheets. The Company satisfied their contingent consideration liability during the third quarter of 2017. During the year ended December 31, 2018, the Company reached settlement agreements with all six selling members. As a result of these settlements, 80,979 options previously issued as part of the acquisition were cancelled (see Note 16).

BioTrack Acquisition

On March 3, 2018, the Company and its wholly owned subsidiary, Merger Sub, entered into the Merger Agreement with BioTrackTHC and Terence J. Ferraro, as the representative of the BioTrackTHC shareholders, pursuant to which Merger Sub merged with and into BioTrackTHC. On June 1, 2018, the Company closed the Merger. In connection with closing the Merger, the Company issued 38,184,985 unregistered shares of Company common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. The Company also assumed the BioTrackTHC Stock Plan, pursuant to which options exercisable for 8,132,410 shares of Company common stock are outstanding so that the BioTrackTHC stockholders will own 48% of the Company on a fully diluted basis at closing.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6.    Business Combinations (cont.)

The Merger is being accounted for as a business combination in accordance with ASC 805. The Company’s allocation of the purchase price was calculated as follows:

Base Price – Common Stock	$44,905,542
Base Price – Stock Options	12,646,491
Total Purchase Price	$57,552,033
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$448,697
Accounts receivable	128,427
Prepaid expenses	351,615
Property, plant and equipment, net	72,252
Goodwill	39,135,007
Customer list	8,304,449	5
Software	9,321,627	4.5
Tradename	466,081	4.5
Total assets acquired	$58,228,155

Liabilities assumed:
Accounts payable	$223,581
Other liabilities	452,541
Total liabilities assumed	676,122
Estimated fair value of net assets acquired	$57,552,033

Engeni SA Acquisition

On the Engeni Closing Date, the Company and its wholly owned subsidiary, Engeni Merger Sub, entered into the Engeni Merger Agreement with Engeni US, Engeni SA, the members of Engeni US, and Scott Zienkewicz as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as a wholly-owned subsidiary of the Company. On the Engeni Closing Date, in connection with closing the Engeni Merger Agreement, the Company issued 366,700 shares of Company common stock to Engeni US members. Furthermore, the Company may also issue Engeni US members 366,700 and 366,600 shares of Parent common stock upon the achievement of specific objectives. If applicable, the Company will pay Engeni US members the aggregate amount of $100,000, on a pro rata basis, if Engeni SA reaches financial breakeven on or before December 31, 2018, as determined by the Company’s Chief Financial Officer and Scott Zienkewicz.

The Merger is being accounted for as a business combination in accordance with ASC 805. The Company has determined fair values of the assets acquired and liabilities assumed in the Merger. These values are subject to change as we perform additional reviews of our assumptions utilized.

During the first quarter of 2019, it was determined Engeni SA did not reach financial breakeven and therefore the contingent consideration of $100,000 was deemed by the Company not to be payable and was reduced to zero. In accordance with ASC 805-30-35-1, the Company recognized the change in the fair value of contingent consideration subsequent to the acquisition date in general and administrative expenses.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6.    Business Combinations (cont.)

At March 31, 2019 (adjusted)
Base Price – Common Stock	$388,702
Contingent Consideration – Common Stock	777,298
Contingent Consideration – Cash	—
Total Purchase Price	$1,166,000
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$5,609
Accounts receivable and other assets	30,479
Property, plant and equipment, net	57,830
Software	449,568	3.3
Goodwill	778,552
Total assets acquired	$1,322,038

Liabilities assumed:
Accounts payable	$56,038
Total liabilities assumed	56,038
Estimated fair value of net assets acquired	$1,266,000

7.    Property and Equipment, Net

At March 31, 2019 and December 31, 2018, property and equipment consisted of the following:

	March 31, 2019	December 31, 2018
Furniture and equipment	$154,748	$264,659
Software equipment	210,132	—
Vehicles	202,700	202,700
Total	567,580	467,359
Less: Accumulated depreciation	(125,577)	(117,841)
Property and equipment, net	$442,003	$349,518

Depreciation expense for the three months ended March 31, 2019 and 2018 was $17,713 and $3,558, respectively.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.    Intangible Assets, Net and Goodwill

The following table summarizes the Company’s intangible assets as of March 31, 2019 and December 31, 2018:

			March 31, 2019
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2018	Assets Acquired Pursuant to Business Combination	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	$(55,463)	$37,964
Trade names and trademarks	5 – 10	591,081	—	(120,150)	470,931
Web addresses	5	130,000	—	(76,032)	53,968
Customer list	5	11,459,027	—	(2,530,313)	8,928,714
Software	4.5	9,771,195	—	(1,806,622)	7,964,573
		$22,044,730	$—	$(4,588,580)	$17,456,150
			December 31, 2018
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2017	Assets Acquired Pursuant to Business Combination(1)(2)	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	$(50,858)	$42,569
Trade names and trademarks	5 – 10	125,000	466,081	(91,554)	499,527
Web addresses	5	130,000	—	(69,625)	60,375
Customer list	5	3,154,578	8,304,449	(1,965,520)	9,493,507
Software	4.5	—	9,771,195	(1,263,095)	8,508,100
		$3,503,005	$18,541,725	$(3,440,652)	$18,604,078

____________

(1)      On June 1, 2018, the Company acquired various assets of BioTrackTHC (See Note 6)

(2)      On August 3, 2018, the Company acquired various assets of Engeni (See Note 6)

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $1,147,928 and $169,576 for the three months ended March 31, 2019 and 2018, respectively.

The following table summarizes the Company’s Goodwill as of March 31, 2019 and December 31, 2018:

Total Goodwill
Balance at December 31, 2017	$664,329
Impairment of goodwill	(664,329)
Goodwill attributable to Biotrack acquisition	39,135,007
Goodwill attributable to Engeni acquisition	778,552
Balance at March 31, 2019	$39,913,559

During the period ended March 31, 2018, the Company came to a settlement agreement with multiple Security Grade employees resulting from a misrepresentation of revenue and customer list information provided as part of the acquisition. Therefore, the Company considers the settlement to be an indicator for goodwill impairment testing. Accordingly, at March 31, 2018, goodwill was tested for potential impairment. As a result of the goodwill impairment test performed, it was determined that the carrying value for each reporting unit was higher than its fair value and therefore goodwill was fully impaired, which resulted in a write-off of $664,329 for the three months ended March 31, 2018. As part of the BioTrackTHC Merger, Goodwill in the amount of $39,135,007 was recognized on the Company’s Condensed Consolidated Balance Sheet. As part of the Engeni US acquisition, Goodwill in the amount of $778,552 was recognized on the Company’s Condensed Consolidated Balance Sheet.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9.    Costs, Estimated Earnings and Billings

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows as of March 31, 2019 and December 31, 2018:

	March 31, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$66,822	$89,700
Estimated earnings	28,252	50,512
Cost and estimated earnings earned on uncompleted contracts	95,074	140,212
Billings to date	231,905	252,535
Costs and estimated earnings in excess of billings on uncompleted contracts	(136,831)	(112,323)

Costs in excess of billings	$20,167	$42,869
Billings in excess of cost	(156,998)	(155,192)
	$(136,831)	$(112,323)

10.    Accounts Payable and Accrued Liabilities

As of March 31, 2019 and December 31, 2018, accounts payable and accrued liabilities consisted of the following:

	March 31, 2019	December 31, 2018
Accounts payable	$435,691	$842,389
Accrued compensation and related expenses	141,692	33,869
Accrued expenses	1,125,954	826,455
Lease obligation – current	385,495	—
Total	$2,088,832	$1,702,713

11.    Convertible Note Payable

	March 31, 2019	December 31, 2018
Note Five, 5% convertible promissory note, fixed secured, maturing November 16, 2019	$—	$187,177
Note Ten, 25% convertible promissory note, fixed secured, maturing March 1, 2020, net of debt discount for warrants	1,180,604	—
	1,180,604	187,177
Less: Current portion	(1,180,604)	(187,177)
Long-term portion	$—	$—

On February 13, 2017, the Company entered into a $183,333 10% Fixed Secured Convertible Promissory Note (“Note Five”) with an investor (the “First Investor”). The First Investor provided the Company with $166,666 in cash, which was received by the Company during the period ended March 31, 2017. The additional $16,666 was retained by the First Investor for due diligence and legal bills for the transaction. The Company promised to pay the principal amount, together with guaranteed interest at the annual rate of 10%, with principal and accrued interest on Note Five due and payable on September 12, 2017 (unless converted under terms and provisions as set forth within Note Five). The principal balance of Note Five was convertible at the election of the First Investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $1.50 per share. In conjunction with Note Five, the Company issued a warrant to the First Investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Note Five became effective on February 14, 2017 upon the execution by the Company and the Holder of numerous exhibit documents. In addition, the Company reserved 2,500,000 shares of the Company’s common stock for the First Investor.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11.    Convertible Note Payable (cont.)

The Company evaluated the embedded conversion feature within the above convertible note under ASC 815 and determined the conversion feature did not meet the definition of a derivative and therefore should not be bifurcated. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and a total debt discount of $183,333 was recorded.

The Company recorded a debt discount relating to the warrants issued in the amount of $22,000 based on the relative fair values of Note Five without the warrants and the warrants themselves at the effective date of Note Five. The additional $16,666 retained by the First Investor for due diligence and legal bills for the transaction will be recorded as a debt discount. The calculated value of the beneficial conversion feature and the combined value of the debt discount resulted in a value greater than the value of the debt and as such, the total discount was limited to the value of the debt balance of $183,333. Therefore, the debt discount related to the beneficial conversion feature was in the amount of $144,666.

On November 16, 2017, the Company amended Note Five (the “First Amendment”) with the First Investor. The First Amendment has a maturity date that is six months from November 16, 2017, converts at a 40% discount to the lowest one-day Volume Average Weighted Price (“VWAP”) during the 30 trading days preceding such conversion, incurs interest at an annual rate of 5%, and is prepayable at any time at 110% of the unpaid principal and accrued interest balance. At November 16, 2017, the principal amount of Note Five was $281,900.

On May 16, 2018, the Company amended Note Five (“Second Amendment”) with the First Investor. The Second Amendment states that Note Five shall have a maturity of November 16, 2018 and shall be pre-payable at any time at 120% of the unpaid principal and accrued interest balance. The principal amount as of the date of the Second Amendment was $112,305.

In November 2018, the Company amended Note Five (“Third Amendment”) with a second investor. The Third Amendment state that Note Five shall have a maturity of November 16, 2019. The principal amount as of the date of the Third Amendment was $115,136. During March 2019, the remaining principal of $112,305 was converted into 155,421 shares of common stock. The interest expense associated with Note Five was $0 and $2,402 for the three months ended March 31, 2019 and 2018, respectively.

On March 1, 2019, the Company entered into a $450,000 Secured Convertible Promissory Note (“Note Ten”) with a third investor. The third investor provided the Company with $450,000 in cash proceeds, which was received by the Company during the period ended March 31, 2019. Note Ten will mature on March 1, 2020 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The principal balance of Note Ten is convertible at the election of the third investor, in whole or in part, at any time or from time to time, into the Company’s common stock at the lower of $0.90 per share or a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. In conjunction with Note Ten, the Company issued a warrant to the third investor to purchase 160,715 shares of the Company’s common stock at $1.40 per share.

The Company evaluated Note Ten in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Ten will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. On March 31, 2019, the fair value of Note Ten was $1,507,203. Accordingly, the Company recorded a change in fair value of ($1,057,203) related to Note Ten for the three months ended March 31, 2019.

In addition, the company recorded a debt discount relating to the warrants issued in the amount of $355,847 based on the residual fair value of the warrants themselves at inception of Note Ten. Debt discounts amortized to interest expense was $29,248 for the three months ended March 31, 2019. The unamortized discount balance at March 31, 2019 was $326,599. Accrued interest expense associated with Note Ten was $9,247 for the three months ended March 31, 2019.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12.    Related Party Transactions

Advances from Related Parties

The Company has a loan outstanding from a former Company executive. The loan balance was $3,250 and $45,250 as of March 31, 2019 and December 31, 2018, respectively.

Convertible Note Payable

On March 11, 2016, the Company entered into an Unsecured Convertible Promissory Note (“Note Eight”) with Paul Hodges, a Director of the Company (the “Related Party Holder”). The Related Party Holder provided the Company with $150,000 in cash, and the Company promised to pay the principal amount, together with interest at an annual rate of 7%, with principal and accrued interest on Note Eight due and payable on December 31, 2017 (unless converted under terms and provisions as set forth below). The principal balance of Note Eight was convertible at the election of the Related Party Holder, in whole or in part, at any time or from time to time, into the Company’s common stock at a forty percent (40%) discount to the average market closing price for the previous five (5) trading days, preceding the date of conversion election. The Company evaluated Note Eight in accordance with ASC 480, Distinguishing Liabilities from Equity and determined that Note Eight will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings.

On February 20, 2018, the Company entered into an agreement to amend Note Eight (this “Amendment”) with the Related Party Holder. The Company and Holder desired to extend the maturity date of Note Eight to August 20, 2018 (the “Maturity Date”). The Note was amended as follows. The Company promises to pay (i) all accrued interest on the unpaid principal amount through December 31, 2017 and (ii) $25,000 in principal within 5 business days of the date of this Amendment. The Company agrees to issue 15,000 shares of restricted Company common stock as an inducement for this amendment within 10 business days of the date of the Amendment. The principal amount of the note will be reduced to $125,000. Unless extended by the Company, converted or prepaid earlier, all unpaid principal and unpaid accrued interest on Note Eight shall be due and payable on the Maturity Date. All provisions related to conversion of Note Eight into equity securities of the Company were terminated as part of this Amendment.

As of February 20, 2018, the fair value of the liability was $239,343, however due to termination of the conversion of the note into equity securities, Note Eight will be valued in its principal amount of $125,000 and accordingly the Company recorded a credit regarding the change in fair value of $0 and charge of $118,506 for the three months ended March 31, 2019 and 2018, respectively. The interest expense associated with Note Eight was $0 and $2,402 for the three months ended March 31, 2019 and 2018, respectively. Note Eight was paid in full on the Maturity Date.

On March 1, 2019, the Company entered into a $1,500,000 Secured Convertible Promissory Note (“Note Nine”) with a related party entity (the Second Related Party Holder”). A Managing Member of the Second Related Party Holder is also a Director of the Company. The Second Related Party Holder provided the Company with $1,475,000 in cash proceeds, which was received by the Company during the period ended March 31, 2019. The additional $25,000 was retained by the fourth investor for legal bills for the transaction. Note Nine will mature on March 1, 2020 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The principal balance of Note Nine is convertible at the election of the fourth investor, in whole or in part, at any time or from time to time, into the Company’s common stock at the lower of $0.90 per share or a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. In conjunction with Note Nine, the Company issued a warrant to the fourth investor to purchase 535,715 shares of the Company’s common stock at $1.40 per share.

The Company evaluated Note Nine in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Nine will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. On March 31, 2019, the fair value of Note Nine was $5,024,010. Accordingly, the Company recorded a change in fair value of ($3,524,010) related to Note Nine for the three months ended March 31, 2019.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12.    Related Party Transactions (cont.)

In addition, the company recorded a debt discount relating to the warrants issued in the amount of $1,186,153 based on the residual fair value of the warrants at inception of Note Nine. The additional $25,000 retained by the fourth investor for legal bills for the transaction will be recorded as a debt discount. Debt discounts amortized to interest expense was $99,547 for the three months ended March 31, 2019. The unamortized discount balance at March 31, 2019 was $1,111,606. Accrued interest expense associated with Note Nine was $30,822 for the three ended March 31, 2019

Warrants

In March 2016, the Company issued 960,000 shares of restricted common stock to the Related Party Holder per a subscription agreement for total proceeds of $150,000. In conjunction with the subscription agreement, the Company issued a warrant to the Related Party Holder to purchase 1,920,000 restricted shares of the Company’s common stock at $0.16 per share. The Warrant Exercise Date is the later of the following to occur (i) March 9, 2017, (ii) ten (10) days after the Company’s notice to the holder of the warrant that the Company shall have an effective S-1 registration with the SEC; or (iii) ten (10) days after Company’s notice to the holder of the warrants that the Company has entered into an agreement for the sale of substantially all the assets or Common Stock of the Company. As of March 31, 2019, the warrants granted are not exercisable.

On March 1, 2019, in connection with the issuance of Note Nine, the Company issued warrants, of which the value was derived and based off the fair value of Note Nine, to the investor to purchase 535,715 shares of the Company’s common stock at $1.40 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after March 1, 2019 and on or before March 1, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Nine are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction and does not believe a fundamental transaction is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At inception, March 1, 2019, the fair value of the warrant liability was $1,186,153 while as of March 31, 2019, the fair value of the warrant liability was $1,329,076. As of March 31, 2019 and 2018, the change in fair value of the warrant liability of $142,923 and $0, respectively is reflected in the unaudited condensed consolidated statements of operations.

Promissory Note

On August 29, 2018 and January 3, 2019, the Company entered into unsecured promissory notes with an affiliate of an investor of the Company. Refer to Note 13 for additional details regarding the unsecured promissory note.

13.    Promissory Notes

On January 3, 2019, the Company entered into an unsecured promissory note in the amount of $280,000. The unsecured promissory note has a fixed interest rate of 10% and is due and payable on March 31, 2019. On March 2, 2019, the unsecured promissory note was paid off in full.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

14.    Notes Payable

Notes payable consisted of the following:

	March 31, 2019	December 31, 2018
Vehicle financing loans payable, between 4.7% and 7.0% interest and maturing between June 2022 and July 2022	$62,732	$71,284
Loans Payable – Credit Union	6,567	5,075
Less: Current portion of loans payable	(24,805)	(24,805)
Long-term portion of loans payable	$44,494	$51,554

The interest expense associated with the notes payable was $1,791 and $1,334 for the three months ended March 31, 2019 and 2018, respectively.

15.    Shareholders’ Equity

Common Stock

Subscription Agreements

The table below reflects shares of restricted common stock issued in relation to subscription agreement during the period ended March 31, 2018:

Date of Sale	Number of Shares Sold	Total Proceeds
February 2018	222,222	$200,000
March 2018	500,000	450,000
	722,222	$650,000

Other Common Stock Issuances

In January 2019, the Company issued 20,000 shares of restricted common stock to a consultant per a consulting agreement and recorded a charge of $27,400.

In March 2019, certain option holders exercised their rights under the BioTrackTHC Stock Plan and were issued 62,847 shares of common stock for no cash proceeds.

Conversion of Convertible Note to Common Stock

On February 15, 2018, March 12, 2018 and March 21, 2018, the holder of a 10% fixed secured convertible promissory note issued by the Company elected its option to partially convert $50,000, $50,000 and $75,000 in principal of the convertible note into 46,066, 63,963, and 95,945 shares of the Company’s common stock.

On March 7, 2019 and March 28, 2019, the holder of a 10% fixed secured convertible promissory note issued by the Company elected its option to fully convert $75,882 and $42,055 in principal of the convertible note into 100,000 and 55,421 shares of the Company’s common stock.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15.    Shareholders’ Equity (cont.)

2017 Omnibus Incentive Plan

The table below reflects shares issued under the 2017 Omnibus Incentive Plan during the period ended March 31, 2019:

Date of Issuance	Number of Shares Issued	Total Compensation
March 2019	250,000	$320,000
	250,000	$320,000

The table below reflects shares issued under the 2017 Omnibus Incentive Plan during the period ended March 31, 2018:

Date of Issuance	Number of Shares Issued	Total Compensation
January 2018	42,850	$173,014
March 2018	100,000	250,000
	142,850	$423,014

Series B convertible preferred stock

Series B Preferred Stock Purchase Agreement

On May 17, 2017, the Company sold to accredited investors an aggregate of 5,781,426 Series B Preferred Shares for gross proceeds of $1,875,000 and converted a $500,000 Unsecured Convertible Promissory Note into 1,536,658 Series B Preferred Shares. This tranche of Series B Preferred Shares are convertible into 7,318,084 shares of common stock based on the current conversion price, at a purchase price of $0.325 per share. Net proceeds were approximately $1,772,500 after legal and placement agent fees listed below and the satisfaction of the promissory notes discussed in Note 13.

In connection with the Series B Preferred Stock Purchase Agreement, the Company is obligated to issue warrants to a third-party for services to purchase 462,195 shares of common stock at $0.325 per share (see Note 18). These warrants have been accounted for as an obligation to issue because as of the balance sheet date the Company did not deliver the warrants though incurred the obligation; accordingly, they were recognized as a liability on the unaudited condensed consolidated balance sheet and cost of issuance of Series B preferred shares on the unaudited condensed consolidated statement of shareholders’ equity.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15.    Shareholders’ Equity (cont.)

The table below reflects the shares issued under the Series B Preferred Purchase Agreement of the initial tranche, Second Series B Purchase Agreement and the various issuances under the Third Series B Purchase Agreement during the year-end December 31, 2017:

Date of Sale	Number of Shares Sold	Total Proceeds
Initial
May 2017	7,318,084	$1,875,000
Second
July 2017	1,680,000	840,000
Third
August 2017	369,756	120,000
September 2017	462,195	150,000
October 2017	462,195	150,000
October 2017	1,042,337	557,500
December 2017	2,449,634	795,000
Ending Balance	13,784,201	$4,487,500

In accordance with the Certificate of Incorporation, there were 9,000,000 authorized Series B Preferred Stock at a par value of $ 0.001. In connection with the Series B Preferred Stock Purchase Agreement, on May 12, 2017, the Company filed a Certificate of Designation (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate the preferences, rights and limitations of the Series B Preferred Shares. On August 23, 2017 the Certificate of Designations was amended and restated to increase the number of shares of Series B Preferred Stock authorized to be 17,000,000.

Conversion:

Each Series B Preferred Share is convertible at the option of the holder at any time on or after May 12, 2018 into such number of shares of the Company’s common stock equal to the number of Series B Preferred Shares to be converted, multiplied by the Preferred Conversation Rate. The Preferred Conversion Rate shall be the quotient obtained by dividing the Preferred Stock Original Issue Price ($0.3253815) by the Preferred Stock Conversation Price in effect at the time of the conversion (the initial conversion price will be equal to the Preferred Stock Original Issue Price, subject to adjustment in the event of stock splits, stock dividends, and fundamental transactions). Based on the current conversion price, the Series B Preferred Shares are convertible into 13,306,599 shares of common stock. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any reclassification of our Common Stock or any compulsory share exchange by which Common Stock is effectively converted into or exchanged for other securities, cash or property; or (iv) sale of shares below the preferred stock conversion price. Each Series B Preferred Share will automatically convert into common stock upon the earlier of (i) notice by the Company to the holders that the Company has elected to convert all outstanding Series B Preferred Shares at any time on or after May 12, 2018; or (ii) immediately prior to the closing of a firmly underwritten initial public offering (involving the listing of the Company’s Common Stock on an Approved Stock Exchange) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock for the account of the Company in which the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000).

Beneficial Conversion Feature — Series B Preferred Stock (deemed dividend):

Each share of Series B Preferred Stock is convertible into shares of common stock, at any time at the option of the holder at any time on or after May 12, 2018. On May 17, 2017, the date of issuances of the Series B, the publicly traded common stock price was $3.98.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15.    Shareholders’ Equity (cont.)

Based on the guidance in ASC 470-20-20, the Company determined that a beneficial conversion feature exists, as the effective conversion price for the Series B preferred shares at issuance was less than the fair value of the common stock into which the preferred shares are convertible. A beneficial conversion feature based on the intrinsic value at the date of issuances for the Series B preferred shares is scheduled below. For the three months ended March 31, 2019 and 2018, the beneficial conversion amount of $0 and $14,998,505, respectively was accreted back to the preferred stock as a deemed dividend and charged to additional paid in capital in the absence of earning as the beneficial conversion feature is amortized over time through the earliest conversion date, May 12, 2018. Provided below is a schedule of the issuances of Series B preferred shares and the amount accredited to deemed dividend at March 31, 2018. As of March 31, 2019, the beneficial conversion feature was fully amortized.

For the Three Months Ended March 31, 2018
Issuance Date	Beneficial Conversion Feature Term (months)	Number of shares	Fair Value of Beneficial Conversion Feature	Amount accreted as a deemed dividend at December 31, 2017	Amount accreted as a deemed dividend for the Three Months Ended March 31, 2018	Unamortized Beneficial Conversion Feature
May 17, 2017	12	7,318,084	$25,247,098	$(15,779,436)	$(6,311,775)	$3,155,887
July 29, 2017	9.5	1,680,000	6,804,000	(3,674,634)	(2,133,659)	995,707
August 29, 2017	8.5	369,756	1,148,263	(556,190)	(403,686)	188,387
September 15, 2017	8	462,195	1,435,329	(648,601)	(540,500)	246,228
October 11, 2017	7	462,195	1,121,036	(426,309)	(473,677)	221,050
October 31, 2017	6.5	1,042,337	1,735,641	(548,570)	(809,366)	377,705
December 19, 2017	5	2,449,634	6,921,347	(576,779)	(4,325,842)	2,018,726
Total		13,784,201	$44,412,714	$(22,210,519)	$(14,998,505)	$7,203,690

Dividends, Voting Rights and Liquidity Value:

Pursuant to the Certificate of Designations, the Series B Preferred Shares shall bear no dividends, except that if the Board shall declare a dividend payable upon the then-outstanding shares of the Company’s common stock. The Series B Preferred Shares vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the common stock. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B Preferred Shares are entitled to (i) first receive distributions out of our assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of common stock and (ii) second, on an as-converted basis alongside the common stock.

Classification:

These Series B Preferred Shares are classified within permanent equity on the Company’s consolidated balance sheet as they do not meet the criteria that would require presentation outside of permanent equity under ASC 480, Distinguishing Liabilities from Equity.

16.    Stock Options (Revised)

On March 15, 2018 the Company awarded Zachary Venegas two options to purchase a total of 490,000 shares of the Company’s common stock at prices ranging from $1.90 to $2.09 per share. These options vested on June 28, 2018 and have expiration dates ranging from March 2023 to March 2028 (see Note 2).

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

16.    Stock Options (Revised) (cont.)

As part of the Membership Interest Purchase Agreement entered into between the Company and Security Grade, on June 2, 2017 (see Note 6), the Company granted to the selling Members the option to purchase up to 414,854 shares of the Company’s common stock at a price of $0.001 per share. Of the 414,854 options granted, 207,427 were vested at closing and equity classified. The vesting of the remaining 207,427 shares were subject to certain milestones being achieved and was initially recognized as contingent consideration, both a component of purchase price. As a result of the milestones being met during the third quarter of 2017, the remaining 207,427 shares have also vested. The options have an expiration date of 36 months from the closing date. The exercise price will be based on the fair market value of the share on the date of grant.

On March 6, 2018, the Company filed a lawsuit in the United States Court for the District of Colorado alleging violations in previously disclosed representations and warranties by the plaintiff as part of the Acquisition. Following the appointment of a registered Public Company Accounting Oversight Board (“PCAOB”) auditor, certain misrepresentations, primarily surrounding the misclassification of certain revenues as being recurring, were discovered, artificially inflating the price of the membership interest in Security Grade. As a result of certain settlements with the selling shareholder, as of March 31, 2018, 21,509 options previously issued as part of the acquisition were cancelled. Subsequently, as of December 31, 2018, the remaining settlements with the selling shareholders were settled and a total of 80,979 options previously issued as part of the acquisition were cancelled.

On February 6, 2019 the Company awarded an executive an option to purchase a total of 100,000 shares of the Company’s common stock at an exercise price $1.51 per share. These options vested on May 6, 2019 and have an expiration date of February 6, 2024.

On March 19, 2019 the Company awarded the Chief Financial Officer, two options to purchase a total of 300,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

On March 19, 2019 the Company awarded the Chief Executive Officer, two options to purchase a total of 500,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

Stock option activity for the period ended March 31, 2019 is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2019	8,729,463	$0.671	2.44
Granted	900,000	$2.317	8.14
Exercised	(68,929)	$0.359	1.48
Forfeited and expired	—
Outstanding at March 31, 2019	9,560,534	$0.828	2.96
Vested options at March 31, 2019	8,660,534	$0.667	2.42

17.    Warrant Liability

On March 1, 2019, in connection with the issuance of Note Ten, the Company issued warrants, of which the value was derived and based off the fair value of Note Ten, to the investor to purchase 160,715 shares of the Company’s common stock at $1.40 per share. Exercise of the purchase rights represented by the warrant may

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

17.    Warrant Liability (cont.)

be made, in whole or in part, at any time or times on or after March 1, 2019 and on or before March 1, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Ten are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction and does not believe a fundamental transaction is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At inception, March 1, 2019, the fair value of the warrant liability was $355,847 while as of March 31, 2019, the fair value of the warrant liability was $398,724. Accordingly, the Company recorded a change in fair value of the warrant liability of $42,877 related to Note Ten for the three months ended March 31, 2019.

On January 10, 2019, the Company entered into an Investment Unit Purchase Agreement (the “Investment Agreement”) to issue and sell investment units to an investor (the “investor”), in which the investment units consist of one share of the common stock of the Company, and a warrant exercisable for one half share of common stock of the Company at an Exercise Price of $1.25 per share for cash at a price per Investment Unit of $0.90.

On March 5, 2019, the Company sold an aggregate of 1,255,222 units of the Company’s securities to an investor at a purchase price of $0.90 per unit for total proceeds of $1,129,700. In connection with the Investment Agreement, the investor is entitled to purchase from the Company, at the Exercise Price, at any time on or after 90 days from the Issuance Date, 627,611 shares of the Company’s common stock (the “Warrant Shares”).

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction and does not believe a fundamental transaction is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations.

The fair value of the warrants at issuance on January 10, 2019 is in excess of the proceeds received, the warrant liability is required to be recorded at fair value with the excess of the fair value over the proceeds received recognized as a loss in earnings. The gross proceeds from the 1,255,222 investment units at $0.90 was $1,129,700. The fair value of the warrants at issuance was $1,717,506. The amount to be recognized as a loss in earnings is calculated as follows:

Proceeds from January investment units	$1,129,700
Par value of common stock issues	$(1,255)
Fair value of warrants	$(1,717,506)
Loss on issuance of warrants (January 10, 2019 issuance)	$(589,061)
Loss on issuance of warrants (March 11, 2019 issuance)	$(198,148)
Total loss on issuance of warrants	$(787,209)

On March 31, 2019, the fair value of the warrant liability was $1,585,453 and the Company recorded a change in fair value of the warrant liability of $132,053.

On March 11, 2019, the Company issued warrants to an investment bank to purchase a total of 100,000 restricted shares of the Company’s common stock at a per share purchase price of $0.90. The warrants are exercisable at any time six months after the issuance date within three years of issuance.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

17.    Warrant Liability (cont.)

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction and does not believe a fundamental transaction is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the condensed consolidated balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the condensed consolidated statement of operations. At inception, March 11, 2019, the fair value of the warrant liability was $198,148 while as of March 31, 2019, the fair value of the warrant liability was $250,542. Accordingly, the Company recorded a change in fair value of the warrant liability of $52,394 related to the warrants for the three months ended March 31, 2019.

A summary of warrant activity is as follows:

For the three months ended March 31, 2019
	Warrant Shares	Weighted Average Exercise Price
Balance at January 1, 2019	3,418,184	$0.23
Warrants granted	1,424,041	$1.23
Balance at March 31, 2019	4,842,225	$0.54

The fair value of the Company’s warrant liability was calculated using the Black-Scholes model and the following assumptions:

	As of March 31, 2019	As of December 31, 2018
Fair value of company’s common stock	$2.79	$0.90
Dividend yield	0%	0%
Expected volatility	222.8%	175.0%
Risk Free interest rate	2.88%	2.49%
Expected life (years)	1.47 – 4.95	1.65
Fair value of financial instruments – warrants	$5,986,781	$896,171

The change in fair value of the financial instruments — warrants is as follows:

Amount
Balance as of January 1, 2019	$896,171
Change in fair value of warrant liability	$5,090,610
Balance as of March 31, 2019	$5,986,781

18.    Stock-Based Compensation

2017 Omnibus Incentive Plan

The Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) was adopted by our Board of Directors and a majority of our voting securities on October 17, 2017. The 2017 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2017 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 5,000,000 shares

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

18.    Stock-Based Compensation (cont.)

of common stock are reserved for issuance, of which options to purchase 1,390,000 and 490,000 shares of common stock and 664,945 and 514,945 shares of common stock were granted as of March 31, 2019 and December 31, 2018, respectively.

Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan

On October 22, 2014, BioTrackTHC approved and adopted the BioTrackTHC Stock Plan. The BioTrackTHC Stock Plan set aside and reserved 600,000 shares of BioTrackTHC’s common stock for grant and issuance in accordance with its terms and conditions. Persons eligible to receive awards from the BioTrackTHC Stock Plan include employees (including officers and directors) of BioTrackTHC or its affiliates and consultants who provide significant services to BioTrackTHC or its affiliates (the “Grantees”). The BioTrackTHC Stock Plan permits BioTrackTHC to issue to Grantees qualified and/or non-qualified options to purchase BioTrackTHC’s common stock, restricted common stock, performance units, and performance shares. The term of each award under the BioTrackTHC Stock Plan shall be no more than ten years from the date of grant thereof. BioTrackTHC’s Board of Directors or a committee designated by the Board of Directors is responsible for administration of the BioTrackTHC Stock Plan and has the sole discretion to determine which Grantees will be granted awards and the terms and conditions of the awards granted.

BioTrackTHC Management Awards

On September 1, 2015 and November 1, 2015, BioTrackTHC’s Board approved individual employee option grants (the “Executive Grants”) for three executives (the “Executives”). Pursuant to the Executive Grants, the Executives were each granted stock options to purchase 146,507 shares (totaling 439,521 shares) of BioTrackTHC’s common stock (the “Option”) at an exercise price equal to approximately $7.67. The options vest as to 25% of the shares subject to the Options, one year after the date of grant and then in equal quarterly installments for the three years thereafter, subject to the Executive’s continued employment with BioTrackTHC (see Notes 1 and 6).

19.    Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets for the three months ended March 31, 2019 and 2018 consist of income tax loss carryforwards. These amounts are available for carryforward for use in offsetting taxable income of future years through 2035. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. Due to the Company’s history of operating losses, these deferred tax assets arising from the future tax benefits are currently not likely to be realized and are thus reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

For the three months ended March 31, 2019 and 2018, the Company has a net operating loss carry forward of approximately $13,800,000 and $7,828,000, respectively. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. The Company applied a 100% valuation reserve against the deferred tax benefit as the realization of the benefit is not certain.

20.    Commitments and Contingencies

Under Topic 842, operating lease expense is generally recognized evenly on a straight-line basis. The Company has operating leases primarily consisting of facilities with remaining lease terms of one year to five years. The lease term represents the period up to the early termination date unless it is reasonably certain that the Company will not exercise the early termination option. Certain leases include rental payments that are adjusted periodically based on changes in consumer price and other indices.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

20.    Commitments and Contingencies (cont.)

Leases with an initial term of twelve months or less are not recorded on the condensed consolidated balance sheet. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company combines the lease and non-lease components in determining the lease liabilities and ROU assets.

Activity related to the Company’s leases was as follows:

Three Months Ended March 31, 2019
Operating lease expense	$161,145
Cash paid for amounts included in the measurement of operating lease liabilities	$65,059
ROU assets obtained in exchange for operating lease obligations	$1,499,752

The Company’s lease agreements generally do not provide an implicit borrowing rate, therefore an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. The Company used the incremental borrowing rate on December 31, 2018 for all leases that commenced prior to that date.

ROU lease assets and lease liabilities for the Company’s operating leases were recorded in the condensed consolidated balance sheet as follows:

As of March 31, 2019
Other assets	$1,397,461

Accounts payable and accrued liabilities	$385,486
Other long-term liabilities	1,060,398
Total lease liabilities	$1,445,894

Weighted average remaining lease term (in years)	2.55
Weighted average discount rate	6.00%

Future lease payments included in the measurement of lease liabilities on the condensed consolidated balance sheet as of March 31, 2019, for the following five fiscal years and thereafter were as follows:

As of March 31, 2019
2019 – Remaining	$324,321
2020	393,413
2021	248,223
2022	195,144
2023	200,944
Thereafter	205,436
Total future minimum lease payments	$1,567,480
Less imputed interest	(121,587)
Total	$1,445,894

As of March 31, 2019, the Company had additional operating lease obligations for a lease with a future effective date of approximately $600,000. This operating lease will commence during the first quarter of fiscal 2022 with a lease term of three years.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

20.    Commitments and Contingencies (cont.)

As of December 31, 2018, future minimum lease payments, as defined under the previous lease accounting guidance of ASC Topic 840, under noncancelable operating leases for the following five fiscal years and thereafter were as follows:

Operating leases
2019	$473,495
2020	420,291
2021	275,223
2022	198,144
2023	199,144
Thereafter	205,135
Total lease payments	$1,771,432

21.    Segment Results (Revised)

FASB ASC 280-10-50 requires use of the “management approach” model for segment reporting. The management approach is based on the way a company’s management organized segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision–making group is composed of the Chief Executive Officer. The Company operates in three segments, Security and guarding, Systems installation and Software.

Asset information by operating segment is not presented below since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s unaudited condensed consolidated financial statements.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

21.    Segment Results (Revised) (cont.)

The following represents selected information for the Company’s reportable segments:

	For the Three Months Ended March 31,
	2019	2018
Security and guarding
Revenue	$1,204,711	$1,093,774
Cost of revenue	940,586	790,705
Gross profit	264,125	303,069
Total operating expenses	1,733,707	2,697,191
Loss from operations	(1,469,582)	(2,394,122)
Total other (expense) income	(8,244,950)	1,920,881
Total net loss	$(9,714,532)	$(473,241)

Systems installation
Revenue	$28,541	$34,564
Cost of revenue	161,758	—
Gross profit	(133,217)	34,564
Total operating expenses	32,631	—
Loss from operations	(165,848)	34,564
Total other expense	(80)	—
Total net (loss) income	$(165,928)	$34,564

Software
Revenue	$2,137,855	$—
Cost of revenue	822,875	—
Gross profit	1,314,980	—
Total operating expenses	2,276,213	—
Loss from operations	(961,233)	—
Total other expense	(8)	—
Total net loss	$(961,241)	$—

22.    Subsequent Events

In April 2019 the Company issued 733,300 shares of restricted common stock at $2.84 per share to three Engeni US members satisfying the remaining contingent consideration referenced in note six.

On April 12, 2019, the Board of Directors (the “Board”) of the Company”) approved the Company’s entry into a management consulting services agreement (the “MSA”) with Rose Management Group LLC (“Consultant”). Under the terms of the MSA, the Company engaged Consultant for certain management and consulting services related to the Company’s business. These services include, but are not limited to, capital and operational advisory services, merger and acquisition services, management consulting services, strategic advisory services, financial strategy services, and data analysis advisory services.

The Company will pay Consultant $20,830 per month (the “Monthly Fee”) during the term of the MSA; provided, that, if the Company reasonably determines in its good faith judgment that paying the Monthly Fee for a particular month would have an adverse impact on the Company’s ability to operate due to a cash shortage, then the Monthly Fee for such month shall be waived but shall accrue as a liability of the Company to be paid to the Consultant as agreed in good faith by the Company and the Consultant. Consultant will be entitled to its full annual fee, paid in the agreed monthly installments, if Consultant is directly responsible for sourcing at least $1,250,000 in capital for the Company in any given twelve-month period.

HELIX TCS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

22.    Subsequent Events (cont.)

In April 2019, the Company acquired Tan’s International Security (“Tan’s”), a California-based, veteran-owned security business that is licensed to provide physical security guards and perform digital security system installs in the state of California. The terms of the transaction provide for Helix to pay to the shareholders of Tan’s cash and stock consideration of over $800,000.

In May 2019 the Company granted 50,000 stock options to an employee of the Company pursuant to the 2017 Omnibus Stock Incentive Plan.

In May 2019 the Company granted 125,000 stock options to a consultant of the Company pursuant to the 2017 Omnibus Stock Incentive Plan.

Reports of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Helix TCS, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Helix TCS, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2016.

Lakewood, CO

March 29, 2019

HELIX TCS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current assets:
Cash	$285,761	$868,554
Accounts receivable, net	1,184,923	610,313
Prepaid expenses and other current assets	409,800	—
Costs & earnings in excess of billings	42,869	40,847
Total current assets	1,923,353	1,519,714
Property and equipment, net	349,518	110,634
Intangible assets, net	18,604,078	3,042,259
Goodwill	39,913,559	664,329
Deposits and other assets	146,990	68,313
Total assets	$60,937,498	$5,405,249

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$1,702,713	$598,637
Advances from related parties	45,250	124,750
Billings in excess of costs	155,192	20,191
Deferred rent	2,937	9,667
Notes payable, current portion	24,805	11,179
Obligation pursuant to acquisition	201,667	559,103
Convertible notes payable, net of discount	187,177	812,393
Convertible note payable – related party	—	243,506
Due from related party	32,489	—
Contingent consideration	908,604	—
Obligation to issue warrants	896,171	2,429,569
Total current liabilities	4,157,005	4,808,995

Long-term liabilities
Notes payable, net of current portion	51,554	53,293
Total long-term liabilities	51,554	53,293
Total liabilities	4,208,559	4,862,288

Shareholders’ equity (deficit):
Preferred stock (Class A), $0.001 par value, 3,000,000 shares authorized; 1,000,000 issued and outstanding as of December 31, 2018 and 2017, respectively	1,000	1,000
Preferred stock (Class B), $0.001 par value, 17,000,000 shares authorized; 13,784,201 issued and outstanding as of December 31, 2018 and 2017, respectively	13,784	13,784
Common stock; par value $0.001; 200,000,000 shares authorized; 72,660,825 shares issued and outstanding as of December 31, 2018; 28,771,402 shares issued and outstanding as of December 31, 2017	72,660	28,771
Additional paid-in capital	82,831,014	18,741,114
Accumulated other comprehensive income	17,991	—
Accumulated deficit	(26,207,510)	(18,241,708)
Total shareholders’ equity (deficit)	56,728,939	542,961
Total liabilities and shareholders’ equity (deficit)	$60,937,498	$5,405,249

See accompanying notes to the consolidated financial statements.

HELIX TCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017
Security and guarding	$4,889,472	$4,029,800
Systems installation	499,138	—
Software	4,174,963	—
Total revenues	$9,563,573	$4,029,800
Cost of revenue	5,969,039	2,885,459
Gross margin	3,594,534	1,144,341

Operating expenses:
Selling, general and administrative	2,491,518	1,019,091
Salaries and wages	5,810,594	1,020,812
Professional and legal fees	2,263,212	2,410,356
Depreciation and amortization	3,086,531	477,364
Total operating expenses	13,651,855	4,927,623
Loss from operations	(10,057,321)	(3,783,282)

Other income (expense):
Change in fair value of convertible note	450,216	(712,393)
Change in fair value of convertible note – related party	93,506	31,068
Change in fair value of obligation to issue warrants	1,641,398	590,436
Change in fair value of contingent consideration	(131,306)	—
Loss on induced conversion of convertible note	—	(1,503,876)
Loss on sale of assets	—	(2,232)
Loss on extinguishment of debt	—	(4,611,395)
Gain on issuance of warrants	91,778	—
Loss on impairment of Goodwill	(664,329)	—
Gain on reduction of obligation pursuant to acquisition	607,415	—
Interest income (expense)	2,841	(674,313)
Other income (expense), net	2,091,519	(6,882,705)
Net loss	$(7,965,802)	$(10,665,987)

Other comprehensive income:
Changes in foreign currency translation adjustment	17,991	—
Total other comprehensive income	17,991	—
Total comprehensive loss	(7,947,811)	(10,665,987)
Convertible preferred stock beneficial conversion feature accreted as a deemed dividend	(22,202,194)	(22,210,520)
Net loss attributable to common shareholders	$(30,150,005)	$(32,876,507)

Net loss per share attributable to common shareholders:
Basic	$(0.56)	$(1.15)
Diluted	$(0.56)	$(1.15)

Weighted average common shares outstanding:
Basic	53,777,343	28,612,727
Diluted	53,777,343	28,612,727

See accompanying notes to the consolidated financial statements.

HELIX TCS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2016	28,533,411	28,533	1,000,000	1,000	—	—	7,107,630	—	(7,575,721)	(438,558)
Beneficial conversion feature of Series B convertible preferred stock							22,210,520	—	—	22,210,520
Deemed dividend on conversion of Series B convertible preferred stock to common stock							(22,210,520)	—	—	(22,210,520)
Issuance of Series B preferred shares					13,784,201	12,243	4,475,257	—	—	4,487,500
Cost of issuance of Series B preferred shares							(1,941,633)			(1,941,633)
Stock options issued pursuant to acquisition consideration							916,643	—	—	916,643
Stock options issued in satisfaction of contingent consideration							871,193	—	—	871,193
Induced conversion of convertible debt						1,541	2,002,335	—	—	2,003,876
Issuance of common stock per share purchase agreements	111,111	111					99,889	—	—	100,000
Issuance of common stock relating to cashless exercise of warrants	126,880	127					461,169	—	—	461,296
Reversal of additional paid in capital – warrants related to cashless exercise of warrants							(461,296)	—	—	(461,296)
Warrant issuances to investors							93,200	—	—	93,200
Beneficial conversion feature on convertible debt							535,332	—	—	535,332
Reacquisition price of convertible debt							4,581,395	—	—	4,581,395
Net loss	—	—	—	—	—	—	—	—	(10,665,987)	(10,665,987)
Balance at December 31, 2017	28,771,402	28,771	1,000,000	1,000	13,784,201	13,784	18,741,114	$—	$(18,241,708)	$542,961

HELIX TCS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT) – (Continued)

	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Beneficial conversion feature of Series B convertible preferred stock							22,202,194			22,202,194
Deemed dividend on conversion of Series B convertible preferred stock to common stock							(22,202,194)			(22,202,194)
Issuance of common stock per stock subscription agreements	3,949,997	3,949					3,551,047			3,554,996
Issuance of common stock resulting from convertible note conversion	205,974	206					174,794			175,000
Issuance of restricted common stock	115,000	115					134,850			134,965
Reduction in Additional Paid-In Capital due to Security Grade acquisition settlement agreement							(340,039)			(340,039)
Restricted common stock issued as part of BioTrack acquisition	38,184,985	38,185					57,513,848			57,552,033
Restricted common stock issued as part of Engeni acquisition	366,700	367					388,335			388,702
Issuance of common stock to employees under Stock Incentive Plan	514,945	515					915,968			916,483
Grant of an option to purchase common stock							629,200			629,200
Issuance of common stock resulting from inducement of consulting agreement	200,000	200					251,800			252,000
Issuance of restricted common stock resulting from an investor relation consulting agreement	125,000	125					126,875			127,000
Issuance of warrants pursuant to consulting agreement							943,000			943,000
Issuance of common stock resulting from exercise of stock options	226,822	227								227
Foreign currency translation								17,991		17,991
Net loss									(7,965,802)	(7,965,802)
Balance at December 31, 2018	72,660,825	$72,660	1,000,000	$1,000	13,784,201	$13,784	$82,831,014	$17,991	$(26,207,510)	$56,728,939

See accompanying notes to the consolidated financial statements.

HELIX TCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,965,802)	$(10,665,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,086,531	477,364
Amortization of debt discounts	—	254,533
Share-based compensation expense	3,002,648	—
Change in fair value of convertible notes	(450,216)	712,393
Change in fair value of obligation to issue warrants	(1,533,398)	590,436
Change in fair value of convertible notes – related party	(93,506)	(31,068)
Change in fair value of contingent consideration	131,306	—
Loss on induced conversion of convertible debt	—	1,503,876
Loss on extinguishment of debt	—	4,611,395
Loss on beneficial conversion feature of convertible note	—	390,666
Loss on impairment of goodwill	664,329	—
Gain on reduction of obligation pursuant to acquisition	(607,415)	—
Change in operating assets and liabilities:
Accounts receivable	(415,939)	(134,301)
Prepaid expenses and other current assets	(406,997)	—
Deposits and other assets	280,703	(44,143)
Costs & earnings in excess of billings	(2,022)	56,051
Accounts payable and accrued expenses	342,733	587,062
Due from related party	32,489	—
Deferred rent	(6,730)	5,424
Billings in excess of costs	135,001	(3,776)
Net cash used in operating activities	(3,806,285)	(1,690,075)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(155,559)	(30,478)
Payments for business combination, net of cash acquired	—	(1,631,313)
Cash acquired as part of business combination	454,306	—
Payments for asset acquisition	(58,729)	(46,872)
Net cash provided by (used in) investing activities	240,018	(1,708,663)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of convertible notes payable	—	229,167
Payments pursuant to convertible notes payable – related party	(150,000)	—
Payments pursuant to a promissory note	(250,000)	—
Payments pursuant to contingent consideration	(131,331)	—
Advances from related parties	(79,500)	(32,000)
Advances from shareholders	—	83,250
Payments pursuant to notes payable	(27,836)	(3,466)
Proceeds from notes payable	39,723	—
Proceeds from the issuance of a promissory note	250,000	255,000
Proceeds from the issuance of common stock	3,355,445	100,000
Proceeds from the issuance of Series B convertible preferred stock	—	3,577,500
Net cash provided by financing activities	3,006,501	4,209,451

HELIX TCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)

	For the Years Ended December 31,
	2018	2017
Effect of foreign exchange rate changes on cash	(23,027)	—
Net change in cash	(582,793)	810,713
Cash, beginning of period	868,554	57,841
Cash, end of period	$285,761	$868,554

Supplemental disclosure of cash and non-cash transactions:
Financing of property and equipment purchases	$—	$52,082
Equity issuance pursuant to asset acquisition (non-cash acquisition of BioTrack)	$57,552,033	$—
Equity issuance pursuant to asset acquisition (non-cash acquisition of Engeni)	$388,702	$—
Cost of issuance of Series B preferred shares	$—	$(1,941,633)
Stock options issued pursuant to acquisition consideration	$—	$916,643
Stock options issued pursuant to contingent consideration as part of acquisition	$—	$871,193
Warrant issuances to investors	$—	$93,200
Reacquisition price of convertible debt	$—	$4,581,395
Partial conversion of convertible note into common stock	$175,000	$—

See accompanying notes to the consolidated financial statements.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Helix TCS, Inc. (the “Company” or “Helix”) was incorporated in Delaware on March 13, 2014. Pursuant to the acquisition of the assets of Helix TCS, LLC, as discussed below, we changed our name from Jubilee4 Gold, Inc. to Helix TCS, Inc. effective October 25, 2015.

Effective October 25, 2015, we entered into an acquisition and exchange agreement with Helix TCS LLC. We closed the transaction contemplated under the Acquisition Agreement on December 23, 2015 and Helix TCS, LLC was merged into and with Helix.

Effective October 1, 2015, for accounting purposes, as part of an acquisition amounting to a reorganization dated December 21, 2015, Helix Opportunities LLC exchanged 100% of Helix TCS, LLC and its wholly-owned subsidiaries, Security Consultants Group, LLC and Boss Security Solutions, Inc. to the Company in exchange for 20 million common shares and 1 million convertible preferred shares of the Company.

The acquisition of Helix was treated as a recapitalization for financial accounting purposes. Jubilee4 Gold, Inc. is considered the acquiree for accounting purposes and their historical financial statements before the Acquisition Agreement were replaced with the historical financial statements of the Company. The common stock account of the Company continues post-merger, while the retained earnings of the acquiree is eliminated. Furthermore, on April 11, 2016, the Company acquired the assets of Revolutionary Software, LLC (“Revolutionary”) (see Note 7).

On June 2, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) in which the Company purchased all issued and outstanding Units of Security Grade Protective Services, Ltd. (“Security Grade”), which comprised of 800,000 Class A Units and 200,000 Class B Units. At closing, the Company delivered $800,000 in cash and 207,427 non-qualified stock options (the “Initial Stock Options”). Furthermore, provided that, within the first 60 days following the closing, no material customer identified in the Agreement terminates its contractual relationship with the Company and that all contracts with such material customers are in full force and effect without default or cancellation as of the 60th day following the closing, on the 61st day following the closing, the Company shall issue 207,427 additional stock options (the “Additional Stock Options”). The Company subsequently issued the 207,427 additional stock options on August 1, 2017 as well as a second cash payment of $800,000 pursuant to the original terms of the Agreement.

In the first quarter of 2018, the Company notified the selling members of Security Grade their intent on exercising their right of setoff noted in the Agreement after discovering misrepresentations made by one of the selling members of Security Grade. The Company has settled with all of the selling members. See Note 6 for further details surrounding the settlements.

On March 3, 2018, Helix, Inc. and its wholly owned subsidiary, Merger Sub, entered into the BioTrackTHC Merger Agreement with BioTrackTHC and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which Merger Sub merged with and into BioTrackTHC.

On June 1, 2018 (the “BioTrackTHC Closing Date”), in connection with closing the Merger, the Company issued 38,184,985 unregistered shares of its common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. The Company also assumed the BioTrackTHC Stock Plan, pursuant to which options exercisable in the amount of 8,132,410 shares of common stock are outstanding. As a result, BioTrackTHC stockholders owned approximately 48% of the Company on a fully diluted basis as of the BioTrackTHC Closing Date.

On August 3, 2018 (the “Engeni Closing Date”), the Company and its wholly owned subsidiary, Engeni Merger Sub, LLC (“Engeni Merger Sub”), entered into an Agreement and Plan of Merger (the “Engeni Merger Agreement”) with Engeni LLC (“Engeni US”), Engeni S.A (“Engeni SA”), Scott Zienkewicz, Nicolas Heller and Alberto Pardo Saleme (the “Engeni US members”), and Scott Zienkewicz, as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as a wholly-owned subsidiary of the Company (the “Engeni Merger”).

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business (cont.)

On the Engeni Closing Date, in connection with closing the Engeni Merger Agreement, the Company issued 366,700 shares of Company common stock to Engeni US members. Furthermore, the Company will also issue Engeni US members 366,700 and 366,600 shares of Company common stock upon achievement of specific objectives. If applicable, the Company will pay Engeni US members the aggregate amount of $100,000, on a pro rata basis, if Engeni SA reaches financial breakeven on or before December 31, 2018, as determined by the Company’s Chief Financial Officer and Scott Zienkewicz. As of December 31, 2018, the Company has not paid this amount to the Engeni US members.

2. Revision of Prior Period Financial Statements

The Company corrected certain immaterial errors in its financial statements contained herein. In accordance with ASC 650-10-S99 and S55 (formerly Staff Accounting Bulletins (“SAB”) No. 99 and No. 108), Accounting Changes and Error Corrections, the Company concluded that these errors were, individually, and in the aggregate, not material, quantitatively or qualitatively, to the financial statements in these periods.

On May 17, 2017, the Company sold to accredited investors an aggregate of 5,781,426 Series B Preferred Shares for gross proceeds of $1,875,000 and converted a $500,000 Unsecured Convertible Promissory Note into 1,536,658 Series B Preferred Shares. This tranche of Series B Preferred Shares is convertible into 7,318,084 shares of common stock based on the current conversion price, at a purchase price of $0.325 per share. Net proceeds were approximately $1,772,500 after legal and placement agent fees and the satisfaction of the promissory notes.

On October 11, 2017, as contemplated by the Initial Series B Purchase Agreement, the Parties entered into a fifth Series B Preferred Stock Purchase Agreement (the “Fifth Series B Purchase Agreement”) whereby the Company issued and sold to accredited investors 231,097 shares of the Company’s Series B Preferred Stock in exchange for an aggregate cash payment equal to $75,000. Upon further review of the Fifth Series B Purchase Agreement, it was noted the total number of shares issued under the Fifth Series B Purchase Agreement was 462,195 shares with total proceeds of $150,000.

On October 31, 2017, as contemplated by the Initial Series B Purchase Agreement, the Parties entered into a sixth Series B Preferred Stock Purchase Agreement (the “Sixth Series B Purchase Agreement”) whereby the Company issued and sold to accredited investors 795,833 shares of the Company’s Series B Preferred Stock in exchange for an aggregate cash payment equal to $80,000. Upon further review of the Sixth Series B Purchase Agreement, it was noted the total number of shares issued under the Sixth Series B Purchase Agreement was 1,042,337 shares with total proceeds of $557,500.

As a result of the October 11, 2017 and October 31, 2017 transactions, the Company recorded an increase of $477, $552,023 and $552,500 to Series B Preferred Shares — par amount, additional paid-in capital and accumulated deficit, respectively.

On November 16, 2017, the Company amended Notes Five, Six, and Seven (“the Amended Notes”) with the Fourth Investor. All three notes shall have maturity dates that are six months from November 16, 2017, shall convert at a 40% discount to the lowest one-day Volume Average Weighted Price (“VWAP”) during the 30 trading days preceding such conversion, shall incur interest at an annual rate of 5%, and shall be prepayable at any time at 110% of the unpaid principal and accrued interest balances. The amendment of Note Six and Seven included terms, permitting the Company the option to tender payment in full on or before November 21, 2017, at a 15% discount of the amended principal amounts. Note Five, Six and Seven Principal Amounts were amended to $281,900, $38,441 and $131,107, respectively. The Company evaluated the Amended Notes in accordance with ASC 480, Distinguishing Liabilities from Equity and determined the Amended Notes will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. At November 16, 2017, the principal amounts of Note Five, Six and Seven were $281,900, $38,441 and $131,107, respectively. As of December 31, 2017, the Company recorded the fair value of Note Five, Six and Seven

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Revision of Prior Period Financial Statements (cont.)

at $812,393, $110,781 and $377,830, respectively. Therefore, the Company recorded a charge to the change in fair value of $(530,493), $(72,340) and $(246,723) related to Note Five, Six and Seven, respectively.

Upon further review it was noted, on November 21, 2017, the Company paid the remaining principal balance, at the 15% discount on Notes Six and Seven in the amount of $144,259. Therefore, Notes Six and Seven did not have a balance as of December 31, 2017.

As a result of the November 21, 2017 transaction, the Company recorded a reduction to convertible notes payable, net of discount of $488,611 and a credit to the change in fair value of convertible notes of $488,611.

When taking into consideration the two transactions indicated above, the net impact to accumulated deficit was a charge of $63,889, resulting from the netting of the gain of $488,611 from the reduction in the fair value of convertible notes at December 31, 2017 offset by the $552,500 of additional expense associated with the Series B Purchase Agreement.

Upon further review it was noted that, during the six months ended June 30, 2018 the Company erroneously recorded revenue for transactions with a consolidating entity and not recording the intercompany entry to eliminate the revenue. Therefore revenue and cost of revenues for the six months ended June 30, 2018 were overstated by $338,437. The Company will adjust for these errors on a prospective basis.

Accordingly, the interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s amended audited consolidated financial statements for the year ended December 31, 2017 included in the Company’s Amended Fiscal 2017 Annual Report on Form 10-K/A, filed with the SEC on April 4, 2018. In addition, the Company’s future Quarterly Reports on Form 10-Q for subsequent quarterly periods during the current fiscal year will reflect the impact of the revision in the comparative prior quarter and year-to-date periods.

The following table summarizes the effects of the revisions on the financial statements for the periods reported.

	Previously Reported	Adjustments	Revised
Consolidated Balance Sheet as of December 31, 2017
Convertible notes payable, net of discount	$1,301,004	$(488,611)	$812,393
Total liabilities	$5,350,899	$(488,611)	$4,862,288
Preferred Shares (Class B) Outstanding	13,306,599	477,602	13,784,201
Preferred Shares (Class B) Par Amount	$13,307	$477	$13,784
Additional Paid in Capital	$3,923,234	$552,023	$4,475,257
Accumulated Deficit	$(18,177,819)	$(63,889)	$(18,241,708)
Total Shareholders’ Equity	$54,350	$488,611	$542,961
Total Liabilities and Shareholders’ Equity	$5,405,249	$—	$5,405,249
	Previously Reported	Adjustments	As revised
Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2018
Revenue	$3,340,817	$(338,437)	$3,002,380
Cost of Revenue	$2,689,529	$(338,437)	$2,351,092

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Going Concern Uncertainty, Financial Condition and Management’s Plans

The Company believes that there is substantial doubt about the Company’s ability to continue as a going concern. The Company believes that its available cash balance as of the date of this filing will not be sufficient to fund its anticipated level of operations for at least the next 12 months. The Company believes that its ability to continue operations depends on its ability to sustain and grow revenue and results of operations as well as its ability to access capital markets when necessary to accomplish the Company’s strategic objectives. The Company believes that the Company will continue to incur losses for the immediate future. The Company expects to finance future cash needs from the results of operations and, depending on the results of operations, the Company will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities, if ever.

At December 31, 2018, the Company had a working capital deficit of approximately $2,233,652, as compared to working capital deficit of approximately $3,289,281 at December 31, 2017. The increase of $1,055,629 in the Company’s working capital from December 31, 2017 to December 31, 2018 was primarily the result of a decrease in the Company’s obligation to issue warrants, a decrease in the balance of the Company’s convertible notes payable, an increase in prepaid expenses and other current assets, and an increase in accounts receivable, partially offset by an increase in contingent consideration and accounts payable and accrued liabilities.

The Company’s future capital requirements for its operations will depend on many factors, including the profitability of its businesses, the number and cash requirements of other acquisition candidates that the Company pursues, and the costs of operations. The Company has been investing in expanding its operation in new states, its security service in Colorado, and upgrading the capabilities of BioTrackTHC. The Company’s management has taken several actions to ensure that it will have sufficient liquidity to meet its obligations through December 31, 2019, including growing and diversifying its revenue streams, selectively reducing expenses, and considering additional funding. Additionally, if the Company’s actual revenues are less than forecasted, the Company anticipates that variable expenses will also decline, and the Company’s management can implement expense reduction as necessary. The Company is evaluating other measures to further improve its liquidity, including the sale of equity or debt securities. Lastly, the Company may elect to reduce certain related-party and third-party debt by converting such debt into common shares. The Company’s management believes that these actions will enable the Company to meet its liquidity requirements through December 31, 2019. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations during 2019 and beyond.

The Company plans to generate positive cash flow from its Colorado security operations, BioTrackTHC and Engeni acquisitions to address some of the liquidity concerns. However, to execute the Company’s business plan, service existing indebtedness and implement its business strategy, the Company anticipates that it will need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financings, a bank line of credit, borrowings from affiliates or other arrangements. The Company cannot be sure that any additional funding, if needed, will be available on terms favorable to the Company or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute the Company’s current stockholders’ ownership and could also result in a decrease in the market price of the Company’s common stock. The terms of those securities issued by the Company in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. The Company also may be required to recognize non-cash expenses in connection with certain securities it issues, such as convertible notes and warrants, which may adversely impact the Company’s operating results and financial condition. Furthermore, any debt financing, if available, may subject the Company to restrictive covenants and significant interest costs. There can be no assurance that the Company will be able to raise additional capital, when needed, to continue operations in their current form.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Helix TCS, LLC (“Helix TCS”), Security Consultants Group, LLC (“Security Consultants”), Boss Security Solutions, Inc. (“Boss Security”), Security Consultants Group Oregon, LLC (“Security Oregon”), Security Grade, BioTrackTHC (since June 1, 2018), and Engeni US (since August 3, 2018).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Use of estimates includes the following: 1) allowance for doubtful accounts, 2) estimated useful lives of property, equipment and intangible assets, 3) intangibles impairment, 4) valuation of convertible notes payable and 5) revenue recognition. Actual results could differ from estimates.

Cash

Cash consists of checking accounts. The Company considers all highly-liquid investments purchased with a maturity of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents as of December 31, 2018 or 2017.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Allowance for doubtful accounts was $76,156 and $3,000 at December 31, 2018 and 2017, respectively.

Long-Lived Assets, Including Definite Intangible Assets

Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Definite-lived intangible assets primarily consist of non-compete agreements and customer relationships. For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

Goodwill

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Helix reviews goodwill for possible impairment annually during the fourth quarter, or whenever events or circumstances indicate that the carrying amount may not be recoverable.

The impairment model prescribes a two-step method for determining goodwill impairment. However, an entity is permitted to first assess qualitative factors to determine whether the two-step goodwill impairment test is necessary. The qualitative factors considered by Helix may include, but are not limited to, general economic conditions, Helix’s outlook, market performance of Helix’s industry and recent and forecasted financial performance. Further testing is only required if the entity determines, based on the qualitative assessment, that it is more likely than not that a reporting unit’s fair value is less than its carrying amount. Otherwise, no further impairment testing is required. In the first step, Helix determines the fair value of its reporting unit using a discounted cash flow analysis. If the net book value of the reporting unit exceeds its fair value, Helix then performs the second step of the impairment test, which requires allocation of the reporting unit’s fair value to all of its assets and liabilities using the acquisition method prescribed under authoritative guidance for business combinations with any residual fair value being allocated to goodwill. An impairment charge is recognized when the implied fair value of Helix’s goodwill is less than its carrying amount.

Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and the current fair value of the asset. It was determined that during the first quarter of 2018, the Company’s entire amount of goodwill attributable to the Security Grade acquisition was impaired. See Note 9 for a further discussion on the impairment.

Accounting for Acquisitions

In accordance with the guidance for business combinations, the Company determines whether a transaction or other event is a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company capitalizes acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Business Combinations

The Company accounts for its business combinations under the provisions of Accounting Standards Codification (“ASC”) Topic 805-10, Business Combinations (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using established valuation techniques. The estimated fair value of the net assets acquired was determined using the income approach to valuation based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, consisting of software and trade name acquired were determined using the relief from royalty method.

The most significant assumptions under the relief from royalty method used to value software and trade names include: estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit. The discounted cash flow method used to value non-compete agreements includes assumptions such as: expected revenue, term of the non-compete agreements, probability and ability to compete, operating margin, tax rate and discount rate. Management has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

Revenue Recognition

Under FASB Topic 606, Revenue from Contacts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

The security services revenue is generated from performing armed and unarmed guarding which is contracted for on an hourly basis. Revenues associated with these contracted services are recognized under time-based arrangements as services are provided.

Additionally, the Company provides transportation security services, which are generally contracted for on a per-run basis and sometimes additional fees and surcharges are also billed to the client depending on the length of the run. Revenues associated with these services are recognized as the transportation service is provided.

The Company also generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) businesses that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

Occasionally, the Company will enter into systems installation arrangements. Installation jobs are estimated based on the cost of equipment to be installed, the number of hours expected to be incurred to complete the job and other ancillary costs. Revenue associated with these services are recognized over the arrangement period.

Lastly, the Company generates advertising revenues from consumer advertising on its Cannabase platform. Revenue is recognized over the contract period associated with each specific advertising campaign.

Segment Information

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments

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4. Summary of Significant Accounting Policies (cont.)

are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial performance and the results of operations of the segments prepared in accordance with GAAP when making decisions about allocating resources and assessing performance of the Company.

Asset information by operating segment is not presented since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements.

Expenses

Cost of Revenue

The cost of revenues is the total cost incurred to obtain a sale and the cost of the goods or services sold. Cost of revenues primarily consisted of hourly compensation for security personnel and employees involved in the creation and development of licensing software.

Operating Expenses

Operating expenses encompass selling general and administrative expenses, salaries and wages, professional and legal fees and depreciation and amortization. Selling, general and administrative expenses consist primarily of rent/moving expenses, advertising and travel expenses. Salaries and wages is composed of non-revenue generating employees. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services as well as the costs related to being a publicly traded company.

Other Income (Expense), net

Other income (expense), net consisted of a gain on the change in fair value of obligation to issue warrants, gain on the change in the fair value of convertible notes, gain on the change in fair value of convertible notes – related party, loss on the change in fair value of contingent consideration, loss on impairment of goodwill, gain on reduction of obligation pursuant to acquisition, and interest income.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives are 3 years for vehicles and 5 years for furniture and equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold, or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

Contingencies

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

Leases

Lease agreements are evaluated to determine if they are capital leases meeting any of the following criteria at inception: (a) transfer of ownership; (b) bargain purchase option; (c) the lease term is equal to 75 percent or more of the estimated economic life of the leased property; or (d) the present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

If at its inception, a lease meets any of the four lease criteria above, the lease is classified by the Company as a capital lease; and if none of the four criteria are met, the lease is classified by the Company as an operating lease.

Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term, whereby an equal amount of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in the later years. The difference between rent expense recognized and actual rental payments is recorded as deferred rent and included in liabilities.

Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses and amounted to $96,420 and $43,509 for the years ended December 31, 2018 and 2017, respectively.

Foreign Currency

The local currency is the functional currency for one entity’s operations outside the United States. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rate in effect at the end of each period. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive loss within shareholders’ equity. Gains and losses from foreign currency transactions are included in net loss for the period.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2018 and 2017.

Comprehensive Loss

Comprehensive loss consists of consolidated net loss and foreign currency translation adjustments. Foreign currency translation adjustments included in comprehensive loss were not tax-effected as investments in international affiliates are deemed to be permanent.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement — Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a Beneficial Conversion Feature (“BCF”). A beneficial conversion feature is recorded by the Company as a debt discount pursuant to ASC 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the beneficial conversion feature and the Company amortizes the discount to interest expense over the life of the debt.

The Company accounts for the beneficial conversion feature on its convertible preferred stock in accordance with ASC 470-20, Debt with Conversion and Other Options. The BCF of convertible preferred stock is normally characterized as the convertible portion or feature that provides a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of convertible preferred stock when issued. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

To determine the effective conversion price, the Company first allocates the proceeds received to the convertible preferred stock and then uses those allocated proceeds to determine the effective conversion price. If the convertible instrument is issued in a basket transaction (i.e., issued along with other freestanding financial instruments), the proceeds should first be allocated to the various instruments in the basket. Any amounts paid to the investor when the transaction is consummated (e.g., origination fees, due diligence costs) represent a reduction in the proceeds received by the issuer. The intrinsic value of the conversion option should be measured using the effective conversion price for the convertible preferred stock on the proceeds allocated to that instrument. The effective conversion price represents proceeds allocable to the convertible preferred stock divided by the number of shares into which it is convertible. The effective conversion price is then compared to the per share fair value of the underlying shares on the commitment date.

The accounting for a BCF requires that the BCF be recognized by allocating the intrinsic value of the conversion option to additional paid-in capital, resulting in a discount on the convertible preferred stock. This

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

discount should be accreted from the date on which the BCF is first recognized through the earliest conversion date for instruments that do not have a stated redemption date. The intrinsic value of the BCF is recognized as a deemed dividend on convertible preferred stock over a period specified in the guidance.

Share-based Compensation

The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

•        Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•        Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•        Level 3 — Inputs that are unobservable for the asset or liability.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. The following section describes the valuation methodologies that the Company used to measure, for disclosure purposes, its financial instruments at fair value.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

Convertible notes payable

The fair value of the Company’s convertible notes payable, approximated the carrying value as of December 31, 2018 and 2017. Factors that the Company considered when estimating the fair value of its debt included market conditions and the term of the debt. The level of the debt would be considered as Level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts receivable, prepaid expenses, deposits, accounts payable and accrued liabilities, advances from shareholders and obligation pursuant to acquisition approximate their fair value due to the short-term maturity of those items.

Earnings (Loss) per Share

The Company follows ASC 260, Earnings Per Share, which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted EPS excluded all potential dilutive shares if their effect was anti-dilutive.

Basic net loss per share is based on the weighted average number of common and common-equivalent shares outstanding. Potential common shares includable in the computation of fully-diluted per share results are not presented in the consolidated financial statements for the years ended December 31, 2018 and 2017 as their effect would be anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

The anti-dilutive shares of common stock outstanding for years ended December 31, 2018 and 2017 were as follows:

	For the Years Ended December 31,
	2018	2017
Potentially dilutive securities:
Convertible notes payable	124,784	433,668
Convertible Preferred A Stock	1,000,000	1,000,000
Convertible Preferred B Stock	13,784,201	13,784,201
Warrants	3,418,184	2,780,193
Stock options	8,729,463

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, an entity will: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. In April and May 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers — Identifying Performance Obligations and Licensing”, ASU 2016-11, “Revenue Recognition and Derivatives and Hedging — Recession of SEC Guidance”, ASU 2016-12, “Revenue from Contracts with Customers — Narrow-Scope Improvements and Practical Expedients”, and ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. These ASUs each affect the guidance of the new revenue recognition standard in ASU 2014-09 and related subsequent ASUs. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017 for public companies

On January 1, 2018, we adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers and all the related amendments” (“ASC 606”) to all contracts which were not completed or expired as of January 1, 2018 using the modified retrospective method. The Company had no cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while the comparative information will continue to be reported under the accounting standards in effect for those periods.

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; and ASU No. 2018-20, Narrow-Scope Improvements for Lessors. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The new standard is effective for the Company on January 1, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. We expect to adopt the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides several optional practical expedients in transition. We expect to elect the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. We do not expect to elect the use-of hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

The new standard also provides practical expedients for an entity’s ongoing accounting. We currently expect to elect the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. We do not currently expect to elect the practical expedient to not separate lease and non-lease components for any of our leases.

We expect that this standard will have a material effect on our financial statements. While we continue to assess all of the effects of adoption, we currently believe the most significant effects relate to the recognition of new ROU assets and lease liabilities on our balance sheet for our office and equipment operating leases; and providing significant new disclosures about our leasing activities. We do not expect a significant change in our leasing activities between now and adoption.

On adoption, we currently expect to recognize additional operating liabilities of approximately $393,000, with corresponding ROU assets of the same amount, based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The Company adopted this standard on January 1, 2018.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350); Simplifying the Test for Goodwill Impairment. The amendments in this update simplify the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this guidance, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for public companies for the reporting periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has elected to early adopt the provisions of ASU 2017-04 and, at March 31, 2018, goodwill was tested for potential impairment. As a result of the goodwill impairment test performed, it was determined that the carrying value for each reporting unit was higher than its fair value. Please refer to Note 9 for further detail.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (ASU 2017-09). ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, and interim

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Summary of Significant Accounting Policies (cont.)

periods within those annual periods, beginning after December 15, 2017. The updated standard was adopted by the Company on January 1, 2018. The adoption of this accounting standard did not have a material impact on our consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the potential impact of adopting ASU 2017-11 on its financial statements and related disclosures.

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220); Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this ASU allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Act and will improve the usefulness of information reported to financial statement users. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance of the ASU. The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from nonemployees and applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. ASC 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. This update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Revenue Recognition

Adoption of ASC 606 Revenue from Contracts with Customers

The Company adopted the new revenue standard, ASC 606, using the modified retrospective method with respect to all non-completed contracts as of January 1, 2018. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding as of January 1, 2018. Revenues and contract assets and liabilities for contracts completed prior to January 1, 2018 are presented in accordance with ASC 605.

The Company has determined that there were no adjustments required with respect to the adoption of ASC 606 with respect to any prior periods.

Disaggregation of revenue

	For the Years Ended December 31,
	2018	2017
Types of Revenues:
Security and Guarding	$4,889,472	$4,029,800
Systems Installation	499,138	—
Software	4,174,963	—
Total revenues	$9,563,573	$4,029,800

The following is a description of the principal activities from which we generate our revenue.

Security and Guarding Revenue

Helix provides armed and unarmed guards, as well as armed transportation services. The guards are charged out at an hourly rate, with invoices typically sent to clients shortly after each month-end for the previous month, with revenue being recognized at a point in time once the service has been provided. Transportation services are typically invoiced on a per-run basis, with revenue being recognized at a point in time once the service has been completed.

Systems Installation Revenue

Security systems, including IP CCTV, intrusion alarm systems, perimeter alarm systems, and access controls are installed for clients. Installation jobs are estimated based on the cost of the equipment, the number of man hours expected to complete the work, supplies, travel, and any other ancillary costs. The installation is typically invoiced with 60% of the total price immediately after signing and the balance upon completion of the installation service. The timing of these contracts are short-term in nature, are less than 12 months in duration, and revenue is recognized over the term of the contracts.

Software

The Company generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) clients that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

The private-sector software entails cultivation tracking, inventory management, point of sale and analytic reporting to assist businesses in meeting their compliance requirements and effectively managing their businesses. Customers within the private sector business are charged an initial one-time installation fee and the revenues associated with these services are recognized upon completion of installation and configuration at a point in time. After the installation and configuration of the software is completed, the customer is invoiced monthly and revenues associated with these services are recognized monthly over a period of time in which the customer continues to use the software and related services.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Revenue Recognition (cont.)

The public-sector software assists government agencies in efficient oversight of cannabis related business under their jurisdiction. Revenues associated with governmental contracts are longer-term in nature and recognized upon completion of certain milestones over a period of time or on a completed-contract basis at a point in time. The Company considers the contract to be complete when all significant costs have been incurred and the customer accepts the project. Costs incurred prior to the customer accepting the project are deferred and reflected on the Balance Sheet as Work-in-process — Traceability.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in accordance with ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Generally, the Company’s contracts include a single performance obligation that is separately identifiable, and therefore, distinct. Under ASC 606, the allocation of transaction price is not necessary if only one performance obligation is identified.

Significant Judgments

Accounting for long-term contracts involves the use of various techniques to estimate total contract revenue, costs and satisfaction of performance obligation. The Company satisfies its performance obligations and subsequently recognizes revenue, at a point in time, as security and installation services are performed. There were no changes to the significant judgments used by the Company to determine the timing of satisfaction of the performance obligations under ASC 606.

Costs to Obtain or Fulfill Contract

The Company’s costs to fulfill or obtain contracts with customers primarily consist of commissions and legal costs. The Company provides sales team members with commissions at 0 – 6%. Although sales commissions are incremental in nature and are only incurred when a contract is obtained, there is no up-front commission paid on the satisfactory obtainment of a contract, resulting in no sales commissions being capitalized at December 31, 2018 and 2017. The Company also incurs legal costs relating to the drafting and negotiating of contracts with select customers. Because legal costs are not incremental in nature and are incurred regardless of whether a contract is ultimately obtained, there were no legal costs capitalized as of December 31, 2018 and 2017. The Company did not record amortization of costs incurred to obtain the contract or any impairment losses for the years ended December 31, 2018 and 2017.

6. Business Combination

Security Grade Acquisition

On June 2, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) in which the Company purchased all issued and outstanding Units of Security Grade Protective Services, Ltd. (“Security Grade”), which comprised of 800,000 Class A Units and 200,000 Class B Units. At closing, the Company delivered $800,000 in cash and 207,427 non-qualified stock options (the “Initial Stock Options”). Furthermore, provided that, within the first 60 days following the closing, no material customer identified in the Agreement terminates its contractual relationship with the Company and that all contracts with such material customers are in full force and effect without default or cancellation as of the 60th day following the closing, on the 61st day following the closing, the Company shall deliver an additional $800,000 in cash and issue 207,427 additional stock options (the “Additional Stock Options”). In the event of termination, cancellation or default of any contract with one or more material customer identified in the Agreement within the first 60 days following the closing, the stock options received by the acquiree shall be reduced and/or forfeited to the extent necessary (pro rata based upon their ownership interest in the Company immediately preceding the closing) by a percentage equal to the revenue received

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Business Combination (cont.)

by the Company from the terminating customer(s) in the 180 days immediately preceding such termination divided by the revenue received by the Company from all material customers identified in the Agreement in the 180 days immediately preceding such termination. As of December 31, 2018 and 2017, the Company had a liability pursuant to the Agreement of $101,667 and $500,373, respectively, payable following the closing.

The merger is being accounted for as a business combination in accordance with ASC 805. The Company’s allocation of the purchase price was calculated as follows:

Base Price – Cash	$2,100,373
Base Price – Stock Options	916,643
Contingent Consideration – Stock Options	916,643
Total Purchase Price	$3,933,659
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$14,137
Accounts receivable	53,792
Costs & earnings in excess of billings	96,898
Property, plant and equipment, net	27,775
Trademarks	25,000	10
Customer lists	3,154,578	5
Web address	5,000	5
Goodwill	664,329
Other assets	3,880
Total assets acquired	$4,045,389
Liabilities assumed:
Billings in excess of costs	$23,967
Loans payable	18,414
Credit card payable and other liabilities	69,349
Total liabilities assumed	111,730
Estimated fair value of net assets acquired	$3,933,659

The initial stock options are included as part of the purchase price. The Company determined the fair value of the contingent consideration to be $916,643 at June 2, 2017 and recorded it as a liability in its unaudited consolidated balance sheets. The Company satisfied their contingent consideration liability during the third quarter of 2017. During the year ended December 31, 2018, the Company reached settlement agreements with all six selling members. As a result of these settlements, a gain on reduction of obligation pursuant to acquisition in the amount of $607,415 has been recorded for the year ended December 31, 2018. This reflects an adjustment for both cash and the cancellation of 80,979 options previously issued as part of the acquisition (see Note 17).

BioTrackTHC Acquisition

On March 3, 2018, the Company and its wholly owned subsidiary, Merger Sub, entered into the Merger Agreement with BioTrackTHC and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which Merger Sub merged with and into BioTrackTHC (the “Merger”). On June 1, 2018, the Company closed the Merger. In connection with closing the Merger, the Company issued 38,184,985 unregistered shares of Company common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. The Company also assumed the BioTrackTHC

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Business Combination (cont.)

Stock Plan, pursuant to which options exercisable for 8,132,410 shares of Company common stock are outstanding so that the BioTrackTHC stockholders owned approximately 48% of the Company on a fully diluted basis as of the BioTrackTHC Closing Date.

The Merger is being accounted for as a business combination in accordance with ASC 805. The Company’s allocation of the purchase price was calculated as follows:

Base Price – Common Stock	$44,905,542
Base Price – Stock Options	12,646,491
Total Purchase Price	$57,552,033
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$448,697
Accounts receivable	128,427
Prepaid expenses	351,615
Property, plant and equipment, net	72,252
Goodwill	39,135,007
Customer list	8,304,449	5
Software	9,321,627	4.5
Tradename	466,081	4.5
Total assets acquired	$58,228,155
Liabilities assumed:
Accounts payable	$223,581
Other liabilities	452,541
Total liabilities assumed	676,122
Estimated fair value of net assets acquired	$57,552,033

Total acquisition costs for the BioTrackTHC merger incurred during the year ended December 31, 2018 was $116,624, and is included in selling, general and administrative expense in the Company’s Statements of Operations.

Unaudited Pro Forma Results

BioTrackTHC contributed revenues of $4,122,123 and a net loss of $(566,982) for the period June 1, 2018 through December 31, 2018, included in the Company’s consolidated statements of operations.

The following table below represents the revenue, net loss and loss per share effect of the acquired company, as reported in our pro forma basis as if the acquisition occurred on January 1, 2017. These pro forma results are not necessarily indicative of the results that actually would have occurred if the acquisition had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods.

	For the Year Ended December 31
Description	2018	2017
Revenues	$12,445,949	$11,817,283
Net loss	(11,440,489)	(11,017,372)
Net loss attributable to common shareholders	(33,624,692)	(32,876,507)
Loss per share attributable to common shareholders:
Basic and diluted-as pro forma (unaudited)	(0.63)	(1.15)

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Business Combination (cont.)

Engeni SA Acquisition

On the Engeni Closing Date, the Company and its wholly owned subsidiary, Engeni Merger Sub, entered into the Engeni Merger Agreement with Engeni US, Engeni SA, Scott Zienkewicz, Nicolas Heller and Alberto Pardo Saleme (the “Engeni US members”), and Scott Zienkewicz as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as a wholly-owned subsidiary of the Engeni Merger. On the Engeni Closing Date, in connection with closing the Engeni Merger Agreement, the Company issued 366,700 shares of Company common stock to Engeni US members. Furthermore, the Company may also issue Engeni US members 366,700 and 366,600 shares of Parent common stock upon the achievement of specific objectives. If applicable, the Company will pay Engeni US members the aggregate amount of $100,000, on a pro rata basis, if Engeni SA reaches financial breakeven on or before December 31, 2018, as determined by the Company’s Chief Financial Officer and Scott Zienkewicz. As of December 31, 2018, the Company has not paid this amount to the Engeni US members.

The Merger is being accounted for as a business combination in accordance with ASC 805. The Company has determined preliminary fair values of the assets acquired and liabilities assumed in the Merger. These values are subject to change as we perform additional reviews of our assumptions utilized.

The Company has made a provisional allocation of the purchase price of the Merger transaction to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the provisional purchase price allocations relating to the Merger transaction:

Base Price – Common Stock	$388,702
Contingent Consideration – Common Stock	777,298
Contingent Consideration – Cash	100,000
Total Purchase Price	$1,266,000
Description	Fair Value	Weighted Average Useful Life (in years)
Assets acquired:
Cash	$5,609
Accounts receivable and other assets	30,479
Property, plant and equipment, net	57,830
Software	449,568	3.3
Goodwill	778,552
Total assets acquired	$1,322,038
Liabilities assumed:
Accounts payable	$56,038
Total liabilities assumed	56,038
Estimated fair value of net assets acquired	$1,266,000

Total acquisition costs for the Engeni merger incurred during the year ended December 31, 2018 was $38,409, and is included in selling, general and administrative expense in the Company’s Statements of Operations.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Asset Acquisition

The acquisition of the assets of Revolutionary Software, LLC occurred via two transactions.

1.      On March 14, 2016, the Company purchased one-third of the equity interest in Revolutionary for total consideration of $350,000 in cash and 75,000 shares of common stock of the Company. $50,000 was paid in cash at closing, with the balance ($300,000) being paid in twenty-four monthly installments of $10,417, with a final payment of $50,000 to be paid on the twenty-fifth month.

2.      On April 11, 2016, the Company entered into an asset purchase agreement with Revolutionary; in which the Company purchased all of the intangible rights and property of Revolutionary for total consideration of $300,000 payable in two equal installments pursuant to a promissory note and 2,320,000 shares of restricted common stock of the Company.

The total purchase price for the Revolutionary assets acquired was $1,596,750. The acquisition cost has been allocated over the intangible assets acquired in accordance with the guidance set forth in ASC 805, Business Combinations, please see Note 9. Intangible Assets, Net. As of December 31, 2018 and 2017, the Company has a liability pursuant to the Revolutionary asset acquisition of $0 and $58,370, respectively. As of December 31, 2018, the Company owed the initial seller $0.

8. Property and Equipment, Net

At December 31, 2018 and 2017, property and equipment consisted of the following:

	December 31,
	2018	2017
Furniture and equipment	$264,659	$16,332
Software equipment	—	1,382
Vehicles	202,700	175,647
Total	467,359	193,361
Less: Accumulated depreciation	(117,841)	(82,727)
Property and equipment, net	$349,518	$110,634

Depreciation expense for the years ended December 31, 2018 and 2017 was $106,625 and $55,301, respectively.

9. Intangible Assets, Net and Goodwill

The following table summarizes the Company’s intangible assets:

			December 31, 2018
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2017	Assets Acquired Pursuant to Business Combination(2)(3)	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	$(50,858)	$42,569
Trade names and trademarks	5 – 10	125,000	466,081	(91,554)	499,527
Web addresses	5	130,000	—	(69,625)	60,375
Customer list	5	3,154,578	8,304,449	(1,965,520)	9,493,507
Software	4.5	—	9,771,195	(1,263,095)	8,508,100
		$3,503,005	$18,541,725	$(3,440,652)	$18,604,078

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Intangible Assets, Net and Goodwill (cont.)

			December 31, 2017
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2016	Assets Acquired Pursuant to Business Combination(1)	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	$(32,183)	$61,244
Trade names and trademarks	10	100,000	25,000	(18,675)	106,325
Web addresses	5	125,000	5,000	(43,639)	86,361
Customer list	5	—	3,154,578	(366,249)	2,788,329
		$318,427	$3,184,578	$(460,746)	$3,042,259

____________

(1)      On June 2, 2017, the Company acquired various assets of Security Grade Protective Services, Ltd. (See Note 6)

(2)      On June 1, 2018, the Company acquired various assets of BioTrackTHC (See Note 6)

(3)      On August 3, 2018, the Company acquired various assets of Engeni (See Note 6)

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $2,979,906 and $422,063 for the years ended December 31, 2018 and 2017, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Years Ending December 31,	Future amortization expense
2019	$4,655,489
2020	4,668,244
2021	4,613,574
2022	3,931,667
2023	703,773
Thereafter	31,331
Total	$18,604,078

The following table summarizes the Company’s goodwill as of December 31, 2018 and 2017:

Total Goodwill
Balance at January 1, 2017	$—
Goodwill attributable to Security Grade acquisition	664,329
Balance at January 1, 2018	$664,329
Impairment of goodwill	(664,329)
Goodwill attributable to BiotrackTHC acquisition	39,135,007
Goodwill attributable to Engeni acquisition	778,552
Balance at December 31, 2018	$39,913,559

During the first quarter of 2018, the Company came to a settlement agreement with multiple Security Grade employees resulting from a misrepresentation of revenue and customer list information provided as part of the acquisition. Therefore, the Company considers the settlement to be an indicator for goodwill impairment testing. Accordingly, at March 31, 2018, goodwill was tested for potential impairment. As a result of the goodwill impairment test performed, it was determined that the carrying value for each reporting unit was higher than its fair value and therefore goodwill was fully impaired, which resulted in a write-off of $664,329 for the year ended December 31, 2018. As part of the BioTrackTHC acquisition, goodwill in the amount of $39,135,007 was recognized on the Company’s Consolidated Balance Sheet. As part of the Engeni US acquisition, goodwill in the amount of $778,552 was recognized on the Company’s Consolidated Balance Sheet.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Costs, Estimated Earnings and Billings

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Costs incurred on uncompleted contracts	$89,700	$64,704
Estimated earnings	50,512	27,730
Cost and estimated earnings earned on uncompleted contracts	140,212	92,434
Billings to date	252,535	71,778
Costs and estimated earnings in excess of billings on uncompleted contracts	(112,323)	20,656
Costs in excess of billings	$42,869	$40,847
Billings in excess of cost	(155,192)	(20,191)
	$(112,323)	$20,656

11. Accounts Payable and Accrued Expenses

As of December 31, 2018 and 2017, accounts payable and accrued expenses consisted of the following:

	December 31,
	2018	2017
Accounts payable	$842,389	$334,751
Accrued expenses	847,560	220,682
Accrued interest	12,764	43,204
Total	$1,702,713	$598,637

12. Convertible Notes Payable

	December 31,
	2018	2017
Note Five, 5% convertible promissory note, fixed secured, maturing November 16, 2019	$187,177	$812,393
	187,177	812,393
Less: Current portion	(187,177)	(812,393)
Long-term portion	$—	$—

On September 30, 2016, the Company entered into an Unsecured Convertible Promissory Note (“Note Four”) with a fourth investor (the “Fourth Investor”) in which the Fourth Investor provided the Company $500,000 in cash. As of December 31, 2016, the Class B Preferred Shares were not established as a result of Holder Default, in which, the Fourth Investor did not act in good faith towards the prompt negotiation, execution and delivery of the Class B Preferred Shares.

On March 31, 2017, the First Amendment to Note Four (the “Amended Note”) was entered by the Company and the Fourth Investor. In the absence of a Company Event of Default or Fourth Investor Event of Default, Amended Note is payable by issuance upon conversion into Class B Preferred Shares of the Company, which was to occur no later than June 1, 2017. The Amended Note had the following conversion features:

•        Automatic Conversion. The principal balance of Note Four shall automatically convert into shares of Class B Preferred Shares upon execution by the Company and the Fourth Investor of definitive documentation relating to the $500,000, aggregate principal amount, investment by the Fourth Investor in Class B Preferred Shares of the Company.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Convertible Notes Payable (cont.)

•        Company Default. In the event of a Company Event of Default, the Fourth Investor the shall have the right to elect to (i) at any time prior to June 30, 2017, convert the aggregate outstanding principal amount of Note Four into Class B Preferred Shares equal to 6.3% of the Company’s equity capital calculated on a fully-diluted basis, or (ii) at any time commencing on July 1, 2017 and ending on September 30, 2017, have Note Four redeemed for cash at a redemption price, in aggregate, equal to 150% of the aggregate principal outstanding balance of Note Four or (iii) to convert Note Four into common shares of the Company equal to 6.3% of the Company’s equity capital calculated on a fully-diluted basis. In the event the Holder does not elect any remedy in the event of a Company Event of Default, on September 30, 2017 the Note shall be converted in whole into common shares of the Company equal to 6.3% of the Company’s equity capital calculated on a fully-diluted basis.

•        Holder Default. In the event of a Holder Event of Default, the Company shall have the right to either (i) redeem Note Four at par value at any time prior to June 1, 2017 or (ii) convert the outstanding principal balance into common shares of the Company at market value.

•        The Valuation and Consideration provision in Section 2 of the Term Sheet is affirmed and ratified; provided, however, that the parties agree that the $12,000,000 valuation therein is subject to dilution of $600,000 from additional investments in the Company by third parties following the Holder’s $500,000 investment that is memorialized in the Amended Note. For the avoidance of doubt, the Holder will receive the same number of shares as it would have for its investment if it had converted at a $12,000,000 valuation on October 20, 2016 given the 26,587,497 shares outstanding at that time. For the avoidance of doubt, the Note will convert into 1,162,500 shares.

The Company evaluated the Amended Note and the embedded conversion feature under ASC 815 and determined the conversion feature did not meet the definition of a derivative and therefore should not be bifurcated. The Company then evaluated the Amended Note in accordance with ASC 480 and determined that Note Four will be accounted for as a liability measured at fair value.

Due to the terms of the Amendment, the Company evaluated Note Four under ASC 470-50 to determine if modification or extinguishment treatment was necessary. After performing the analysis under ASC 470-50, it was determined extinguishment treatment was appropriate and the Company should extinguish Note Four and recognize the Amended Note as new debt. At December 31, 2017, the Company recognized a loss on extinguishment of $4,611,395 on Note Four, which included $4,581,395 recorded in additional paid in capital plus $30,000 related to the write-off of the unamortized debt discount created upon the establishment of Note Four.

On May 17, 2017, pursuant to the Series B Preferred Stock Purchase Agreement (see Note 13), Note Four was converted into 1,540,649 Series B Preferred Shares in which the conversion feature into common stock was altered from $0.43 per share of common stock to $0.3245385 per share of the Series B Preferred Stock. In accordance with ASC 470, the Company recorded a loss on induced conversion associated with the conversion of Note Four of $1,503,876.

On February 13, 2017, the Company entered into a $183,333 10% Fixed Secured Convertible Promissory Note (“Note Five”) with a third investor (the “Third Investor”). The Third Investor provided the Company with $166,666 in cash, which was received by the Company during the period ended March 31, 2017. The additional $16,666 was retained by the Third Investor for due diligence and legal bills for the transaction. The Company promised to pay the principal amount, together with guaranteed interest at the annual rate of 10%, with principal and accrued interest on Note Five due and payable on September 12, 2017 (unless converted under terms and provisions as set forth within Note Five). The principal balance of Note Five was convertible at the election of the Third Investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $1.50 per share. In conjunction with Note Five, the Company issued a warrant to the third investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Note Five became effective on February 14, 2017 upon the execution by the Company and the Holder. In addition, the Company reserved 2,500,000 shares of the Company’s common stock for the Third Investor.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Convertible Notes Payable (cont.)

The Company evaluated the embedded conversion feature within the above convertible note under ASC 815 and determined the conversion feature did not meet the definition of a derivative and therefore should not be bifurcated. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and a total debt discount of $183,333 was recorded.

The Company recorded a debt discount relating to the warrants issued in the amount of $22,000 based on the relative fair values of Note Five without the warrants and the warrants themselves at the effective date of Note Five. The additional $16,666 retained by the Third Investor for due diligence and legal bills for the transaction will be recorded as a debt discount. The calculated value of the beneficial conversion feature and the combined value of the debt discount resulted in a value greater than the value of the debt and as such, the total discount was limited to the value of the debt balance of $183,333. Therefore, the debt discount related to the Beneficial Conversion Feature was in the amount of $144,666. The excess value of the Beneficial Conversion Feature discount was recognized as a loss in earnings and recorded as an interest expense in the amount of $390,666 and will be amortized through Maturity of Note Five. The debt discounts will be amortized to interest expense over the life of the note.

On February 13, 2017, the Company entered into a $25,000 10% Fixed Secured Convertible Promissory Note (“Note Six”) with a fourth investor (the “Fourth Investor”). The Fourth Investor provided the Company with $25,000 in cash, which was received by the Company during the period ended March 31, 2017. The Company promised to pay the principal amount, together with guaranteed interest at the annual rate of 10%, with principal and accrued interest on Note Six due and payable on September 13, 2017. The principal balance of Note Six was convertible at the election of the Fourth Investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $6.10 per share. Note Six became effective on February 14, 2017 upon the execution by the Company and the Holder of numerous exhibit documents.

The Company evaluated Note Six in accordance with ASC 815 to determine if the conversion feature should be bifurcated and accounted for at fair value and remeasured at fair value in income. The Company determined that the conversion feature did not meet the requirements for bifurcation pursuant to ASC 815. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception and determined that Note Six did not have a beneficial conversion feature. As a result, the Company recorded the conventional convertible note as a debt instrument in its entirety. The interest expense associated with Note Six was $536 for the period ended March 31, 2017.

On April 26, 2017, the Company entered into a $100,000 10% Secured Convertible Promissory Note (“Note Seven”) with a fourth investor (the “Fourth Investor”). The Fourth Investor provided the Company with $72,000 in cash proceeds, which was received by the Company during the three months ended June 30, 2017. Note Seven is due on October 26, 2017 and the Company must pay guaranteed interest on the principal balance at an amount equivalent to 10% of the note amount. The principal balance of Note Seven is convertible at the election of the Fourth Investor, in whole or in part, at any time or from time to time, into the Company’s common stock at the lower of $1.00 or a 50% discount to the lowest closing bid price of the Company’s common stock for the 30 Trading Days prior to conversion. In conjunction with Note Seven, the Company issued a warrant to the fourth investor to purchase 150,000 shares of the Company’s common stock at $1.00 per share.

On November 16, 2017, the Company amended Notes Five, Six, and Seven (“the Amended Notes”) with the Fourth Investor. All three notes shall have maturity dates that are six months from November 16, 2017, shall convert at a 40% discount to the lowest one-day Volume Average Weighted Price (“VWAP”) during the 30 trading days preceding such conversion, shall incur interest at an annual rate of 5%, and shall be prepayable at any time at 110% of the unpaid principal and accrued interest balances. The amendment of Note Six and Seven included terms, permitting the Company the option to tender payment in full on or before November 21, 2017, at a 15% discount of the amended principal amounts. At November 16, 2017, the principal amounts of Note Five, Six and Seven were $281,900, $38,441 and $131,107, respectively. On November 21, 2017, the Company paid the remaining principal balance, at the 15% discount on Notes Six and Seven in the amount of $144,259.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Convertible Notes Payable (cont.)

On May 16, 2018, the Company amended Note Five (“Second Amendment”) with the Fourth Investor. The Second Amendment states that Note Five shall have a maturity of November 16, 2018 and shall be prepayable at any time at 120% of the unpaid principal and accrued interest balance. The principal amount as of the date of the Second Amendment was $112,305.

The Company evaluated Note Five in accordance with ASC 480, Distinguishing Liabilities from Equity and determined the Note Five will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2018 and 2017, the fair value of Note Five was $187,177 and $812,393, respectively. Therefore, the Company recorded a gain (loss) to the change in fair value of $450,216 and $(530,493) related to Note Five for the years ended December 31, 2018 and 2017, respectively.

13. Related Party Transactions

Advances from Related Parties

The Company has a loan outstanding from a former Company executive. The advance does not accrue interest and has no definite repayment terms. The loan balance was $45,250 and $124,750 for the years ended December 31, 2018 and 2017, respectively.

Convertible Note Payable

On March 11, 2016, the Company entered into an Unsecured Convertible Promissory Note (“Note Eight”) with Paul Hodges, a Director of the Company (the “Related Party Holder”). The Related Party Holder provided the Company with $150,000 in cash, and the Company promised to pay the principal amount, together with interest at an annual rate of 7%, with principal and accrued interest on Note Eight due and payable on December 31, 2017 (unless converted under terms and provisions as set forth below). The principal balance of Note Eight was convertible at the election of the Related Party Holder, in whole or in part, at any time or from time to time, into the Company’s common stock at a forty percent (40%) discount to the average market closing price for the previous five (5) trading days, preceding the date of conversion election. The Company evaluated Note Eight in accordance with ASC 480, Distinguishing Liabilities from Equity and determined that Note Eight will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings.

On February 20, 2018, the Company entered into an agreement to amend Note Eight (this “Amendment”) with the Related Party Holder. The Company and Holder desired to extend the maturity date of the Note to August 20, 2018. The Note was amended as follows. The Company promises to pay (i) all accrued interest on the unpaid principal amount through December 31, 2017 and (ii) $25,000 in principal within 5 business days of the date of the Amendment. The Company agrees to issue 15,000 shares of restricted Company common stock as an inducement for this amendment within 10 business days of the date of the Amendment. The principal amount of the note will be reduced to $125,000. Unless extended by the Company, converted or prepaid earlier, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on August 20, 2018 (the “Maturity Date”). All provisions related to conversion of the Note into equity securities of the Company were terminated as part of this Amendment.

As of February 20, 2018, the fair value of the liability was $239,343, however due to termination of the conversion of the note into equity securities, Note Eight will be valued in its principal amount of $125,000 and accordingly the Company recorded a credit regarding the change in fair value of $93,506 and $31,068 for the years ended December 31, 2018 and 2017, respectively. The interest expense associated with Note Eight was $5,806 and $10,528 for the years ended December 31, 2018 and 2017, respectively. Note Eight was paid in full on the Maturity Date.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Related Party Transactions (cont.)

Warrants

In March 2016, the Company issued 960,000 shares of restricted common stock to the Related Party Holder per a subscription agreement for total proceeds of $150,000. In conjunction with the subscription agreement, the Company issued a warrant to the Related Party Holder to purchase 1,920,000 restricted shares of the Company’s common stock at $0.16 per share. The Warrant Exercise Date is the later of the following to occur (i) March 9, 2017, (ii) ten (10) days after the Company’s notice to the holder of the warrant that the Company shall have an effective S-1 registration with the SEC; or (iii) ten (10) days after Company’s notice to the holder of the warrants that the Company has entered into an agreement for the sale of substantially all the assets or Common Stock of the Company. As of December 31, 2018, the warrants granted are not exercisable.

14. Promissory Notes

On January 30, 2017, the Company entered into an unsecured promissory note in the amount of $75,000. The unsecured promissory note has a fixed interest rate of 8% and was due and payable on June 30, 2017. In conjunction with the Series B Preferred Stock Purchase Agreement, as discussed in Note 16, the Company satisfied its liability in exchange for Series B Preferred Stock. The interest expense associated with the unsecured promissory note was $0 and $2,570 for the years ended December 31, 2018 and 2017, respectively.

On February 13, 2017, the Company entered into an unsecured promissory note in the amount of $180,000. The unsecured promissory note has a fixed interest rate of 8% and was due and payable on June 30, 2017. In conjunction with the Series B Preferred Stock Purchase Agreement, as discussed in Note 16, the Company satisfied its liability in exchange for Series B Preferred Stock. The interest expense associated with the unsecured promissory note was $0 and $2,570 for the years ended December 31, 2018 and 2017, respectively.

On August 29, 2018, the Company entered into an unsecured promissory note in the amount of $250,000. The unsecured promissory note has a fixed interest rate of 7% and is due and payable on July 31, 2019. As of December 31, 2018 the unsecured promissory note was paid off in full. The interest expense associated with the unsecured promissory note was $3,021 and $0 for the years ended December 31, 2018 and 2017, respectively.

15. Notes Payable

Notes payable consisted of the following:

	December 31,
	2018	2017
Vehicle financing loans payable, between 4.7% and 7.0% interest and maturing between June 2022 and July 2022	$71,284	$55,890
Loans Payable – Credit Union	5,075	8,582
Less: Current portion of loans payable	(24,805)	(11,179)
Long-term portion of loans payable	$51,554	$53,293

The interest expense associated with the notes payable was $5,281 and $700 for the years ended December 31, 2018 and 2017, respectively.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Shareholders’ Equity (Deficit)

Common Stock

Subscription Agreements

The table below reflect shares of restricted common stock issued in relation to Subscription Agreements during the year-ended December 31, 2018:

Date of Sale	Number of Shares Sold	Total Proceeds
February 2018	222,222	$200,000
March 2018	500,000	450,000
April 2018	500,000	450,000
May 2018	244,444	219,999
July 2018	327,777	294,999
August 2018	327,777	294,999
August 2018	183,333	164,999
September 2018	577,778	520,000
October 2018	694,444	625,000
November 2018	150,000	135,000
December 2018	222,222	200,000
	3,949,997	$3,554,996

The table below reflect shares of restricted common stock issued in relation to Subscription Agreements during the year-ended December 31, 2017:

Date of Sale	Number of Shares Sold	Total Proceeds
May 2017	111,111	$100,000
	111,111	$100,000

Other Common Stock Issuances

In December 2017, the Company issued 126,880 shares of restricted common stock to an investor following a cashless exercise of warrants.

In June 2018, the Company issued 38,184,985 shares of common stock as part of the BioTrackTHC acquisition.

In June and August of 2018, three selling shareholders of Security Grade exercised their right to purchase 212,633 and 14,189 shares of the Company’s common stock.

In July 2018, the Company issued 200,000 shares of restricted common stock to a consultant per a consulting agreement.

In August and December 2018, the Company issued 100,000 and 25,000 shares of restricted common stock as part of an agreement entered into with an investor relation consultant.

In August 2018, the Company issued 366,700 shares of common stock as part of the Engeni US acquisition.

In December 2018, the Company issued 100,000 shares of restricted common stock to a consultant as an inducement to enter into the agreement.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Shareholders’ Equity (Deficit) (cont.)

Conversion of Convertible Note to Common Stock

On February 15, 2018, March 12, 2018 and March 21, 2018, the holder of a 10% fixed secured convertible promissory note issued by the Company elected their option to partially convert $50,000, $50,000 and $75,000 in principal of the convertible note into 46,066, 63,963, and 95,945 shares of the Company’s common stock.

Amended Convertible Note

On February 20, 2018, the Company entered into an agreement to amend a Convertible Promissory Note with the undersigned holder initially issued to such Holder and dated March 2016. The Company and Holders desired to extend the maturity date of the Note to August 20, 2018. The holder was issued 15,000 shares of the Company’s restricted common stock as part of the amendment.

The Note was amended as follows. The Company promises to pay (i) all accrued interest on the unpaid principal amount through December 31, 2017 and (ii) $25,000 in principal within 5 business days of the date of the Amendment. The Company agrees to issue 15,000 shares of restricted Company common stock as an inducement for this amendment within 10 business days of the date of the Amendment. The principal amount of the note will be reduced to $125,000. Unless extended by the Company, converted or prepaid earlier, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on August 20, 2018 (the “Maturity Date”). All provisions related to conversion of the Note into equity securities of the Company are hereby deleted.

On May 16, 2018, the Company entered into a second amendment agreement of a Convertible Promissory Note with the holder of a 10% fixed secured convertible promissory note. The new Maturity Date is November 16, 2018. The new interest rate is 5%. The note is prepayable at 120% of the unpaid balance upon 10 business days’ notice to the holder, which has the option to convert, in whole or in part, during the notice period. The conversion price shall be equal to a 40% discount to the lowest one-day Volume Average Weighted Price (“VWAP”) during the 30 trading days preceding such conversion.

2017 Omnibus Incentive Plan

The table below reflects shares issued under the 2017 Omnibus Incentive Plan during the year-ended December 31, 2018. There were no shares issued under the 2017 Omnibus Incentive Plan during the year-ended December 31, 2017.

Date of Sale	Number of Shares Issued	Total Expense
January 2018	42,850	$173,014
March 2018	100,000	250,000
May 2018	133,900	223,774
July 2018	100,000	126,000
August 2018	10,000	10,600
August 2018	33,195	33,195
October 2018	20,000	20,400
November 2018	75,000	79,500
Ending Balance	514,945	$916,483

Series A convertible preferred stock

In October 2015, the Company issued a total of 1,000,000 shares of its Class A Preferred Stock as part of a reorganization in which Helix Opportunities LLC contributed 100% of itself and its wholly-owned subsidiaries, Security Consultants Group, LLC and Boss Security Solutions, Inc. to the Company in exchange for 1,000,000 convertible preferred shares of the Company. The Class A Preferred Stock included super majority voting rights

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Shareholders’ Equity (Deficit) (cont.)

and were convertible into 60% of the Company’s common stock. During the third quarter of 2017, the Company modified the conversion rate on the Class A Preferred Stock to a 1:1 ratio. This modification reduced the amount of potentially dilutive Convertible Series A Stock by 15,746,127 shares to a total of 1,000,000 at September 30, 2017.

Series B convertible preferred stock

Series B Preferred Stock Purchase Agreement

On May 17, 2017, the Company sold to accredited investors an aggregate of 5,781,426 Series B Preferred Shares for gross proceeds of $1,875,000 and converted a $500,000 Unsecured Convertible Promissory Note into 1,536,658 Series B Preferred Shares. This tranche of Series B Preferred Shares are convertible into 7,318,084 shares of common stock based on the current conversion price, at a purchase price of $0.325 per share. Net proceeds were approximately $1,772,500 after legal and placement agent fees listed below and the satisfaction of the promissory notes discussed in Note 14.

In connection with the Series B Preferred Stock Purchase Agreement, the Company is obligated to issue warrants to a third-party for services to purchase 462,195 shares of common stock at $0.325 per share (see Note 18). These warrants have been accounted for as an obligation to issue because as of the balance sheet date the Company did not deliver the warrants though incurred the obligation; accordingly, they were recognized as a liability on the consolidated balance sheet and cost of issuance of Series B preferred shares of $1,941,633 on the consolidated statement of shareholders’ equity (deficit).

The table below reflects the shares issued under the Series B Preferred Purchase Agreement of the initial tranche, Second Series B Purchase Agreement and the various issuances under the Third Series B Purchase Agreement during the year-end December 31, 2017:

Date of Sale	Number of Shares Sold	Total Proceeds
Initial
May 2017	7,318,084	$1,875,000
Second
July 2017	1,680,000	840,000
Third
August 2017	369,756	120,000
September 2017	462,195	150,000
October 2017	462,195	150,000
October 2017	1,042,337	557,500
December 2017	2,449,634	795,000
Ending Balance	13,784,201	$4,487,500

Series B Preferred Stock

In accordance with the Certificate of Incorporation, there were 9,000,000 authorized Series B Preferred Stock at a par value of $ 0.001. In connection with the Series B Preferred Stock Purchase Agreement, on May 12, 2017, the Company filed a Certificate of Designation (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate the preferences, rights and limitations of the Series B Preferred Shares. On August 23, 2017 the Certificate of Designations was amended and restated to increase the number of shares of Series B Preferred Stock authorized to be 17,000,000.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Shareholders’ Equity (Deficit) (cont.)

Conversion:

Each Series B Preferred Share is convertible at the option of the holder at any time on or after May 12, 2018 into such number of shares of the Company’s common stock equal to the number of Series B Preferred Shares to be converted, multiplied by the Preferred Conversation Rate. The Preferred Conversion Rate shall be the quotient obtained by dividing the Preferred Stock Original Issue Price ($0.3253815) by the Preferred Stock Conversation Price in effect at the time of the conversion (the initial conversion price will be equal to the Preferred Stock Original Issue Price, subject to adjustment in the event of stock splits, stock dividends, and fundamental transactions). Based on the current conversion price, the Series B Preferred Shares are convertible into 13,784,201 shares of common stock. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any reclassification of our Common Stock or any compulsory share exchange by which Common Stock is effectively converted into or exchanged for other securities, cash or property; or (iv) sale of shares below the preferred stock conversion price. Each Series B Preferred Share will automatically convert into common stock upon the earlier of (i) notice by the Company to the holders that the Company has elected to convert all outstanding Series B Preferred Shares at any time on or after May 12, 2018; or (ii) immediately prior to the closing of a firmly underwritten initial public offering (involving the listing of the Company’s Common Stock on an Approved Stock Exchange) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock for the account of the Company in which the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000).

Beneficial Conversion Feature — Series B Preferred Stock (deemed dividend):

Each share of Series B Preferred Stock is convertible into shares of common stock, at any time at the option of the holder at any time on or after May 12, 2018. On May 17, 2017, the date of issuances of the Series B, the publicly traded common stock price was $3.98.

Based on the guidance in ASC 470-20-20, the Company determined that a beneficial conversion feature exists, as the effective conversion price for the Series B preferred shares at issuance was less than the fair value of the common stock into which the preferred shares are convertible. A beneficial conversion feature based on the intrinsic value at the date of issuances for the Series B preferred shares is scheduled below. For the year ended December 31, 2018, the beneficial conversion amount of $22,202,194 was accreted back to the preferred stock as a deemed dividend and charged to additional paid in capital in the absence of earning as the beneficial conversion feature is amortized over time through the earliest conversion date, May 12, 2018. As of December 31, 2018, the beneficial conversion feature was fully amortized. Provided below is a schedule of the issuances of Series B preferred shares and the amount accredited to deemed dividend at December 31, 2018.

For the Year Ended December 31, 2018
Issuance Date	Beneficial Conversion Feature Term (months)	Number of shares	Fair Value of Beneficial Conversion Feature	Amount accreted as a deemed dividend at December 31, 2017	Amount accreted as a deemed dividend for the Year Ended December 31, 2018	Unamortized Beneficial Conversion Feature
May 17, 2017	12	7,318,084	$25,247,098	$(15,779,436)	$(9,467,661)	$—
July 29, 2017	9.5	1,680,000	6,804,000	(3,674,634)	(3,129,366)	—
August 29, 2017	8.5	369,756	1,148,263	(556,190)	(592,073)	—
September 15, 2017	8	462,195	1,435,329	(648,601)	(786,728)	—
October 11, 2017	7	462,195	1,121,036	(426,309)	(694,727)	—
October 31, 2017	6.5	1,042,337	1,735,641	(548,570)	(1,187,071)	—
December 19, 2017	5	2,449,634	6,921,348	(576,780)	(6,344,568)	—
Total		13,784,201	$44,412,715	$(22,210,520)	$(22,202,194)	$—

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Shareholders’ Equity (Deficit) (cont.)

Dividends, Voting Rights and Liquidity Value:

Pursuant to the Certificate of Designations, the Series B Preferred Shares shall bear no dividends, except that if the Board shall declare a dividend payable upon the then-outstanding shares of the Company’s common stock. The Series B Preferred Shares vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the common stock. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B Preferred Shares are entitled to (i) first receive distributions out of our assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of common stock and (ii) second, on an as-converted basis alongside the common stock.

Classification:

These Series B Preferred Shares are classified within permanent equity on the Company’s consolidated balance sheet as they do not meet the criteria that would require presentation outside of permanent equity under ASC 480, Distinguishing Liabilities from Equity.

17. Stock Options

As part of the Membership Interest Purchase Agreement entered into between the Company and Security Grade, on June 2, 2017 (see Note 6), the Company granted to the selling Members the option to purchase up to 414,854 shares of the Company’s common stock at a price of $0.001 per share. Of the 414,854 options granted, 207,427 were vested at closing and equity classified. The vesting of the remaining 207,427 shares were subject to certain milestones being achieved and was initially recognized as contingent consideration, both a component of purchase price. As a result of the milestones being met during the third quarter of 2017, the remaining 207,427 shares have also vested. The options have an expiration date of 36 months from the closing date. The exercise price will be based on the fair market value of the share on the date of grant.

On March 15, 2018 the Company awarded Zachary Venegas two options to purchase a total of 490,000 shares of the Company’s common stock at prices ranging from $1.90 to $2.09 per share. These options vested on April 30, 2018 and have expiration dates ranging from March 2023 to March 2028.

The fair value of the stock options was estimated using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgement. The assumptions at the inception date are as follows:

	March 28, 2018 to December 31, 2018	June 2, 2017 to December 31, 2017
Exercise Price	$1.90 to $2.09	$0.001
Fair value of company’s common stock	$0.90 to $1.90	$3.00 to $4.42
Dividend yield	0%	0%
Expected volatility	186.64% to 253.52%	179.9% to 266.4%
Risk free interest rate	2.35% to 2.59%	1.42% to 1.98%
Expected life (years) remaining	4.24 to 10.00	2.42 to 3.00

On March 6, 2018, the Company filed a lawsuit in the United States Court for the District of Colorado alleging violations in previously disclosed representations and warranties by the plaintiff as part of the Acquisition. Following the appointment of a registered Public Company Accounting Oversight Board (“PCAOB”) auditor, certain misrepresentations, primarily surrounding the misclassification of certain revenues as being recurring, were discovered, artificially inflating the price of the membership interest in Security Grade. As a result of the settlements with the selling shareholders, 80,979 options previously issued as part of the acquisition were cancelled.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Stock Options (cont.)

As part of the Merger Agreement entered into between the Company and BioTrackTHC, on June 1, 2018 (see Note 6), the Company assumed the BioTrackTHC Stock Plan, pursuant to which options exercisable at prices between $0.001 to $1.66 per share for 8,132,410 shares of Company common stock are outstanding so that the BioTrackTHC stockholders owned approximately 48% of the Company on a fully diluted basis as of the BioTrackTHC Closing Date Stock option activity for the years ended December 31, 2018 and 2017 is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2017	—
Granted	414,854	$0.001	3.00
Forfeited and expired	—	—
Exercised	—	—
Outstanding at January 1, 2018	414,854	$0.001	2.42
Granted	490,000	$1.916	8.84
Options assumed pursuant to acquisition – BioTrackTHC Stock Plan	3,841,492	$0.790	1.84
Options assumed pursuant to acquisition – Management Awards	4,290,918	$0.439	2.34
Exercised	(226,822)	$0.001	1.50
Forfeited and expired	(80,979)	$0.001
Outstanding at December 31, 2018	8,729,463	$0.671	2.44
Vested options at December 31, 2018	8,466,285	$0.600	2.05

18. Warrants

On February 13, 2017, the Company entered into a $183,333 Fixed secured Convertible Promissory Note (“Note Five”) with a fourth investor (the “Fourth Investor”). The Fourth Investor provided the Company with $166,666 in cash, which was received by the Company during the quarter ended March 31, 2017. The additional $16,666 was retained by the Fourth Investor for due diligence and legal bills for the transaction. In conjunction with Note Five, the Company issued a warrant, of which the value was derived and based off the fair value of Note Five, to the fourth investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after February 14, 2017 and on or before February 12, 2022, by delivery to the Company of the Notice of Exercise. On December 11, 2017, the investor exercised their purchase right in a net settlement cashless exercise.

In connection with the issuance of the Note Seven the Company issued a warrant (the “Warrant”) to the Purchaser to purchase 150,000 shares of Common Stock pursuant to the terms and provisions thereunder. The Warrant is exercisable at any time within five (5) years of issuance and entitles the Purchaser to purchase 150,000 shares of the Common Stock at an exercise price of the lesser of either i) $1.00 or ii) a 50% discount to the lowest closing bid price thirty (30) trading days immediately preceding conversion, subject to certain adjustments.

Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after April 26, 2017 and on or before April 26, 2022, by delivery to the Company of the Notice of Exercise. On December 11, 2017, the investor exercised their purchase right in a net settlement cashless exercise.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Warrants (cont.)

During the year ended December 31, 2018, the Company entered into a Graduated Lock-Up Letter to induce the entering into of a consulting agreement in exchange for 50,000 shares of the Company’s common stock and the granting of 575,000 warrants for the purchase of common stock of the Company. The company recognized compensation expense of $943,000 for the year ended December 31, 2018 relating to the granting of the new warrants.

On December 12, 2018, the Company sold an aggregate of 222,222 units (the “December 2018 Units”) of the Company’s securities to Conifer Insurance Company (“Conifer”) at a purchase price of $0.90 per unit for total proceeds of $200,000. Each December 2018 Unit consists of one share of the Company’s common stock and a warrant (“December Warrant”) exercisable to purchase one half of one share of common stock of the Company. As of December 31, 2018, the warrants granted were not exercised.

Each December Warrant is exercisable at any time on or after 90 days from the issuance date until the four-year anniversary issuance date. Each December Warrant is exercisable at a price of $1.25 per one half of one share of common stock (thereby requiring the exercise of two warrants to purchase one share of common stock).

The December Warrants were recorded as a component of shareholders’ equity (deficit) and the company recognized compensation expense of $108,000 for the year ended December 31, 2018 relating to the granting of the new warrants.

A summary of warrant activity is as follows:

For the Year Ended December 31, 2018
	Warrant Shares	Weighted Average Exercise Price
Balance at beginning of the period, January 1, 2017	1,920,000	$0.16
Warrants granted	987,073	$0.41
Warrants exercised	(175,000)
Balance at January 1, 2018	2,732,073	$0.23
Warrants granted	686,111	$0.21
Balance at December 31, 2018	3,418,184	$0.23

Warrant Obligations

In connection with the Series B Preferred Stock Purchase Agreement (See Note 16), the Company is obligated to issue warrants to a third-party to purchase 812,073 shares of common stock at $0.325 per share for services rendered. These warrants have been accounted for as warrant obligations and are recognized as a liability on the Consolidated Balance Sheets as of December 31, 2018 and 2017. For the years ended December 31, 2018 and 2017, the Company recorded a credit and a charge in the change in fair value of the warrant obligations of $1,625,398 and $590,436, respectively, and is reflected in the Consolidated Statements of Operations, other income (expenses). Although the Company issued warrants during the first quarter of 2018, the rights entitled to the third-party holder of the warrants to purchase shares of the Company’s common stock was not exercised. Upon exercising the right to purchase the Company’s common stock by the third-party, the Company will de-recognize the liability for warrant obligations and reclassify the appropriate amount into equity.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Warrants (cont.)

The fair value of the Company’s obligation to issue warrants was calculated using the Black-Scholes model and the following assumptions:

	As of December 31, 2018	As of December 31, 2017	As of May 17, 2017
Fair value of company’s common stock	$0.90	$3.00	$3.98
Dividend yield	0%	0%	0%
Expected volatility	175.0%	266.4%	181.2%
Risk free interest rate	2.49%	1.98%	1.42%
Expected life (years)	1.65	2.65	3.00
Fair value of financial instruments – warrants	$896,171	$2,429,569	$1,839,133

The change in fair value of the financial instruments – warrants is as follows:

Amount
Balance as of January 1, 2017	$—
Fair value of warrants at date of inception	1,839,133
Change in fair value of liability to issue warrants	590,436
Balance as of January 1, 2018	$2,429,569
Change in fair value of liability to issue warrants	$(1,641,398)
Net change on issuance of warrants since inception	108,000
Balance as of December 31, 2018	$896,171

19. Stock-Based Compensation

2017 Omnibus Incentive Plan

The Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) was adopted by our Board of Directors and a majority of our voting securities on October 17, 2017. The 2017 Plan permits the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2017 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 5,000,000 shares of common stock are reserved for issuance, of which options to purchase 490,000 shares of common stock and 514,945 shares of common stock were granted.

Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan

On October 22, 2014, BioTrackTHC approved and adopted the BioTrackTHC Stock Plan. The BioTrackTHC Stock Plan set aside and reserved 600,000 shares of BioTrackTHC’s common stock for grant and issuance in accordance with its terms and conditions. Persons eligible to receive awards from the BioTrackTHC Stock Plan include employees (including officers and directors) of BioTrackTHC or its affiliates and consultants who provide significant services to BioTrackTHC or its affiliates (the “Grantees”). The BioTrackTHC Stock Plan permits BioTrackTHC to issue to Grantees qualified and/or non-qualified options to purchase BioTrackTHC’s common stock, restricted common stock, performance units, and performance shares. The term of each award under the BioTrackTHC Stock Plan shall be no more than ten years from the date of grant thereof. BioTrackTHC’s Board of Directors or a committee designated by the Board of Directors is responsible for administration of the BioTrackTHC Stock Plan and has the sole discretion to determine which Grantees will be granted awards and the terms and conditions of the awards granted. The BioTrackTHC Stock Plan will annually increase the number of shares of common stock authorized for issuance thereunder to 15% of the Company’s common stock outstanding as of the first day of each calendar year beginning January 1, 2016 (see Note 6 and 17).

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. Stock-Based Compensation (cont.)

BioTrackTHC Management Awards

On September 1, 2015 and November 1, 2015, BioTrackTHC’s Board approved individual employee option grants (the “Executive Grants”) for three executives (the “Executives”). Pursuant to the Executive Grants, the Executives were each granted stock options to purchase 146,507 shares (totaling 439,521 shares) of BioTrackTHC’s common stock (the “Option”) at an exercise price equal to approximately $7.67. The options vest as to 25% of the shares subject to the Options, one year after the date of grant and then in equal quarterly installments for the three years thereafter, subject to the Executive’s continued employment with BioTrackTHC (see Note 6 and 17).

20. Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets for the years ended December 31, 2018 and 2017 consist of income tax loss carryforwards. These amounts are available for carryforward for use in offsetting taxable income of future years through 2035. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. Due to the Company’s history of operating losses, these deferred tax assets arising from the future tax benefits are currently not likely to be realized and are thus reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

For the years ended December 31, 2018, and 2017, the Company has a net operating loss carry forwards of approximately $12,686,000 and $7,380,000, respectively. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. The Company applied a 100% valuation reserve against the deferred tax benefit as the realization of the benefit is not certain.

21. Commitments and Contingencies

The Company is obligated under operating lease agreements for office facilities in Colorado, Florida, Washington and Hawaii, which expire in February and March 2021.

Rent expense incurred under the Company’s operating leases amounted to $362,607 and $68,138 during the years ended December 31, 2018 and 2017, respectively.

Future minimum payments of the Company’s operating leases are as follows:

Years Ending December 31,	Future Minimum Lease Payments
2019	$473,495
2020	420,291
2021	275,223
2022	198,144
2023	199,144
Thereafter	205,135
Total	$1,771,432

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. Segment Reporting

FASB ASC 280-10-50 requires use of the “management approach” model for segment reporting. The management approach is based on the way a company’s management organized segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision-making group is composed of the Chief Executive Officer. The Company operates in three segments, Security and guarding, Systems installation and Software.

Asset information by operating segment is not presented below since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements.

The following represents selected information for the Company’s reportable segments:

	For the Years Ended December 31,
	2018	2017
Security and guarding
Revenue	$4,889,472	$4,029,800
Cost of revenue	3,618,173	2,885,459
Gross profit	1,271,299	1,144,341
Total operating expenses(1)	10,437,306	4,927,623
Loss from operations	(9,166,007)	(3,783,282)
Total other income (expense)	2,365,063	(6,882,705)
Total net loss	$(6,800,944)	$(10,665,987)

Systems installation
Revenue	$499,138	$—
Cost of revenue	531,567	—
Gross profit	(32,429)	—
Total operating expenses	168,159	—
Loss from operations	(200,588)	—
Total other expense	(273,642)	—
Total net loss	$(474,230)	$—

Software
Revenue	$4,174,963	$—
Cost of revenue	1,819,299	—
Gross profit	2,355,664	—
Total operating expenses	3,046,390	—
Loss from operations	(690,726)	—
Total other income	98	—
Total net loss	$(690,628)	$—

____________

(1)      Total operating expenses for the years ended December 31, 2018 and 2017 contained certain corporate expenditures totaling $8,891,677 and $3,435,626, respectively, which benefit all segments of the business but are not specifically allocable to any one segment.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. Subsequent Events

On February 25, 2019, the Company issued a press release announcing that Vicente Fox Quesada has agreed to join the Company’s board of directors.

Issuance of Promissory Note

On January 3, 2019, the Company entered into an unsecured promissory note in the amount of $280,000. The unsecured promissory note has a fixed interest rate of 10% per annum and is due and payable upon the maturity date of March 31, 2019. On March 2, 2019, the unsecured promissory note was paid in full.

Issuance of Investment Units

From January 10, 2019 to March 5, 2019, the Company sold an aggregate of 1,255,222 units (the “RC Units”) of the Company’s securities to RC Feeder II, LLC (“RC”) at a purchase price of $0.90 per unit for total proceeds of $1,129,700. Each RC Unit consists of one share of the Company’s common stock and a warrant (“RC Warrant”) exercisable to purchase one half of one share of common stock of the Company.

Each RC Warrant is exercisable at any time on or after 90 days from the issuance date until the four-year anniversary issuance date. Each RC Warrant is exercisable at a price of $1.25 per one half of one share of common stock (thereby requiring the exercise of two warrants to purchase one share of common stock).

Acquisition of Green Tree International, Inc.

On February 5, 2019, the Company and its wholly owned subsidiary, Merger Sub, entered into an Agreement and Plan of Merger (the “Amercanex Merger Agreement”) with Green Tree International, Inc., a corporation incorporated under the laws of the state of Colorado operating under the tradename “Amercanex International Exchange” (“Amercanex”). Pursuant to the Amercanex Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Amercanex, with Amercanex surviving the merger as a wholly-owned subsidiary of the Company.

Issuance of Common Stock

In February 2019, the Company issued 100,000 shares of the Company’s common stock registered under the 2017 Omnibus Stock Incentive Plan to an employee of the Company.

In March 2019, the Company issued 250,000 shares of the Company’s common stock registered under the 2017 Omnibus Stock Incentive Plan to select employees of the Company.

In March 2019, certain option holders exercised their rights under the BioTrackTHC Stock Plan and were issued 62,847 shares for total proceeds of approximately $20,000.

Purchase Agreements

On March 1, 2019, the Company entered into two securities purchase agreements in substantially the same form pursuant to which the Company agreed to sell secured convertible promissory notes (the “Convertible Notes”) and common stock purchase warrants (the “Warrants”) for an aggregate cash purchase price of $1,950,000 (collectively, the “Purchase Agreements”).

The Convertible Notes have an initial aggregate principal balance of $1,950,000 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The Convertible Notes mature on March 1, 2020. Upon certain events, the Convertible Notes will convert into shares of the Company’s common stock at a per share conversion price equal to the lesser of (a) $0.90 and (b) a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. The Convertible Notes have other features, such as adjustments to the conversion price under certain circumstances.

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. Subsequent Events (cont.)

The Warrants are exercisable for five years to purchase up to an aggregate of 696,430 shares of the Company’s common stock at a price of $1.40 per share. The Warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of the company’s common stock at a lower price, subject to certain exceptions.

In connection with the Purchase Agreement, on March 1, 2019, the Company entered into a Security Agreement (the “Security Agreement”) and a Pledge Agreement (the “Pledge Agreement”) pursuant to which all of its obligations to repay the Convertible Note is secured by all the assets of the Company, as further defined in the Security Agreement (the “Collateral”), and guaranteed by its subsidiaries (collectively, the “Guarantors”) pursuant to a subsidiary guaranty agreement (the “Subsidiary Guaranty Agreement”) executed by the Guarantors and acknowledged by the Company in favor of the investors. Pursuant to the Subsidiary Guaranty Agreement, the Guarantors jointly and severally, unconditionally and irrevocably, guarantee to the investors and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due, of all obligations under the Convertible Notes and the Security Agreement.

On March 11, 2019, the Company entered into three common stock purchase warrant agreements in substantially the same form pursuant to which the Company agreed to sell common stock purchase warrants for an aggregate cash purchase price of $90,000.

The Warrants are exercisable for three years to purchase up to an aggregate of 100,000 shares of the Company’s common stock at a price of $0.90 per share. The Warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of the company’s common stock at a lower price, subject to certain exceptions.

Conversion of Convertible Note to Common Stock

On March 7, 2019, the holder of a 10% fixed secured convertible promissory note issued by the Company elected their option to partially convert $75,882 in principal of the convertible note into 100,000 shares of the Company’s common stock.

Executive Employment Agreements

On March 19, 2019, the Company entered into an executive Employment Agreement (the “Venegas Employment Agreement”) with Zachary L. Venegas, its Chief Executive Officer and Executive Chairman of the Company’s board of directors (the “Board”).

The Venegas Employment Agreement provides that Mr. Venegas’s employment is “at-will.” Under the terms of the Venegas Employment Agreement, the Company must pay Mr. Venegas a salary at a rate of not less than $200,000 per year to continue as Chief Executive Officer and Executive Chairman of the Board. Mr. Venegas is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 500,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Venegas’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Venegas Employment Agreement and as determined by the Board.

The Venegas Employment Agreement provides that if Mr. Venegas resigns from the Company, he can choose to remain Executive Chairman of the Board, so long as he beneficially owns a minimum of 20% of the shares he held as of the date of the Venegas Employment Agreement. The Venegas Employment Agreement also provides that if Mr. Venegas’s employment is terminated by the Company without Cause (as defined in the Venegas Employment Agreement) or Mr. Venegas resigns for Good Reason (as defined in the Venegas Employment Agreement), provided that Mr. Venegas signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 18 months; (ii) he may sell to the Company at the trailing 10 day VWAP shares of Company stock sufficient to generate proceeds equal to the difference between $800,000

HELIX TCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. Subsequent Events (cont.)

and the cumulative amounts received by him from all previous sales he has made of Company stock, and (iii) all outstanding options to purchase common stock of the Company then held by Mr. Venegas, to the extent unvested, will vest ratably by month for 18 months and any unexercised options will expire 21 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Venegas Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Venegas’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

On March 19, 2019, the Company entered into an executive Employment Agreement (the “Ogur Employment Agreement”) with Scott M. Ogur, its Chief Financial Officer and a member of the Board.

The Ogur Employment Agreement provides that Mr. Ogur’s employment is “at-will.” Under the terms of the Ogur Employment Agreement, the Company must pay Mr. Ogur a salary at a rate of not less than $180,000 per year, effective as of January 1, 2019, to continue as Chief Financial Officer and a member of the Board. Mr. Ogur is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 300,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Ogur’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Ogur Employment Agreement and as determined by the Board.

The Ogur Employment Agreement provides that if Mr. Ogur resigns from the Company, he can choose to remain a member of the Board, so long as he beneficially owns a minimum of 70% of the shares he held as of the date of the Ogur Employment Agreement. The Ogur Employment Agreement also provides that if Mr. Ogur’s employment is terminated by the Company without Cause (as defined in the Ogur Employment Agreement) or Mr. Ogur resigns for Good Reason (as defined in the Ogur Employment Agreement), provided that Mr. Ogur signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 12 months; (ii) he may sell to the Company at the trailing 10 day VWAP shares of Company stock sufficient to generate proceeds equal to the difference between $800,000 and the cumulative amounts received by him from all previous sales he has made of Company stock, and (iii) all outstanding options to purchase common stock of the Company then held by Mr. Ogur, to the extent unvested, will vest ratably by month for 12 months and any unexercised options will expire 15 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Ogur Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Ogur’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

Helix TCS, Inc.

          Units
Each Unit Consisting of One Share of Common Stock and
One Warrant to Purchase One Share of Common Stock

__________________

Prospectus

            , 2019

__________________

Benchmark Company

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than placement agent commissions, paid or payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$1,473
FINRA filing fee	2,323
Printing and engraving expenses	35,000
Legal fees and expenses	200,000
Accounting fees and expenses	35,000
Blue sky fees and expenses	6,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous expenses	10,204
Total	$300,000

Item 14.     Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Our bylaws includes such provisions related to our authority to indemnify a director, officer, employee, fiduciary, or agent.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Under the DGCL, where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article V, Section 3 of our bylaws contains a mandatory indemnification provision, which requires us to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•        breach of a director’s duty of loyalty to the corporation or its stockholders;

•        act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends, stock purchase or redemption of shares; or

•        transaction from which the director derives an improper personal benefit.

Our amended certificate of incorporation does not include such a provision.

Pursuant to Article V, Section 4 of our bylaws, expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15.     Recent Sales of Unregistered Securities

During the period from January 1, 2019 to July 26, 2019, we issued 1,441,889 shares of common stock with proceeds received totaling $1,279,700. We also issued 733,300 shares of restricted common stock in connection with the Engeni US acquisition, 250,000 shares of restricted stock in connection with the Tan’s International acquisition and 223,129 shares of restricted common stock as an in-kind interest payment on outstanding secured convertible notes. We also issued 188,575 shares of common stock resulting from stock options exercised and 250,000 shares of common stock pursuant to the Company’s 2017 Omnibus Stock Incentive Plan.

During the year ended December 31, 2018, we issued 4,389,997 shares of restricted common stock, with proceeds received totaling $3,355,445. We also issued 38,551,685 shares of common stock as part of the BioTrackTHC & Engeni US acquisitions. We also issued 514,945 shares of common stock pursuant to the Company’s 2017 Omnibus Stock Incentive Plan. We also issued 226,822 shares of common stock resulting from stock options exercised. Additionally, we issued 205,974 shares of restricted common stock resulting from convertible note conversions.

During the year ended December 31, 2017, we issued 111,111 shares of restricted common stock to an investor per a subscription agreement, with proceeds received totaling $100,000. We also issued 13,784,201 shares of our Series B Preferred Stock to an investor pursuant to a Series B Purchase Agreement with net proceeds received totaling approximately $3,577,500. Additionally, we issued 126,880 shares of restricted common stock related to a cashless exercise on the conversion of previously issued warrants to purchase common stock.

During the year ended December 31, 2016, we issued securities in the following transactions:

•        In February 2016, we issued 100,000 shares of restricted common stock to a third-party consultant that assisted us in fundraising efforts. Subsequently, in March 2016, we issued 100,000 shares of restricted common stock to the same third-party consultant.

•        In March 2016, we issued 960,000 shares of restricted common stock to a member of our board of directors pursuant to a subscription agreement, for total proceeds of $150,000.

•        In March 2016, we issued 75,000 shares of restricted common stock in conjunction with the Revolutionary acquisition, which was accounted for as an asset acquisition.

•        In April 2016, we issued 714,286 shares of restricted common stock to an investor pursuant to a subscription agreement for total proceeds of $250,000.

•        In April 2016, we issued 287,714 shares of restricted common stock to an investor pursuant to a subscription agreement for total proceeds of $100,000.

•        In April 2016, we issued 2,320,000 shares of restricted common stock in conjunction with the Revolutionary acquisition, which was accounted for as an asset acquisition.

•        In October 2016, we issued a total of 178,200 shares of restricted common stock to a series of third-party consultants that assisted us in fundraising efforts.

•        In December 2016, we issued 107,000 shares of restricted common stock to an investor in conversion of a Note in the amount of $100,000. In addition, the investor was issued 50,000 shares of restricted common stock per a new subscription agreement at $1.00 per restricted common share for total proceeds of $50,000.

•        In December 2016, we issued 107,000 shares of restricted common stock to an investor in conversion of a Note in the amount of $100,000. In addition, the investor was issued 50,000 shares of restricted common stock per a new subscription agreement at $1.00 per restricted common share for total proceeds of $50,000.

•        In December 2016, we issued 106,000 shares of restricted common stock to an investor in conversion of a Note in the amount of $100,000. In addition, the investor was issued 25,000 shares of restricted common stock per a new subscription agreement at $1.00 per restricted common share for total proceeds of $25,000.

Except for the shares of our common stock that were issued upon the conversion of our convertible debt securities or the grants of shares of common stock under our 2012 Performance Incentive Plan, all of the securities were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933. The securities were offered and sold without any form of general solicitation of general advertising and the offerees made representations that they were accredited investors. There were no underwriters or placement agents employed in connection with any of the above transactions. Use of the exemption provided in Section 4(a)(2) for transactions not involving a public offering is based on the following facts:

•        Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

•        The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

•        The recipients had access to business and financial information concerning our company.

•        All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description	Filing	Filing Exhibit	Filing Date
1.1*	Form of Placement Agency Agreement.
2.1	Reorganization Agreement dated as of December 21, 2015 by and between Helix Opportunities, LLC and its members and Helix TCS, Inc.	10-12G	2.1	12/09/16
2.2	Agreement and Plan of Merger by and among Helix TCS, Inc., Helix Acquisition Sub, Inc., Bio-Tech Medical Software, Inc. and Terence J. Ferraro, as the Securityholder Representative, dated March 3, 2018.	8-K	2.1	06/05/18

Exhibit No.	Description	Filing	Filing Exhibit	Filing Date
3.1	Certificate of Incorporation of Jubilee4 Gold, Inc.	10-12G	3.i.1	12/09/16
3.1.2	Certificate of Amendment of Certificate of Incorporation of Helix TCS, Inc.	10-12G	3.i.2	12/09/16
3.1.3	Certificate of Amendment of Certificate of Incorporation of Helix TCS, Inc. — Certificate of Designation of Rights and Privileges of Class A Preferred Convertible Super Majority Voting Stock.	10-12G	3.i.3	12/09/16
3.1.4	Certificate of Designations, Preferences and Rights of Series B Preferred Stock, $0.001 Par Value Per Share.	8-K	3.1	05/19/17
3.1.5	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock, $0.001 Par Value Per Share.	8-K	3.1	08/30/17
3.1.6	Amended and Restated Certificate of Designations, Preferences and Rights of Class A Preferred Convertible Super Majority Voting Stock, $0.001 Par Value Per Share	8-K	3.1	09/21/17
3.1.7	Amendment No. 2 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock, $0.001 Par Value Per Share	8-K	3.1	12/20/17
3.2	Bylaws of Jubilee4 Gold, Inc.	10-12G	3.ii.1	12/09/16
4.1	Form of Registration Rights Agreement, dated March 1, 2019, by and between Helix TCS, Inc. and Diamond Rock, LLC.	10-K	4.4	04/01/19
4.2*	Form of Warrant.
4.3*	Form of Placement Agent Unit Purchase Option.
4.4*	Form of Placement Agent Warrant.
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1	Asset Purchase Agreement dated as of April 11, 2016 by Revolutionary Software, LLC and Helix TCS, Inc.	10-12G	10.1	12/09/16
10.2	Form of Subscription Agreement and Representations for 111,111 shares of common stock of Helix TCS, Inc. dated as of May 2017.	8-K	10.1	05/11/17
10.3	Form of Helix TCS, Inc. Series B Preferred Stock Purchase Agreement dated May 17, 2017 by and among Helix TCS, Inc., Helix Opportunities, LLC and RSF4, LLC.	10-Q	10.1	05/22/17
10.4	Form of Helix TCS, Inc. Second Series B Preferred Stock Purchase Agreement by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.2	08/02/17
10.5	Form of Helix TCS, Inc. Third Series B Preferred Stock Purchase Agreement dated as of August 25, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.2	08/30/17
10.6	Form of Helix TCS, Inc. Fourth Series B Preferred Stock Purchase Agreement dated as of September 15, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.2	09/21/17
10.7	Form of Helix TCS, Inc. Fifth Series B Preferred Stock Purchase Agreement dated as of October 11, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.3	10/11/17

Exhibit No.	Description	Filing	Filing Exhibit	Filing Date
10.8	Form of Helix TCS, Inc. Sixth Series B Preferred Stock Purchase Agreement dated as of October 31, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.4	11/02/17
10.9	Form Helix TCS, Inc. Seventh Series B Preferred Stock Purchase Agreement dated as of October 31, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.5	11/02/17
10.10	Form of Helix TCS, Inc. Eighth Series B Preferred Stock Purchase Agreement dated as of December 19, 2017 by and among Helix TCS, Inc. and RSF4, LLC.	8-K	10.7	12/20/17
10.11	Form of Helix TCS, Inc. Investor Rights Agreement dated May 17, 2017 by and among Helix TCS, Inc. and the investors listed, including Rose Capital.	10-Q	10.2	05/22/17
10.12	Form of Helix TCS, Inc. Right of First Refusal and Co-Sale Agreement dated May 17, 2017 by and among Helix TCS, Inc., those certain holders of Helix TCS, Inc. Series A Preferred and Common Stock listed and those person and entities listed.	10-Q	10.3	05/22/17
10.13	Form of Helix TCS, Inc. Voting Agreement dated May 17, 2017 by and among Helix TCS, Inc., those certain holders of Helix TCS, Inc. common stock and persons and entities listed therein.	10-Q	10.4	05/22/17
10.14	Form of Membership Interest Purchase Agreement by and between Helix TCS, Inc. and Security Grade Protective Services, Ltd. and Sellers dated June 2, 2017.	8-K	10.1	06/08/17
10.15#	Helix TCS, Inc. 2017 Omnibus Stock Incentive Plan.	8-K	10.6	11/16/17
10.16#	Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan.	8-K	10.32	06/05/18
10.17#	Pledge and Security Agreement dated February 1, 2018 by RSF5, LLC and Helix TCS, Inc. for the benefit of BTC Investment LLC.	10-Q	10.33	08/14/18
10.18#	Employment Agreement, dated March 19, 2019, by and between Helix TCS, Inc. and Zachary L. Venegas.	8-K	10.34	03/21/19
10.19#	Employment Agreement, dated March 19, 2019, by and between Helix TCS, Inc. and Scott M. Ogur.	8-K	10.35	03/21/19
10.20	Form Securities Purchase Agreement, dated March 1, 2019, by and between Helix TCS, Inc. and each purchaser identified therein.	10-K	10.36	04/01/19
10.21	Form Secured Convertible Promissory Note.	10-K	10.37(a)	04/01/19
10.22	Form Secured Convertible Promissory Note.	10-K	10.37(b)	04/01/19
10.23	Form of Common Stock Purchase Warrant of Helix TCS, Inc.	10-K	10.38(a)	04/01/19
10.24	Form of Common Stock Purchase Warrant of Helix TCS, Inc.	10-K	10.38(b)	04/01/19
10.25	Form of Security Agreement, dated March 1, 2019, by and between Helix TCS, Inc., the subsidiaries of Helix TCS, Inc. and DiamondRock LLC.	10-K	10.39	04/01/19

Exhibit No.	Description	Filing	Filing Exhibit	Filing Date
10.26	Form of Subsidiary Guarantee, dated March 1, 2019 by each of the signatories thereto.	10-K	10.40	04/01/19
10.27	Pledge Agreement, dated March 1, 2019, by Helix TCS, Inc., Helix TCS, LLC and Engeni, LLC for the benefit of Rose Capital Fund I, LP.	10-K	10.41	04/01/19
10.28	Agreement and Plan of Merger, dated February 5, 2019, by and among Helix TCS, Inc., Helix Acquisition Sub, Inc., Green Tree International, Inc. and the Securityholder Representative.	10-K	10.42	04/01/19
10.29	Form of Management Consulting Services Agreement by and between Helix TCS, Inc. and Rose Management Group LLC.	8-K	10.43	04/18/19
10.30*	Form of Securities Purchase Agreement
21.1	List of subsidiaries of the Registrant	S-1	21.1	05/31/19
23.1*	Consent of BF Borgers CPA PC
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)	S-1	24.1	05/31/19

____________

#        Denotes a management contract or compensatory plan or arrangement.

*        Filed herewith.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended (“Securities Act”) each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of August, 2019.

HELIX TCS, INC.

By:	/s/ Zachary Venegas
Zachary Venegas
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Zachary Venegas	Chief Executive Officer and Director	August 2, 2019
Zachary Venegas	(principal executive officer)
/s/ Scott Ogur	Chief Financial Officer and Director	August 2, 2019
Scott Ogur	(principal financial officer)
*	Director	August 2, 2019
Paul Hodges
*	Director	August 2, 2019
Terence J. Ferraro
*	Director	August 2, 2019
Satyavrat Joshi
*	Director	August 2, 2019
Andrew Schweibold
*	Director	August 2, 2019
Patrick Vo
*By:	/s/ Scott Ogur
Scott Ogur
Attorney-in-Fact